As filed with the Securities and Exchange Commission on August 2, 1996



                                                       Registration No. 333-4127

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 AMENDMENT NO. 3


                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         SAXON ASSET SECURITIES COMPANY
                                    (Seller)
             (Exact name of registrant as specified in its charter)


            Virginia                                           54-1810895
  (State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification number)


                                  4880 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 967-7400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Andrew Sirkis
                         Saxon Asset Securities Company
                                  4880 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 967-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:

Thomas F. Farrell, II, Esquire               Robert L. Burrus, Jr., Esquire
    Dominion Resources, Inc.             McGuire, Woods, Battle & Boothe, L.L.P.
  Riverfront Plaza, West Tower                      One James Center
901 East Byrd Street, 17th Floor                  901 East Cary Street
   Richmond, Virginia 23219                     Richmond, Virginia 23219
        (804) 775-5807                               (804) 775-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

     If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM          PROPOSED
   TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE       MAXIMUM AGGREGATE         AMOUNT OF
    BEING REGISTERED            REGISTERED          PER CERTIFICATE*       OFFERING PRICE*     REGISTRATION FEE**

 Asset Backed Certificates   $1,000,000,000              100%              $1,000,000,000         $344,827.58



  * Estimated solely for the purpose of calculating the registration fee. ** Previously paid.



        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED AUGUST 2, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 2, 1996)

                                  $220,000,000
                                 (Approximate)
                         Saxon Asset Securities Company
                                     Seller
             $45,000,000 % Class A-1 Fixed Rate Group Certificates
            $175,000,000 Class A-2 Variable Rate Group Certificates
                    Asset Backed Certificates, Series 1996-1

        The Asset Backed Certificates, Series 1996-1 (the "Certificates"), will consist of the Class A-1 Fixed Rate Group Certificates (the "Fixed Rate Certificates"), the Class A-2 Variable Rate Group Certificates (the "Variable Rate Certificates," and collectively with the Fixed Rate Certificates, the "Class A Certificates") and the Class R Certificates (the "Subordinate Certificates"). Only the Class A Certificates are offered hereby.

        As more fully described herein, interest distributions on the Class A Certificates will be based on the Certificate Principal Balance thereof and the applicable Pass-Through Rate thereof. The Pass-Through Rate for the Fixed Rate Certificates will be fixed at . % per annum. The Pass-Through Rate for the Variable Rate Certificates adjusts monthly as described herein and with respect to the first Distribution Date will be determined on August __, 1996.

        For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-10 herein and beginning on page [ ] in the Prospectus.

        The Certificates will represent undivided ownership interests in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to a Trust Agreement dated as of August 1, 1996 (the "Agreement"), among Saxon Asset Securities Company (the "Seller"), Texas Commerce Bank National Association, as Master Servicer (the "Master Servicer"), and [__________,] as trustee (the "Trustee"). The Mortgage Loans will be acquired by the Seller from Saxon Mortgage, Inc. ("Saxon Mortgage"), an affiliate of the Seller which originated or acquired the Mortgage Loans from various mortgage banking institutions. The Mortgage Loans are secured by first liens on single family residential properties, including investment properties (which may be condominiums, one family residences, two-to-four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc. (the "Servicer"), an affiliate of the Seller.

                                                 (Cover continued on next page)

      THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER,
       THE MASTER SERVICER, THE TRUSTEE, ANY ORIGINATORS OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE MORTGAGE LOANS ARE
               INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

        The Class A Certificates will be purchased by the Lehman Brothers Inc. and PaineWebber Incorporated (the "Underwriters") from the Seller and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Seller, including accrued interest, are expected to be approximately . % of the aggregate principal balance of the Class A Certificates before deducting expenses payable by the Seller estimated to be $ ,000. See "Underwriting" herein.

        The Class A Certificates are offered by the Underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and certain other conditions. It is expected that delivery of the Class A Certificates in book-entry form will be made on or about August 14, 1996, only through the facilities of The Depository Trust Company, CEDEL and Euroclear.

               Lehman Brothers                         PaineWebber Incorporated

August  , 1996

(Cover continued from previous page)

        The obligations of the Seller, the Master Servicer and the Trustee with respect to the Certificates will be limited to their respective contractual obligations under the Agreement. The assets of the Trust initially will include two pools (each, a "Mortgage Loan Group" or "Group") of first lien mortgage loans (the " Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed by the Seller to the Trust on the Closing Date. Distributions in respect of the Fixed Rate Certificates will generally be calculated with reference to a pool of fixed-rate Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates will generally be calculated with reference to a pool of variable-rate Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES-Crosscollateralization Provision" in this Prospectus Supplement.

        Distributions on the Subordinate Certificates are subordinate to distributions on the Class A Certificates to the extent described herein. The Agreement will designate each Mortgage Loan Group as a sub-trust to be held by the Trustee. Distributions of principal and interest payable to each Class of the Class A Certificates will be made on the 25th day of each month or if the 25th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning in August 26, 1996.

        On or before the issuance of the Certificates, the Seller will obtain from [ ] (the "Certificate Insurer") two certificate guaranty insurance policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates (the "Certificate Insurance Policies") in favor of the Trustee. Each Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the related Class of Class A Certificates.

        The last scheduled Distribution Date for the Class A-1 Certificates is [ ], 20[ ]; and the last scheduled Distribution Date for the Class A-2 Certificates is [ ] 25, 20[ ]. Such last scheduled Distribution Dates have been determined as described herein. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such last scheduled Distribution Dates. The yield to maturity on the Class A Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, which may vary significantly over time, repurchases, defaults and liquidations) on the Mortgage Loans. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

        An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

        There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

        All of the Mortgage Loans were originated or acquired in accordance with Saxon Mortgage's loan programs for non-conforming credits. See "Risk Factors -- Risk of Higher Delinquencies Associated With Underwriting Standards" herein for important information regarding the delinquent mortgages.

                            ------------------------

        UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------


        The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Seller pursuant to its Prospectus dated July 30, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                             AVAILABLE INFORMATION

        The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Retrieval system at the Commission's Web site (http://www.sec.gov.)

                         REPORTS TO CERTIFICATEHOLDERS

        The Trustee will mail monthly reports concerning the Class A Certificates to all Holders pursuant to the Agreement.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                        Page

SUMMARY..................................................................S- 1
RISK FACTORS.............................................................S-10
USE OF PROCEEDS..........................................................S-11
THE MORTGAGE LOAN POOL...................................................S-11
    General..............................................................S-11
    Acquisitions.........................................................S-12
    Fixed Rate Group.....................................................S-12
    Variable Rate Group..................................................S-13
    Interest Payments on the Mortgage Loans..............................S-13
    Servicing of the Mortgage Loans......................................S-18
    Servicing and Other Compensation and Payment of
        Expenses.........................................................S-18
    Advances.............................................................S-19
    The Master Servicer..................................................S-19
PREPAYMENT AND YIELD CONSIDERATIONS......................................S-19
    Prepayments and Yields for Class A Certificates......................S-20
    Payment Delay Feature of Fixed Rate Certificates.....................S-22
ADDITIONAL INFORMATION...................................................S-22
DESCRIPTION OF THE CLASS A CERTIFICATES..................................S-22
    General..............................................................S-22
    Distribution Dates...................................................S-23
    Distributions........................................................S-23
    Overcollateralization Provisions.....................................S-26
    Crosscollateralization Provisions....................................S-27
    Credit Enhancement Does Not Apply to Prepayment
        Risk.............................................................S-28
    Class A Distributions and Insured Payments to the
        Holders of the Class A Certificates..............................S-28
    Capitalized Interest Account.........................................S-29
    Calculation of LIBOR.................................................S-29
    Book Entry Registration of the Class A Certificates..................S-30
THE CERTIFICATE INSURANCE POLICIES AND THE
    CERTIFICATE INSURER..................................................S-33
THE AGREEMENT............................................................S-35
    Formation of the Trust...............................................S-35
    Sale of Mortgage Loans...............................................S-35
    The Master Servicer..................................................S-36
    Governing Law........................................................S-36
    Termination of the Trust.............................................S-36
    Optional Termination.................................................S-36
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................S-37
    REMIC Elections......................................................S-37
ERISA CONSIDERATIONS.....................................................S-38
RATINGS..................................................................S-39
LEGAL INVESTMENT CONSIDERATIONS..........................................S-40
UNDERWRITING.............................................................S-40
REPORT OF EXPERTS........................................................S-40
CERTAIN LEGAL MATTERS....................................................S-40
GLOBAL CLEARANCE, SETTLEMENT AND TAX
 DOCUMENTATION PROCEDURES.............................................Annex I
INDEX TO LOCATION OF PRINCIPAL DEFINED
 TERMS...................................................................A- 1
AUDITED FINANCIAL STATEMENTS FOR THE
CERTIFICATE INSURER......................................................B- 1
UNAUDITED FINANCIAL STATEMENTS FOR THE
CERTIFICATE INSURER......................................................C- 1

                                   Prospectus

                                      Page

                                [To be supplied]

                                    SUMMARY

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" herein and "Index of Principal Definitions" in the Prospectus for the definitions of certain capitalized terms.

Trust:                           Saxon Asset Securities Trust 1996-1 (the
                                 "Trust").

Certificates                     Offered: Class A-1 Fixed Rate Group
                                 Certificates (the "Fixed Rate Certificates") and Class A-2 Variable Rate Group Certificates
                                 (the "Variable Rate Certificates" and together with the Fixed Rate Certificates, the "Class A
                                 Certificates").

Seller: Saxon Asset Securities Company (the "Seller"), a Virginia corporation and wholly owned limited purpose financing subsidiary of Dominion Mortgage Services, Inc. The Seller's principal executive offices are located at 4880 Cox Road, Glen Allen, Virginia 23060, and its phone number is (804) 967- 7400.

Master Servicer:                 Texas Commerce Bank National Association, a
                                 national banking association (the "Master
                                 Servicer").

Trustee:                         __________, a _______________ (the "Trustee").
                                 The Trustee's principal corporate trust offices are located at _____________.

Saxon Mortgage:                  Saxon Mortgage, Inc. ("Saxon Mortgage"), a
                                 Virginia corporation and an affiliate of the Seller.

Originators:                     Saxon Mortgage and any entity from which Saxon
                                 Mortgage, on or prior to the Closing Date with respect to Mortgage Loans acquires Mortgage
                                 Loans is an "Originator" of the related
                                 Mortgage Loans for purposes of this Prospectus
                                 Supplement.

Servicer:                        Meritech Mortgage Services, Inc. (the
                                 "Servicer"), an affiliate of the Seller.

Cut-Off Date:                    Close of Business on June 30, 1996.

Closing Date:                    On or about August 14, 1996.

The Certificates:                The Asset Backed Certificates (the
                                 "Certificates") will consist of the Class A
                                 Certificates and the Class R Certificates (the
                                 "Subordinate Certificates"). The Certificates will be issued pursuant to a trust agreement
                                 (the "Agreement") to be dated August 1, 1996, among the Seller, the Master Servicer and the Trustee. Only the Class A Certificates are offered hereby.

                                 The assets of the Trust will include two pools (each, a "Mortgage Loan Group" or "Group") of first lien mortgage loans (the "Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed to the Trust on the Closing Date. Distribution in respect of the Fixed Rate

                                 Certificates will generally be calculated with reference to a pool of fixed-rate Mortgage Loans (the "Fixed Rate Group"). Distribution in respect of the Variable Rate Certificates generally will be calculated with reference to a pool of variable-rate Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES - Crosscollateralization" herein.

                                 The Last Scheduled Distribution Date for the
                                 Fixed Rate Certificates is [ ] 25, 20[ ]; and the Last Scheduled Distribution Date for the Variable Rate Certificates is [ ] 25, 20[ ]. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such scheduled Distribution Dates. See "Prepayment and Yield Considerations" herein.

                                 The Certificate Insurer does not directly or indirectly guarantee any specified rate of prepayments. See "Risk Factors" herein and in the Prospectus.

Denominations:                   The Class A Certificates are issuable in book
                                 entry form in minimum denominations of original principal amounts of $1,000 and integral multiples thereof.

The Mortgage Loans:              Unless otherwise noted, all statistical
                                 percentages in this Prospectus Supplement are approximate and are measured by the aggregate
                                 Scheduled Principal Balance of the Mortgage
                                 Loans (the "Original Aggregate Scheduled
                                 Principal Balance") or of the Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Cut-Off Date. See "Additional
                                 Information" herein.

                                 The Mortgage Loans to be conveyed by the Seller to the Trust on the Closing Date (the "Mortgage Loans") consist of [ ] fixed-rate and variable-rate Mortgage Loans on single-family residential properties, including investment properties (which may be condominiums, one family residence, two-to-four family residences or homes in planned unit developments.) The Mortgage Loans in the Trust are all mortgage loans in that the mortgagee is not required to make future advances thereunder.[ All the Mortgage Loans are actuarial loans, as discussed herein under "The Mortgage Loan Pool -- Interest Payments on the Mortgage Loans."]

                                 As of the Cut-Off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $[ ]; the Mortgage Loans in the Fixed Rate Group had an aggregate Scheduled Principal Balance of [ ] and the Mortgage Loans in the Variable Rate Group had an aggregate Scheduled Principal Balance of $[ ]. The Fixed Rate Certificates will be issued in respect of the Fixed Rate Group, and the Variable Rate Certificates will be issued in respect of the Variable Rate Group.

                                 All the Mortgage Loans were originated or acquired by Saxon Mortgage in accordance with its mortgage loan program as described in the Prospectus. As a general matter, Saxon Mortgage's mortgage loan program consists of the origination and packaging of Mortgage Loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage Loans originated under Saxon Mortgage's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. None of the Mortgage Loans by aggregate Scheduled Principal Balance were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. See "Risk Factors -- Risk of Higher Delinquencies Associated with Underwriting Standards" herein.

                                 Fixed Rate Group. The average principal balance of the Mortgage Loans in the Fixed Rate Group was $110,939.41, with a range from $[ ] to [ ]; the Mortgage Interest Rate of the Mortgage Loans in the Fixed Rate Group ranged from [ ]% to [ ]% per annum, with a weighted average Mortgage Interest Rate of 9.81% per annum. The weighted average LTV was 73.00%. The weighted average remaining term to stated maturity was
                                 340.20 months, with a range from [ ] months to [ ] months.

                                 As a percentage of the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date, 90.96% were secured by mortgages on one-family detached dwellings, 0.30% by mortgages on two-to-four family dwellings, and 2.06% by mortgages on planned unit developments. See "The Mortgage Loan Pool -- Fixed Rate Group" herein.

                                 Variable Rate Group. All the Mortgage Loans in the Variable Rate Group bear interest rates that adjust periodically as follows: 67.67% of such Mortgage Loans ("Six Month LIBOR Loans") adjust semiannually based on the London interbank offered rate for six-month United States Dollar deposits in the London Market based on quotations of major banks as published in The Wall Street Journal; 22.99% of such Mortgage Loans ("One Year CMT Loans") adjust annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board and 9.33% of such Mortgage Loans ("3/27 Loans") bear interest initially at a rate fixed at origination for three years and thereafter adjust semiannually based on LIBOR. All the Mortgage Loans in the Variable Rate Group also are subject to periodic interest rate adjustment caps, lifetime interest rate ceilings and lifetime interest rate floors. See "The Mortgage Loan Pool -- Variable Rate Group" herein.

                                 The weighted average remaining term to stated maturity was 358.56 months, with a range from [ ] months to [ ] months. The weighted average LTV of the Mortgage Loans in the Variable Rate Group as of the Cut-Off Date was 73.54%. The average principal balance of the Mortgage Loans in the Variable Rate Group was $204,341.39, with a range from $[ ] to $[ ]. All the Mortgage Loans in the Variable Rate Group have initial and maximum Mortgage Interest Rates. The weighted average Mortgage Interest Rate of the Mortgage Loans in the Variable Rate Group was 8.01% per annum, with Mortgage Interest Rates that ranged from [ ]% to [ ]% per annum. The weighted average maximum Mortgage Interest Rate of the Mortgage Loans in the Variable Rate Group was 14.28% per annum, with maximum Mortgage Interest Rate that ranged from [ ]% to [ ]% per annum. The gross margin range for the Six Month LIBOR Loans in the Variable Rate Group was [ ]% to [ ]%. The gross margin range for the One Year CMT Loans in the Variable Rate Group was [ ]% to [ ]%. The gross margin range for the 3/27 Loans in the Variable Rate Group will be [ ]% to [ ]% after the interest rates on the 3/27 Loans are subject to adjustment. As of the Cut-Off Date, substantially all the initial Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., The Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index).

                                 As a percentage of the aggregate principal balance of the Mortgage Loans in the Variable Rate Group as of the Cut-Off Date, 90.96% were secured by mortgages on one-family detached dwellings, 0.30% by mortgages on two-to-four family dwellings, and 2.06% by mortgages on planned unit developments. See "The Mortgage Loan Pool -- Variable Rate Group" herein.

                                 General. The Mortgage Loans are not insured by pool mortgage insurance policies; however, certain distributions due to the Holders of the Class A Certificates are insured by two Certificate Insurance Policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates. Each Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the related Class A Certificates. See "Credit Enhancement" in this Summary and "The Certificate Insurance Policies and the Certificate Insurer" in this Prospectus Supplement. The Mortgage Loans are not guaranteed by the Seller, any Originator or any of their respective affiliates. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Servicing Agreement and with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "THE MORTGAGE LOAN POOL-Servicing of the Mortgage Loans" herein.

Fixed Rate Original Certificate
Principal Balance:               $[     ].

Variable Rate Original Certificate
Principal Balance:               $[    ].

Fixed Rate Pass-Through Rate:    [     ]% per annum.

Variable Rate Pass-Through Rate: On each Distribution Date, the Variable Rate
                                 Pass-Through Rate will be equal to the lesser of (i) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") (calculated as described under "Description of the Class A Certificates -- Calculation of LIBOR" herein) as of the second to last business day prior to the immediately preceding Distribution Date plus 0.[ ]% per annum and (ii) the "Available Funds Cap", which the Agreement defines to be the weighted average of the Mortgage Interest Rate on Mortgage Loans in the Variable Rate Group, less the sum of (a) the Administrative Fee Rate (as defined herein), and (b) beginning on the [ ] Distribution Date following the Closing Date, the premiums due to the Certificate Insurer with respect to the Certificate Insurance Policy relating to the Variable Rate Certificates. The Variable Rate Pass-Through Rate is subject to increase under the circumstances described under "-Optional Termination" herein.

Distributions, Generally:        Distributions on the Certificates will be made
                                 on the 25th day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Distribution
                                 Date") commencing in August 26, 1996, to the holders of record as of the last business day of the month immediately preceding the calendar month in which such Distribution Date occurs
                                 (each a "Record Date").

Distributions of Interest:       On each Distribution Date, the Class A
                                 Certificates will be entitled to interest accrued during the one-month period preceding the month of such distribution date (each, an "Accrual Period") at the related Pass-Through
                                 Rate on the Certificate Balance thereof
                                 immediately prior to said Distribution Date
                                 (the "Class A Current Interest").

                                 All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Distributions of Principal:      Until certain overcollateralization levels have
                                 been reached, the Holders of each Class of Class A Certificates are entitled to receive certain monthly distributions of principal in respect of the Mortgage Loans in the related
                                 Group on each Distribution Date which generally reflect collections of principal during the prior calendar month. In addition, and as described more fully herein, the Class A
                                 Certificates are entitled to distributions of excess cash flow, in reduction of their Certificate Balances, until the overcollateralization targets have been reached. See "Description of the Class A
                                 Certificates -- Overcollateralization
                                 Provisions".

Credit Enhancement:              The Credit Enhancement provided for the benefit
                                 of the Holders of the Class A Certificates consists of (x) the overcollateralization and cross- collateralization mechanics which utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policies.

                                 Overcollateralization. The credit enhancement provisions of the Trust are expected to result in a limited acceleration of each Class of Class A Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of the principal of Class A Certificates. This acceleration feature creates, with respect to each Mortgage Loan Group, overcollateralization which results from the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group over the aggregate related Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                 The Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                                 Crosscollateralization. In addition to the foregoing, the Agreement provides that such excess interest, together with certain other excess amounts, generated by one Mortgage Loan Group may be used to fund shortfalls in Available Funds in the other Mortgage Loan Group or to accelerate the amortization of the Class of Class A Certificates related to the other Mortgage Loan Group, subject to certain prior requirements of such Mortgage Loan Group.

                                 See "Description of the Class A Certificates -- Overcollateralization Provisions" and "-- Crosscollateralization Provisions" herein.

                                 The Certificate Insurance Policies. The Seller will obtain the Certificate Insurance Policies, which are noncancelable, in favor of the Trustee on behalf of the Holders of each Class of the Class A Certificates. On each Distribution Date, the Certificate Insurer will be required to make available to the Trustee the amount by which the related Class A Current Interest and any Subordination Deficit for the related Mortgage Loan Group exceeds the Total Available Funds (after deducting the amount necessary to pay the related premium amount to the Certificate Insurer) for such Mortgage Loan Group as of such Distribution Date. The Certificate Insurance Policies do not guarantee to Holders of the related Class A Certificates any specified rate of Prepayments. See "Credit Enhancement" in this Summary and "The Certificate Insurance Policies and the Certificate Insurer" herein and "Description of Credit Enhancement" in the Prospectus.

Capitalized Interest Account:    On the Closing Date, cash will be deposited in
                                 a trust account (the "Capitalized Interest
                                 Account") in the name of, and maintained by, the Trustee on behalf of the Trust. The
                                 Capitalized Interest Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Certificate Insurer:             [                ] (the "Certificate Insurer")

Advances and Month-End
Interest:                        The Servicer will be obligated to make advances
                                 ("Advances") with respect to delinquent
                                 payments of interest (at the related Mortgage
                                 Interest Rate less the Servicing Fee, as defined below) and scheduled principal due on each Mortgage Loan to the extent that the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments with respect to such Mortgage Loan.

                                 In addition, the Master Servicer will also be required to deposit in the Master Servicer Custodial Account on or before each Remittance Date, an amount equal to Month End Interest with respect to the preceding month but only to the extent of the Master Servicer Compensation payable with respect to the following Distribution Date. "Month End Interest" means, with respect to any Mortgage Loan liquidated or prepaid in full during a Prepayment Period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and interest actually received by the Master Servicer with respect to such Mortgage Loan, in each case net of the Administrative Fee. See "Servicing of Mortgage Loans -- Advances" in the Prospectus.

Book-Entry Registration of the
Class A Certificates:            The Class A Certificates will initially be
                                 issued in book-entry form. Persons acquiring beneficial ownership interests in such Class A
                                 Certificates ("Beneficial Holders") may elect to hold their interests through The Depository
                                 Trust Company ("DTC"), in the United States, or
                                 Centrale de Livraison de Valeurs Mobilieres,
                                 S.A. ("CEDEL") or the Euroclear System
                                 ("Euroclear"), in Europe.  Transfers within
                                 DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                 So long as the Class A Certificates are
                                 Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries (as defined below). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or Chase
                                 Manhattan Bank N.A. ("Chase", and together with
                                 Citibank, the "European Depositaries"), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be registered in the name of Cede.
                                 The interests of the Holders of such
                                 Certificates will be represented by
                                 book-entries on the records of DTC and
                                 participating members thereof.  No Beneficial
                                 Holder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                                 Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                                 Supplement to any Class A Certificates reflect the rights of Beneficial Holders only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See
                                 "Description of the Class A
                                 Certificates--Book-Entry Registration of the
                                 Class A Certificates" herein and Annex I hereto.

Servicing Fee:                   With respect to each Distribution Date and each
                                 Mortgage Loan, the Servicer will retain an amount equal to one-twelfth of [ ]% (the "Fixed
                                 Rate Group Servicing Fee") multiplied by the
                                 Scheduled Principal Balance of each Mortgage
                                 Loan in the Fixed Rate Group as of the first day of the preceding Due Period and an amount equal to one-twelfth [ ]% (the "Variable Rate
                                 Group Servicing Fee") multiplied by the
                                 Scheduled Principal Balance of each Mortgage
                                 Loan in the Variable Rate Group as of the first day of the preceding Due Period. The Fixed Rate
                                 Group Servicing Fee and the Variable Rate Group
                                 Servicing Fee are collectively referred to as the "Servicing Fee."

Master Servicing Fee:            With respect to each Distribution Date and each
                                 Mortgage Loan, the Master Servicer will retain
                                 an amount equal to one-twelfth of [   ]% (the
                                 "Fixed Rate Group Master Servicing Fee")
                                 multiplied by the Scheduled Principal Balance
                                 of each Mortgage Loan in the Fixed Rate Group
                                 as of the first day of the preceding Due Period
                                 and an amount equal to one-twelfth [   ]% (the
                                 "Variable Rate Group Master Servicing Fee") multiplied by the Scheduled Principal Balance of each Mortgage Loan in the Variable Rate
                                 Group as of the first day of the preceding Due
                                 Period.  The Fixed Rate Group Master Servicing
                                 Fee and the Variable Rate Group Master
                                 Servicing Fee are collectively referred to as the "Master Servicing Fee."

Optional Termination:            The [Seller] [Servicer], acting directly or
                                 through a permitted designee, will have the right to purchase from the Trust all of the Mortgage Loans then held by the Trust, at a price at least equal to par plus accrued interest, on any Remittance Date after the Due
                                 Period during which the aggregate Scheduled
                                 Principal Balance of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount. If the [Seller]
                                 [Servicer] does not exercise its option to so purchase the Mortgage Loans on the first
                                 Remittance Date on which it is permitted to do so, the Variable Rate Pass-Through Rate will be increased to the per annum rate equal to on-month LIBOR on the applicable Determination
                                 Date, plus __%, subject to a cap of __% per annum, accrued during the applicable Accrual
                                 Period on the outstanding Certificate Balance of the Variable Rate Certificates immediately prior to the related Distribution Date. [Under certain circumstances the Certificate Insurer may also exercise such purchase rights if the [Seller] [Servicer] does not do so. See "The
                                 Agreement-- Optional Termination" herein.]

Ratings: It is a condition of the original issuance of the Class A Certificates that the Class A Certificates receive ratings of AAA by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies Inc. ("Standard & Poor's"), and Aaa by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein and "Maturity Prepayment and Yield Considerations" in the Prospectus.

Federal Income Tax Aspects:      For Federal income tax purposes an election
                                 will be made to treat the Trust [(exclusive of the Capitalized Interest Account)] as a "real estate mortgage investment conduit" (the
                                 "REMIC"). Each Class of Class A Certificates will be designated as "regular interests" in the REMIC and will be treated as debt instruments of the Trust for federal income tax purposes. The REMIC will issue the Class R
                                 Certificates, which will be designated as the sole class of "residual interests" in the REMIC. See "Certain Federal Income Tax
                                 Consequences" herein and in the Prospectus.

ERISA Considerations:            Subject to the limitations described under
                                 "ERISA Considerations" herein, the Class A
                                 Certificates may be purchased by employee benefit plans that are subject to the Employee
                                 Retirement Income Security Act of 1974, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations:                  The Class A Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A
                                 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.
                                 In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                  RISK FACTORS

        Prospective investors in the Class A Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

        Risk of Mortgage Loan Yield Reducing Variable Rate Pass-Through Rate. Subject to the Available Funds Cap, the Variable Rate Pass-Through Rate is based upon the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in the Variable Rate Group, as described under "The Mortgage Pool -- Variable Rate Group" herein (either as a result of the use of a different index rate determination date, rate adjustment date or rate cap or floor). The Variable Rate Group contains Mortgage Loans that adjust semi-annually based upon a six-month LIBOR index or annually based on a One Year CMT Index or semiannually based upon a six-month LIBOR index but only beginning three years after origination whereas the Pass-Through Rate on the Variable Rate Certificates adjusts monthly based upon a one-month LIBOR index, subject to the Available Funds Cap. Consequently, the Variable Rate Pass-Through Rate for any Distribution Date may not equal the rate determined at LIBOR plus the applicable margin on the Variable Rate Certificates during the related Accrual Period. In particular, the Variable Rate Pass-Through Rate adjusts monthly, while the interest rates of the Mortgage Loans in the Variable Rate Group adjust less frequently, with the result that the Available Funds Cap may be lower than the otherwise applicable Variable Rate Pass-Through Rate for extended periods in a rising interest rate environment. In addition, one-month LIBOR and one or both of the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which one or both of the indices applicable to the Mortgage Loans are stable or is falling or that, even if both one-month LIBOR and such indices rise during the same period, one-month LIBOR may rise much more rapidly than such indices. See "Variable Rate Pass-Through Rate" in the Summary herein.

        Risk of Higher Delinquencies Associated with Underwriting Standards. All the Mortgage Loans were originated or acquired by the Saxon Mortgage in accordance with the Saxon Mortgage's mortgage loan program described in the Prospectus. As a general matter, the Saxon Mortgage's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by FNMA due to credit characteristics that do not meet FNMA guidelines. Mortgage Loans originated under the Saxon Mortgage's mortgage loan program may experience rates of delinquency, foreclosure and bankruptcy that are higher than mortgage loans originated under FNMA guidelines. None of the Mortgage Loans were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. Nevertheless, 21.34% and 24.57% (by aggregate Scheduled Principal Balances as of the Cut-Off Date) of the Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before [ ], 1996. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

        [Risk of Higher Default Rates Associated with California Real Property. Because 36.5% of Variable Rate Group and 18.61% of Fixed Rate Group of the Mortgaged Premises relating to the Mortgage Loans are located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Premises securing such Mortgage Loans, causing the Scheduled Principal Balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Premises.

        The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans -- Standard Hazard Insurance Policies" in the Prospectus. Accordingly, should any such event cause losses in respect of the Mortgage Loans, if the protection afforded by the overcollateralization and crosscollateralization of the Certificates is insufficient and upon the occurrence of a Subordination Deficit the Certificate Insurer is unable to meet its obligations under the related Certificate Insurance Policy, then the Holders of the Class A Certificates could experience a loss on their investment.]

        With respect to the Fixed Rate Group, no more than 3 Mortgage Loans are in the same zip code, and with respect to the Variable Rate Group, no more than 5 Mortgage Loans are in the same zip code.

        [Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller and the other Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Seller or the Originator will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

        Risk of Saxon Mortgage Insolvency. Saxon Mortgage believes that the transfer of the Mortgage Loans by Saxon Mortgage to the Seller and by the Seller to the Trust constitute sales by Saxon Mortgage to the Seller and by the Seller to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of Saxon Mortgage or the Seller in the event of the insolvency of Saxon Mortgage and will not be available to the creditors of Saxon Mortgage. Nevertheless, in the event of an insolvency, it is possible that a bankruptcy trustee or a creditor of Saxon Mortgage may argue that the transaction between Saxon Mortgage and the Seller was a pledge of such Mortgage Loans in connection with a borrowing by Saxon Mortgage rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

        On the Closing Date, the Trustee, the Seller, the Rating Agencies and the Certificate Insurer will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Mortgage Loans from Saxon Mortgage to the Seller, in form and substance satisfactory to the Certificate Insurer and the Rating Agencies.

                                USE OF PROCEEDS

        The Seller will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Class A Certificates [less the amount deposited in the Capitalized Interest Account] will (together with the Subordinate Certificates retained by the Seller or its affiliates) represent the purchase price to be paid by the Trust to the Seller for the Mortgage Loans.

                             THE MORTGAGE LOAN POOL

General

        Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement, together with all dollar amount references herein to aggregate Scheduled Principal Balances, have been calculated using the aggregate Original Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-Off Date.

        Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, based on the outstanding principal balances of the Mortgage Loans in the Fixed Rate Group or the Mortgage Loans in the Variable Rate Group, in each case as of the Cut-Off Date. The Mortgage Loan Pool will initially consist of 1,002 loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Premises, 47.94% of which by aggregate Scheduled Principal Balance are located in the State of California. The Mortgaged Premises securing the Mortgage Loans consist of single-family residences (which may be detached, attached, part of a two- to- four family dwelling, a condominium unit, townhouse, manufactured housing, or a unit in a planned unit development). The Mortgaged Premises may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Mortgage Loans are secured by first lien mortgages on the Mortgaged Premises.

        The Mortgage Loans were required to satisfy the following criteria as of the Cut-Off Date: had remaining terms to stated maturity of no greater than 360 months; no more than 0% were 30 or more days delinquent; had a Mortgage Interest Rate as of the Cut-Off Date of at least 7.00% with respect to the Fixed Rate Group and at least 5.50% with respect to the Variable Rate Group; and had a LTV not in excess of 95% with respect to the Fixed Rate Group and had a LTV not in excess of 95% with respect to the Variable Rate Group.

        Each Mortgage Loan in the Trust will be assigned to one of the two Mortgage Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear variable interest rates only, in the case of the Variable Rate Group. 1.48% of the Mortgage Loans originated in both the Fixed Rate Group and the Variable Rate Group were originated less than six months prior to the Cut-Off Date. The Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Variable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Variable Rate Group.

        The Mortgage Loan Pool includes newly-originated fixed and variable rate loans which were originated directly by Saxon Mortgage or one or more unrelated third party Originators.

        67.67% (by current Scheduled Principal Balance) of the Mortgage Loans in the Variable Rate Group ("LIBOR Loans") adjust based on the London interbank offered rate for six-month United States Dollar deposits in the London Market based on quotations of major banks published in The Wall Street Journal ("LIBOR") and have a periodic annual rate adjustment cap of [ ]% and a lifetime cap of [ ]% or [ ]% above the startup rate. 22.99% of the Mortgage Loans (by current Scheduled Principal Balance) in the Variable Rate Group adjust based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board and have a periodic annual rate adjustment cap of [ ]% and a lifetime cap of [ ]% or [ ]% above the start up rate. 9.33% of the Mortgage Loans (by Current Scheduled Principal Balance) in the Variable Rate Group ("3/27 Loans") and after the interest rates on the 3/27 Loans are subject to adjustment, have a periodic annual rate adjustment cap of [ ]% and a lifetime cap of [ ]% or [ ]% above the start up rate.

Acquisitions

        Fixed Rate Group. All the Mortgage Loans in the Fixed Rate Group were originated by Saxon Mortgage and were underwritten pursuant to its Guidelines or acquired by the Seller from an Originator. Mortgage Loans representing an aggregate Scheduled Principal Balance of $[ ] or [ ]% of the Fixed Rate Group by aggregate Scheduled Principal Balance were acquired from an Originator other than the Seller.

        Variable Rate Group. All the Mortgage Loans in the Variable Rate Group were originated by Saxon Mortgage and were underwritten pursuant to its Guidelines or acquired by the Seller from an Originator. Mortgage Loans representing an aggregate Scheduled Principal Balance of $[ ] or [__]% of the Variable Rate Group by aggregate Scheduled Principal Balance were acquired from an Originator other than the Seller.

Fixed Rate Group

        All the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective stated maturity dates. No Mortgage Loan in the Fixed Rate Group had a stated maturity date later than September, 2026. As of the Cut-Off Date, the aggregate Scheduled Principal Balance of all Mortgage Loans in the Fixed Rate Group was 20.08% of the aggregate Scheduled Principal Balance of such Mortgage Loans at the times of their origination.

Variable Rate Group

        All the Mortgage Loans in the Variable Rate Group require monthly payments of principal that will fully amortize such Mortgage Loans by their respective stated maturity dates. No Mortgage Loan in the Variable Rate Group had a stated maturity date later than September 1, 2026. As of the Cut-Off Date, the aggregate Scheduled Principal Balance of the Mortgage Loans in the Variable Rate Group was 79.92% of the aggregate Scheduled Principal Balance of such Mortgage Loans at the times of their origination. The Mortgage Loans in the Variable Rate Group are: (a) Six Month LIBOR Loans; (b) One Year CMT Loans and
(c) 3/27 Loans and have periodic interest rate and periodic payment adjustment frequencies. The gross margin range for the Six Month LIBOR Loans is 2.75% to 8.25%. The gross margin range for the One Year CMT Loans is 2.85% to 7.75%. The gross margin range for the 3/27 Loans after they convert to variable rate is 3.13% to 7.00%. As of the Cut-Off Date, substantially all the Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin index).

Interest Payments on the Mortgage Loans

        Each Mortgage Loan provides for monthly payments by the obligor on the related Note (the "Mortgagor") according to the actuarial method ("Actuarial Loans"). Actuarial loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the actuarial loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

1) Current Scheduled Principal Balance

                                                         Percent
                      Percent     Percent     Percent      of
                        of       Scheduled   of Fixed   Scheduled
                     Variable    Principal     Rate     Principal
 Current Scheduled  Rate Group    Balance      Group     Balance
 Principal Balance     (%)          (%)         (%)        (%)
- -------------------------------------------------------------------
 $50,000 and below     5.0          1.0        18.3        6.8

  50,001  -100,000    25.5          9.8        42.9       29.2
 100,001  -150,000    19.1         11.7        20.5       22.4
 150,001  -200,000    11.1          9.5         8.8       14.0
 200,001  -250,000    10.5         11.5         3.2        6.5
 250,001  -300,000     8.6         11.3         2.2        5.6
 300,001  -350,000     4.5          7.1         0.3        0.9
 350,001  -400,000     4.1          7.5         1.6        5.3
 400,001  -450,000     3.1          6.3         0.9        3.6
 450,001  -500,000     2.0          4.7         0.9        4.0
 500,001  -550,000     1.3          3.4          --         --
 550,001  -600,000     2.2          6.2         0.3        1.7
 600,001  -650,000     1.3          4.1          --         --
 650,001  -700,000     0.9          2.9          --         --
 700,001  -750,000     0.3          1.0          --         --
 750,001  -800,000     0.3          1.1          --         --
 950,001  -1,000,000   0.1          0.7          --         --
                       ---          ---         ---       ----

 Totals:               100          100         100        100
                       ===          ===         ===        ===


The average Scheduled Principal Balance of the Variable Rate Group is $204,391.39. The average Scheduled Principal Balance of the Fixed Rate Group is $110,939.41. The maximum Scheduled Principal Balance of the Mortgage Loans is approximately $962,248.77. The minimum Scheduled Principal Balance of the Mortgage Loans is approximately $30,000.00.

2) Current Mortgage Interest Rates

                    Percent      Percent of   Percent of
                      of         Scheduled    Fixed Pool   Percent of
                    Variable     Principal     Mortgage    Fixed Rate
Current Mortgage   Rate Group     Balance       Loans        Group
Interest Rates(%)     (%)           (%)          (%)          (%)
- --------------------------------------------------------------------
 5.500  -5.999        0.4          0.6           --           --
 6.000  -6.499        2.8          3.4           --           --
 6.500  -6.999       13.0         20.0           --           --
 7.000  -7.499       10.5         16.3          0.3          0.3
 7.500  -7.999       13.4         13.6          0.9          1.7
 8.000  -7.499       12.3         12.0          1.9          2.6
 8.500  -8.999       13.4         11.4          6.6            6
 9.000  -9.499        9.1          7.3         14.8         16.4
 9.500  -9.999        9.8          6.7         38.2         41.4
10.000  -10.499       4.2          2.9         16.7         16.9
10.500  -10.999       4.8          2.6          5.7          5.2
11.000  -11.499       3.2          1.7          5.4          3.1
11.500  -11.999       1.8          0.8          7.3          5.2
12.000  -12.499       0.9          0.4          0.9          0.4
12.500  -12.999       0.3          0.2          0.9          0.7
13.000  -13.499                                 0.3          0.2
13.500  -13.999       0.1          0.0           --           --
                     ----         ----        -----          ---

Totals:               100          100          100          100
                      ===          ===          ===          ===

The weighted average current Mortgage Interest Rate of the Mortgage Loans is approximately 8.41% per annum. The weighted average current Mortgage Interest Rate of the Variable Rate Group is approximately 8.04% per annum, and the weighted average Mortgage Interest Rate of the Fixed Rate Group is approximately 9.81% per annum.

3) Maximum Lifetime Mortgage Interest Rates of the Variable

                                                       Percentage of
Maximum Lifetime              Percent of Variable    Scheduled Principal
Mortgage Interest Rates(%)       Rate Group               Balance
- --------------------------------------------------------------------
11.000 -11.499                      0.3                     0.5
11.500 -11.999                      1.0                     1.2
12.000 -12.499                      2.8                     3.4
12.500 -12.999                     12.7                    19.7
13.000 -13.499                      9.6                    16.0
13.500 -13.999                      9.5                    11.0
14.000 -14.499                      8.2                     8.4
14.500 -14.999                     11.1                     9.0
15.000 -15.499                      6.7                     6.0
15.500 -15.999                      9.3                     7.0
16.000 -16.499                      8.2                     5.9
16.500 -16.999                      7.7                     5.5
17.000 -17.499                      2.9                     1.5
17.500 -17.999                      4.1                     1.9
18.000 -18.499                      3.1                     1.5
18.500 -18.999                      1.6                     0.7
19.000 -19.499                      0.7                     0.4
19.500 -19.999                      0.4                     0.2

       Totals:                      100                     100
                                    ===                     ===


The weighted average maximum lifetime Mortgage Interest Rate of the Variable Rate Group is approximately 14.28% per annum.

4) Minimum Lifetime Mortgage Interest Rates of the Variable Rate Group

Minimum Lifetime               Percent of Variable     Percentage of Scheduled
Mortgage Interest Rates (%)     Rate Group (%)            Principal Balance
- -------------------------------------------------------------------------------
 2.500 -  2.999                     0.9                          0.8
 3.000 -  3.499                     3.5                          5.4
 3.500 -  3.999                     1.5                          2.4
 4.000 -  4.499                     2.5                          3.1
 4.500 -  4.999                     9.8                         14.9
 5.000 -  5.499                     7.9                         13.0
 5.500 -  5.999                     7.7                          9.3
 6.000 -  6.499                     6.3                          6.7
 6.500 -  6.999                     6.7                          6.2
 7.000 -  7.499                     4.1                          4.2
 7.500 -  7.999                     7.0                          5.0
 8.000 -  8.499                     6.0                          4.8
 8.500 -  8.999                     8.9                          6.9
 9.000 -  9.499                     6.9                          5.0
 9.500 -  9.999                     6.9                          4.8
10.000 - 10.499                     3.1                          2.0
10.500 - 10.999                     4.4                          2.4
11.000 - 11.499                     3.2                          4.6
11.500 - 11.999                     1.8                          0.8
12.000 - 12.499                     0.6                          0.3
12.500 - 12.999                     0.4                          0.2
13.500 - 13.999                     0.1                          0.0
                                    ---                          ---

    Totals:                         100                          100
                                    ===                          ===


The weighted average minimum lifetime Mortgage Interest Rate of the Variable Rate Group is approximately 6.57% per annum. In no case will the minimum lifetime Mortgage Interest Rate be less than the Gross Margin of a Variable Rate Group Mortgage Loan.

5) Next Interest Adjustment Date on Variable Rate Group

                       Percent         Percent of
Interest             of Variable        Scheduled
Adjustment Date     Rate Group (%)   Principal Balance
- -------------------------------------------------------
August 1, 1996         0.3               0.2
September 1, 1996      1.0               0.6
October 1, 1996        3.4               2.2
November 1, 1996      12.8              15.9
December 1, 1996      24.1              28.1
January 1, 1997       18.4              19.9
February 1, 1997       0.9               0.7
April 1, 1997          0.3               0.3
May 1, 1997            1.8               1.9
June 1, 1997          10.8              11.4
July 1, 1997           9.6               7.6
August 1, 1997         1.0               1.4
October 1, 1997        0.1               0.1
November 1, 1997       0.1               0.3
March 1, 1999          0.1               0.1
April 1, 1999          1.3               0.8
May 1, 1999            1.5               1.1
June 1, 1999           6.0               2.9
July 1, 1999           6.0               4.2
August 1, 1999         0.4               0.2
                       ---               ---
    Totals:            100               100
                       ===               ===

The weighted average next Interest Adjustment Date on the Variable Rate Group is April 1, 1997.

6) Gross Margins on Variable Rate Group

                  Percent of Variable    Percentage of Scheduled
Gross Margin (%)    Rate Group (%)        Principal Balance (%)
- -----------------------------------------------------------------
2.750-2.999            2.6                       3.3
3.000-3.249            9.5                      13.4
3.250-3.499           13.4                      19.8
3.500-3.799            7.9                      11.0
3.750-3.999            9.1                       9.9
4.000-4.249            6.6                       6.1
4.250-4.499            2.0                       3.2
4.500-4.749            3.8                       4.0
4.750-4.999            1.3                       1.1
5.000-5.249            2.6                       2.0
5.250-5.499            6.1                       4.0
5.500-5.749            6.4                       4.6
5.750-5.999            9.5                       6.5
6.000-6.249            3.2                       1.9
6.250-6.499            4.1                       2.7
6.500-6.749            4.5                       2.0
6.750-6.999            4.1                       2.6
7.000-7.249            1.9                       1.1
7.250-7.499            0.6                       0.5
7.500-7.749            0.3                       0.1
7.750-7.999            0.3                       0.2
8.250-8.499            0.1                       0.1

      Totals:          100                       100
                       ===                       ===


The weighted average Gross Margins of the Variable Group Rate is approximately 4.23% per annum.

7) Remaining Term to Stated Maturity

                 Percent     Percent    Percent of    Percent of
                   of        Scheduled    Fixed       Scheduled
              Variable Rate  Principal    Rate        Principal
Remaining         Group      Balance     Group        Balance
Terms (Months)     (%)         (%)        (%)            %
- -----------------------------------------------------------------
175-  181         0.3          0.1       13.9           9.4
240-  241                                 1.0           0.5
309-  339         0.2          0.1        4.1           4.2
340-  349         1.2          1.3
350-  356         1.8          1.4        1.3           2.4
    357           4.5          3.1        1.3           0.6
    358          15.9         18.7       12.9          14.0
    359          40.4         42.2       25.6          27.7
    360          35.8         33.1       40.1          41.2

  Totals:         100          100        100           100
                  ===          ===        ===           ===

The weighted average remaining term to stated maturity of the Fixed Rate Group is approximately 340 months.

The weighted average remaining term to stated maturity of the Variable Rate Group is approximately 359 months.

8) Original LTV Ratios (1)

                   Percent       Percent of   Percent of    Percent of
                     of          Scheduled    Percent of    Scheduled
  Original        Variable       Principal    Mortgage      Fixed Rate
Loan-to-Value    Rate Group      Balance       Loans          Group
 Ratios (%)          (%)           (%)           (%)           (%)
- -------------------------------------------------------------------------
 50.00 and below     5.3           5.2            9.5          6.1
 50.01-  55.00       3.2           4.1            2.8          2.2
 55.01-  60.00       3.6           4.5            2.8          3.6
 60.01-  65.00       6.0           6.0            5.7          5.1
 65.01-  70.00      12.7          13.1           15.8         14.8
 70.01-  75.00      16.6          18.0           16.4         20.1
 75.01-  80.00      34.7          34.8           36.0         37.3
 80.01-  85.00       8.0           4.9            3.2          2.1
 85.01-  90.00       6.6           6.0            3.5          3.8
 90.01-  95.00       3.2           3.3            4.4          4.8
                     ---           ---            ---          ---
Totals:              100           100            100          100
                     ===           ===            ===          ===

(1) The Loan-to-Value Ratio ("LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Mortgage Loan and the fair market value of the Mortgaged Premises at the time of origination.

The weighted average original LTV ratio of the Variable Rate Group is approximately 73.54%.

The weighted average original LTV ratio of the Fixed Rate Group is 72.79%.

9) Property Types of Mortgaged Premises

                   Percent        Percent       Percent       Percent
                     of         of Scheduled    of Fixed    of Scheduled
                  Variable        Principal       Rate       Principal
                 Rate Group       Balance        Group        Balance
Property Type        (%)            (%)           (%)           (%)
- --------------------------------------------------------------------------
Single-Family
   Detached         87.9           91.0            84.9          86.8
Single-Family
   Attached          2.6            2.8             4.4           5.1
Deminumus PUD        1.2            1.1             3.2           2.5
Planned Unit
   Development       2.6            2.1             2.5           2.6
Low Rise
   Condominium       3.3            2.0             1.9           1.5
Manufactured
   Housing           0.6            0.2             1.9           0.7
High Rise
   Condominium       0.4            0.2             0.6           0.4
Townhouse            0.9            0.4             0.3           0.2
2-4 Family           0.4            0.3             0.3           0.2
                     ---            ---             ---           ---
                     100            100             100           100
                     ===            ===             ===           ===

10  Occupancy Type of Mortgaged Premises

                   Percent of    Percent of    Percent of    Percent of
                    Variable      Scheduled       Fixed      Scheduled
                      Rate        Principal       Rate       Principal
                     Group        Balance         Group      Balance
Occupancy Type(1)     (%)          (%)             (%)         (%)
- -------------------------------------------------------------------------
Primary Home         95.3         97.7           90.5         92.5
Second Home           0.9          0.9            2.5          2.5
Investor              3.8          1.4            6.9          5.1
                      ---          ---            ---          ---
 Totals:              100          100            100          100
                      ===          ===            ===          ===

(1) As represented by the borrowers on their Mortgage Loan applications.

11) Mortgage Loan Purpose

                         Percent of   Percent of   Percent of   Percent of
                          Variable    Scheduled       Fixed     Scheduled
                            Rate      Principal       Rate      Principal
                           Group       Balance       Group      Balance
Loan Purpose                (%)          (%)          (%)        (%)
- ----------------------------------------------------------------------------
Purchase                    30.8       29.9          35.3       37.2
Refinance (Cash-Out)        39.1       31.7          49.2       44.2
Refinance (No Cash-Out)     30.1       38.4          15.5       18.6
                            ----       ----          ----       ----
         Totals:            100        100            100        100
                            ===        ===            ===        ===


12) Origination Program

                          Percent of     Percent of   Percent of   Percent of
                           Variable      Scheduled    Fixed Pool   Scheduled
                            Rate         Principal    Mortgage     Principal
                           Group          Balance       Loans      Balance
Origination Program         (%)             (%)          (%)         (%)
- ------------------------------------------------------------------------------
Full Documentation         64.8            60.2          49.5       46.2
Limited Documentation      35.2            39.8          50.5       53.8
         Totals:            100             100           100        100
                            ===             ===           ===        ===

14) State Distribution of Mortgaged Premises

                                                   Percent of Scheduled Principal    Percent of Fixed Pool    Percent of Scheduled
                  Percent of Variable Rate Group             Balance                      Mortgage Loans       Principal Balance
 State                      (%)                               (%)                             (%)                      (%)
- --------------    ------------------------------    -----------------------------    ---------------------    --------------------
Arizona                      1.9                              1.8                            4.1                       3.5
California                  36.5                             53.7                           18.6                      25.0
Colorado                     6.0                              4.0                            5.4                       5.6
Connecticut                  0.9                              0.7                            0.9                       1.1
Washington, D.C.             1.0                              1.1                            0.6                       1.6
Delaware                     0.3                              0.2                            0.9                       1.3
Florida                      3.1                              2.1                            8.8                       6.5
Georgia                      1.8                              1.7                            4.1                       3.0
Hawaii                       0.1                              0.4                            0.3                       1.3
Idaho                        1.0                              0.4                            0.3                       0.3
Illinois                     3.4                              2.6                            3.5                       3.0
Indiana                      0.4                              0.1                            0.6                       1.0
Kansas                       0.3                              0.1
Kentucky                     0.1                              0.4
Louisiana                    0.1                              0.1                            0.3                       0.3
Massachusetts                0.3                              0.2                            0.3                       0.1
Maryland                     5.4                              5.0                            3.2                       3.7
Minnesota                    1.0                              0.8                            0.9                       0.9
Missouri                     2.5                              1.9                            2.5                       1.3
North Carolina               3.4                              2.3                            4.7                       3.4
New Jersey                   0.3                              0.3                            2.8                       3.4
New Mexico                   0.7                              0.7                            1.6                       1.4
Nevada                       1.5                              1.3                            1.9                       2.3
New York                     0.7                              0.8                            1.6                       2.4
Ohio                         1.0                              0.7                            2.5                       1.8
Oklahoma                     0.9                              0.4                            2.8                       1.8
Oregon                       4.4                              2.6                            4.7                       4.6
Pennsylvania                 2.3                              1.2                            3.5                       2.1
South Carolina               0.4                              0.2                            0.6                       0.4
Tennessee                    1.5                              1.0                            4.4                       3.2
Texas                        1.0                              0.6                            4.1                       3.4
Utah                         4.5                              2.9                            4.4                       4.6
Virginia                     5.7                              5.3                            1.3                       2.3
Washington                   5.1                              2.6                            3.2                       3.5
Wisconsin                    0.3                              0.1
Wyoming                      0.1                              0.0                            0.3                       0.2
                             ---                              ---                            ---                       ---
     Total                   100                              100                            100                       100
                             ===                              ===                            ===                       ===


Servicing of the Mortgage Loans

        General. The Mortgage Loans will be serviced by Meritech (the "Servicer"), an affiliate of the Seller. Meritech is (a) approved by the Master Servicer, (b) a HUD-approved originator and (c) approved by and in good standing with FNMA and FHLMC. The Servicer will provide customary servicing functions with respect to the Mortgage Loans pursuant to the Servicing Agreement assigned to the Seller and the Trust. Among other things, the Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. The Servicing Agreement requires the Servicer to obtain approvals of the Master Servicer with respect to certain servicing activities. See "Servicing of the Mortgage Loans" in the Prospectus.

        Loan Servicing Activities at Meritech. Meritech commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc. prior to September 1994. The principal offices of Meritech are located in Fort Worth, Texas.

        As of June 30, 1996, Meritech serviced a portfolio of approximately 5,369 one- to four-family residential mortgage loans totalling approximately $207,400,884 million. Of this total, approximately 3,669 loans totalling approximately $129,526,854 million were mortgage loans being serviced for GNMA, FNMA or FHLMC, and approximately [ ] loans totalling approximately $[ ] million were mortgage loans being serviced for Resource Mortgage Capital Inc., or an affiliate thereof. The following tables set forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to Meritech's conventional loan servicing portfolio as of the end of the indicated period. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 30 days past due on a contractual basis.


                         Percentage of Total   Percentage of Total   Percentage of Total   Percentage of Total   Percentage of Total
                        Portfolio as of June 30, Portfolio as of       Portfolio as of       Portfolio as of       Portfolio as of
                                1996            December 31, 1994     December 31, 1994     December 31, 1993     December 31, 1992
                        ----------------------  -------------------   -----------------    -------------------   -------------------

                           By      By Dollar     By      By Dollar     By      By Dollar    By No.   By Dollar      By     By Dollar
                         No. of    Amount of   No. of    Amount of   No. of    Amount of      of     Amount of    No. of   Amount of
                         Loans       Loans      Loans      Loans      Loans      Loans      Loans      Loans      Loans      Loans
                        ------    ---------    -----     --------    ------    --------    -----     --------    -----     --------
Period of delinquency
 (including loans in
 foreclosure)
30 to 59 days             3.37         3.05     4.57        4.61      2.21         2.15      2.59        2.55      3.50        1.60
60 to 89 days             0.95         0.65     0.93        0.88      0.47         0.35      0.98        0.82      0.34        0.80
90 days or more           1.40         0.63     1.65        2.26      0.77         0.61      0.90        0.85      1.00        1.23
Percentage of Total       5.72         4.34     7.15        7.74      3.45         3.12      4.47        4.22      4.84        3.63
 Portfolio Delinquent(1)
Percentage of Total       0.61         1.00     0.43        0.61      0.37         0.28      0.10        0.30      0.20        0.10
 Portfolio Foreclosed


(1) Totals may not sum due to rounding.

        The above statistics represent the recent experience of Meritech. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans will be comparable. In addition, the foregoing statistics are based on all the one- to four-family residential mortgage loans in Meritech's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of Meritech's one- to four-family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans and the ability of Borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses

        The Servicing Fee Rate applicable to each Mortgage Loan equals one twelfth of a fixed percentage per annum of the Scheduled Principal Balance of such Mortgage Loan as of the first day of the Due Period with respect to each Distribution Date. The Servicing Fee Rate for substantially all the Mortgage Loans is expected to be approximately [ ]% per annum. The Servicer will receive a fee from amounts in respect of the Servicing Fee Rate. In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Master Servicer, will be paid to or retained by the Servicer as additional servicing compensation. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and expenses incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. The Servicer may transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

Advances

        Prior to each Distribution Date, the Servicer is, and any successor servicers will be, obligated to advance its own funds with respect to delinquent payments of principal and interest on the Mortgage Loans, net of the Servicing Fees with respect to any Mortgage Loan for which it is making an advance, unless the Master Servicer deems such advance "non-recoverable". Advances of principal and interest will be deemed by the Master Servicer to be non-recoverable only to the extent such amounts are not reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds and other assets of the Trust. Any failure by the Servicer to make any such required advance will constitute an event of default under the Servicing Agreement. If the Servicer fails to make a required advance of principal and interest, the Master Servicer will be obligated to make such advance, and the Trustee, in turn, is obligated to make an advance if the Master Servicer fails to do so. None of the Servicer, the Master Servicer or the Trustee will be required to make an advance of principal and interest that the Master Servicer deems non-recoverable. The total advance obligations of each of the Master Servicer and the Trustee are subject to a dollar limitation that is acceptable to the Rating Agencies and is set forth in the Trust Agreement.

The Master Servicer

        Texas Commerce Bank National Association ("TCB") will act as Master Servicer of all the Mortgage Loans pursuant to the terms the Agreement. The Master Servicer will supervise the servicing of the Mortgage Loans, make Advances to the extent the Servicer fails to make required Advances and appoint a successor servicer in the event the Servicer is terminated.

                      PREPAYMENT AND YIELD CONSIDERATIONS

        The weighted average life of, and, if purchased at other than par, the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including payments in full of Mortgage Loans in the related Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Seller or by the Certificate Insurer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status.

        The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Seller makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

        "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Class A Certificates also will be influenced by the overcollateralization of the Class A Certificates because collections otherwise payable to the Subordinate Certificates are applied as principal prepayments to the Class A Certificates until the outstanding aggregate principal balance of the Class A Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans in each Mortgage Loan

Group by the Specified Subordinated Amount for such Group. These prepayments have the effect of accelerating the amortization of the Class A Certificates, thereby shortening their respective weighted average lives.

Prepayments and Yields for Class A Certificates

        If purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

        All the Mortgage Loans in the Fixed Rate Group are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

        All the Mortgage Loans in the Variable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. The Seller does not believe that data compiled by FNMA or FHLMC is representative of the types of borrowers included in the Seller's lending program and cannot assure that such prepayment experience is relevant to the Mortgage Loans contained in the Variable Rate Group.

        The "Last Scheduled Distribution Date" for each Class of the Class A Certificates is as follows: Class A-1 Certificates, [ ] 25, 20 [ ]; Variable Rate Certificates [ ] 25, 20 [ ]. These dates for the Fixed Rates Certificates and the Variable Rate Certificates are the dates on which the initial "Certificate Principal Balance" set forth in the Summary hereof for the such Class as of the Closing Date less all amounts previously distributed to the Holders on account of principal would be reduced to zero, assuming the use of the Modeling Assumptions and further assuming that no prepayments are received on the Mortgage Loans, that scheduled monthly payments of principal of and interest on each of the Mortgage Loans are received on a timely basis and that no Net Monthly Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) to Holders of the Class A Certificates. The Last Scheduled Distribution Date for the Fixed Rate and Variable Rate Certificates is the thirteenth Distribution Date following the calendar month of maturity of the latest possible maturing Mortgage Loan in the respective Mortgage Loan Group. The weighted average life of each Class of Class A Certificates is likely to be shorter, and the actual final Distribution Date with respect to each Class of Class A Certificates could occur significantly earlier than the Last Scheduled Distribution Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Class A Principal Balances, (ii) Net Monthly Excess Spread to the extent available will be applied as an accelerated payment of principal on the Class A Certificates up to the Specified Subordinated Amount for each Class and (iii) the [the Seller] [Servicer] or, in limited circumstances, the Certificate Insurer, may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount.

        Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement ("[ ]" or "[ ]") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

        The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans of the related Mortgage Loan Groups prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Class A Certificates are received, in cash, on the 25th day of each month, commencing in August 1996; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in [ ] 1996 (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in [ ] 1996 (or as set forth in the following table) and include 30 days' interest thereon; (v) the level of Six-Month LIBOR remains constant at [ ]% (vi) the level of CMT remains constant at [ ]%; (vii) the Variable Rate Pass-Through Rate remains constant at [ ]% per annum; (viii) the Closing Date for the Certificates is August 14, 1996; (ix) the Mortgage Interest Rate for each Mortgage Loan in the Variable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of (a) the assumed level of the applicable index and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap[s] [of 1%]); (x) overcollaterization levels are initially set as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement; and (xi) each Mortgage Loan Group consists of Mortgage Loans having the following characteristics:

                                FIXED RATE GROUP

                                                    Remaining
                                    Mortgage         Term to
    Principal        Mortgage     Rate Net of     Stated Maturity    Seasoning
     Balance           Rate       Servicing Fee      (months)         (months)
   -----------      ----------   --------------   ----------------  ----------
                              VARIABLE RATE GROUP

                                      Remaining                     Number of
                          Initial      Term to                         Mos.
             Initial      Mortgage      Stated                      to next Mtg.
 Principal   Mortgage   Rate Net of    Maturity  Seasoning  Gross   Rate Change
  Balance      Rate    Servicing Fee   (months)  (months)   Margin   (months)
 ---------   --------  -------------  ---------  ---------  ------  ------------

(1) Assumes transfer to the Trust in August 1996 with the characteristics stated above. Scheduled payments are assumed to be received on the first day of each month commencing in [ ] 1996. Prepayments are assumed to be received on the last day of each month commencing in [ ] 1996 and include 30 days' interest thereon.
(2)     During the first Accrual Period interest is assumed to be available at a
        rate of [     ]% per annum.
(3)     During the first Accrual Period interest is assumed to be available at a
        rate of [     ]% per annum.

        Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Class A Certificates, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay according to the indicated percentages of the related Prepayment Assumption:

                             PREPAYMENT ASSUMPTIONS


                             Assumption I  Assumption II  Assumption III Assumption IV  Assumption V
                             ------------------------------------------------------------------------
Fixed Rate Group ([   ]):            0%         [   ]%         [   ]%        [   ]%         [   ]%
Variable Rate Group ([   ]):         0%         [   ]%         [   ]%        [   ]%         [   ]%


                             WEIGHTED AVERAGE LIVES

                                   Fixed Rate


                                 Weighted
Prepayment                     Average Life    Earliest Retirement
Assumption                      (years)(1)            Date(2)
- ----------                      ----------            -------
   I .........................
  II .........................
 III .........................

  IV .........................
   V .........................

                                 Variable Rate

                                 Weighted
Prepayment                     Average Life    Earliest Retirement
Assumption                      (years)(1)            Date(2)

   I .........................
  II .........................
 III .........................
  IV .........................
   V .........................

- -----------------------------

(1)     Assumes no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balances of the Mortgage Loans decline to a level equal to 10% of the Maximum Collateral Amount.

        There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Fixed Rate Certificates

        The effective yield to the Holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the related Fixed Rate Certificate Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

        The description in this Prospectus Supplement of the mortgage pool and the Mortgaged Premises is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Seller deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Class A Certificates.

        A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed with the Commission and incorporated by reference to the Registration Statement, together with the Agreement within fifteen days after the initial issuance of the Class A Certificates. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. Also, the Seller intends to file certain additional yield tables and other computational materials with respect to the Fixed Rate Certificates and/or the Variable Rate Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

General

        The Certificates will consist of the Fixed Rate Certificates, the Variable Rate Certificates and the Class R Certificates. The Certificates will be issued by Saxon Asset Securities Trust 1996-1, a pursuant to the Trust Agreement described hereinafter. Only the Class A Certificates are offered hereby. The Subordinate Certificates will be retained by the Seller, and are not being offered hereby. The Class A Certificates together with the Subordinate Certificates are herein referred to as the "Certificates."

        Persons in whose name a Certificate is registered in the Register maintained by the Trustee are the "Holders" of the Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates as the term "Holder" is used in the Agreement will be Cede, a nominee of DTC. No Holders will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Agreement. All references herein to the Holders of Class A Certificates shall mean and include the rights of Holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement.

        As described under "The Mortgage Loan Pool" herein, the Mortgage Loan Pool is divided into the Fixed Rate Group, which contains Mortgage Loans having fixed rates of interest and the Variable Rate Group, which contains Mortgage Loans having variable rates of interest. On each Distribution Date, each Class of Class A Certificates will evidence the right to receive the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Certificate Principal Balance has been reduced to zero. The Holders of the Subordinate Certificates will be entitled to receive distributions of residual Net Monthly Excess Cashflow.

        One-hundred percent of the Class A Distribution Amount due to the Holders of each Class of the Class A Certificates on each Distribution Date is insured by the Certificate Insurer pursuant to the Certificate Insurance Policies. See "The Certificate Insurance Policies and the Certificate Insurer" herein.

Distribution Dates

        The Agreement requires that the Trustee create and maintain an Asset Proceeds Account, to be established as an "Eligible Account" held by the trust department of the Trustee (the "Asset Proceeds Account"). All funds in the Asset Proceeds Account shall be invested and reinvested by the Trustee for the benefit of the related Holders and Certificate Insurer, as directed by the Master Servicer, in Permitted Investments.

        One business day prior to the related Distribution Date (or, if such day is not a business day, the immediately preceding business day) (the "Master Servicer Remittance Date") the Master Servicer is required to withdraw from the Master Servicer Custodial Account and remit to the Trustee, for deposit in the Asset Proceeds Account, an amount equal to the sum of the following:

             (i) all monthly payments received by the Master Servicer during the preceding Due Period, whether paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, minus the sum of (A) the Servicing Fees due the Servicer to the extent paid by the Borrower and (B) the Master Servicing Fee (net of any payments on account of Month End Interest to the extent paid by the Master Servicer);

            (ii) all monthly payments made by a Borrower after their Due Date that were not paid or advanced pursuant to clause (i) above, net of the Master Servicing Fee attributable thereto after payment of Month End Interest;

           (iii) all other payments received by the Master Servicer in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together, with respect to prepayments or Liquidation Proceeds or Insurance Proceeds received during the preceding month, with any interest thereon received by the Master Servicer (net of the Master Servicing Fee attributable thereto after payment of Month End Interest); and

            (iv) the Purchase Price of any Mortgage Loans purchased from the Trust during the preceding Prepayment Period, less any amounts due the Servicer or the Master Servicer on account of Advances, the Servicing Fee or the Master Servicing Fee attributable to such Mortgage Loans.

Distributions

        Distributions on the Certificates will be made on each Distribution Date to Holders of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Holder's Percentage Interest and the amount distributed in respect of such Certificateholder's Class of such Certificates on such Distribution Date. The "Percentage Interest" represented by any Class A Certificate will be equal to the percentage obtained by dividing the initial Certificate Principal Balance of such Class A Certificate by the initial Certificate Principal Balance of all Certificates of the same Class.

        The Class A Distribution Amount relating to each Mortgage Loan Group for each Distribution Date (to the extent funds are available therefor) shall be allocated among the Class A Certificates in the following amounts and in the following order of priority:

        (i) First, to the Holders of the Class A Certificates of the related Mortgage Loan Group, the related Class A Current Interest on a pro rata basis without any priority among such Class A Certificates.

        (ii) Second, (A) to the Holders of the Fixed Rate Certificates, the Class A Principal Distribution Amount (as defined below under the heading "Distributions of Principal") applicable to the Fixed Rate Group shall be distributed until the Fixed Rate Certificate Principal Balance is reduced to zero; and (B) to the Holders of the Variable Rate Certificates, the Class A Principal Distribution Amount applicable to the Variable Rate Group shall be distributed until the Variable Rate Certificate Principal Balance is reduced to zero.

        Distributions of Interest. For each Distribution Date, the interest due with respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; the interest due with respect to the Variable Rate Certificates will be the interest which has accrued thereon at the then applicable Variable Rate Pass-Through Rate from the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Distribution Date is the "Class A Current Interest" for each Class of Class A Certificates on such Distribution Date.

        All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

        Distributions of Principal. The Holders of each Class of Class A Certificates are entitled to receive certain monthly distributions of principal on each Distribution Date which generally reflect collections of principal during the prior calendar month. The Certificate Insurance Policies only guarantee the amount by which the sum of the related Class A Current Interest and the related Subordination Deficit, if any, exceeds Total Available Funds for the related Mortgage Loan Group (after taking into account the portion of the related Class A Principal Distribution Amount to be actually distributed on such Distribution Date without regard to any related Insured Payment to be made with respect to such Distribution Date) as more fully described herein under "The Certificate Insurance Policies and the Certificate Insurer."

        On each Distribution Date, distributions in reduction of the Certificate Principal Balance of the Class A Certificates will be made in the amounts described herein. The "Class A Principal Distribution Amount" for each Mortgage Loan Group with respect to each Distribution Date shall be the lesser of:

        (a) the Total Available Funds for the related Mortgage Loan Group plus any related Insured Payment minus the related Class A Current Interest; and

        (b) (i) the sum (without duplication) of:

        (a) the Carry-Forward Amount with respect to the related Mortgage Loan Group;

        (b) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Mortgage Loan Group due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually advanced on or prior to the related Remittance Date and the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related [Prepayment] [Due] Period;

        (c) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that either was repurchased by the Seller or an Originator or purchased by the Servicer on the related Remittance Date, to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or prior to the related Remittance Date;

        (d) the principal portion of any Substitution Shortfall delivered by the Seller or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the related Mortgage Loan Group, to the extent such Substitution Shortfall is actually received by the Trustee on or prior to the related Remittance Date;

        (e) all Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related [Prepayment] [Due] Period to the extent such Liquidation Proceeds relate to principal and to the extent actually received by the Trustee on or prior to the related Remittance Date;

        (f) the amount of any Subordination Deficit with respect to such Mortgage Loan Group for such Distribution Date;

        (g) the proceeds received by the Trustee of any termination of the related Mortgage Loan Group (to the extent such proceeds relate to principal); [and]

        [(h)] the amount of any Subordination Increase Amount with respect to such Mortgage Loan Group for such Distribution Date consisting of the amount of any Net Monthly Excess Cash Flow to be applied for the accelerated payment of principal on the related Class A Certificates;

minus

        (ii) the amount of any Subordination Reduction Amount with respect to such Mortgage Loan Group for such Distribution Date consisting of the amount of any Net Monthly Excess Cash Flow to be actually paid to the Holders of the Subordinate Certificates.

        In no event will the Class A Principal Distribution Amount for any Mortgage Loan Group and Distribution Date (x) be less than zero or (y) be greater than the then-outstanding Certificate Principal Balance of the related Class of Class A Certificates.

        The sum of the Class A Current Interest and the Class A Principal Distribution Amount with respect to any Class of Class A Certificates and Distribution Date is the "Class A Distribution Amount" for such Class of Class A Certificates and Distribution Date.

        The "Carry-Forward Amount" with respect to a Class of Class A Certificates for any Distribution Date is the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount for such Class as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution made to the Holders of the related Class of Class A Certificates on such immediately preceding Distribution Date plus (y) 30 days' interest on the interest portion of such amount, calculated at the related Pass-Through Rate.

        A "Liquidated Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults (including any insurance or guarantee proceeds with respect thereto), less the expenses of such liquidation and any non-recoverable Advances.

        Any loss on the liquidation of Mortgage Loan (i.e., a Realized Loss) may or may not be allocated to the Holders of the related Class of Class A Certificates on the Distribution Date which immediately follows the event of loss. Nevertheless, the Holders of the Class A Certificates are entitled to receive ultimate recovery of any Realized Losses which occur in the related Mortgage Loan Group, which receipt will be no later than the Distribution Date occurring after such Realized Loss creates a Subordination Deficit and will be in the form of an Insured Payment if not covered through Net Monthly Excess Cashflow in the related Group or the other Group.

        Insured Payments do not include Realized Losses until such time as the aggregate cumulative Realized Losses have created a Subordination Deficit nor do Insured Payments cover any failure to make Advances until such time as the sum of the aggregate cumulative amount of such unpaid Advances and to Realized Losses, results in a Subordination Deficit.

        A "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date is the amount, if any, by which (x) the Certificate Principal Balance of the related Class A Certificates, giving affect to all distributions made on such Distribution Date, exceeds (y) the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of the related Due Period.

Overcollateralization Provisions

        Overcollateralization Resulting from Cash Flow Structure. The Agreement requires that, on each Distribution Date, Net Monthly Excess Spread with respect to a Mortgage Loan Group be applied on such Distribution Date as an accelerated payment of principal on the related Class of Class A Certificates, but only to the limited extent hereafter described. "Net Monthly Excess Spread" for any Distribution Date and Mortgage Loan Group equals (i) the excess (such excess being the "Total Monthly Excess Spread" with respect to the related Mortgage

Loan Group), if any, of (x) the interest which is collected on the Mortgage Loans in such Mortgage Loan Group during a Due Period and with respect to Due Dates occurring in the month in which such Distribution Date occurs (net of the Servicing Fee and the Master Servicer Fee (net of any payments on account of Month End Interest) and of certain miscellaneous administrative amounts) plus the interest portion of any Advances and Month End Interest over (y) the sum of
(I) the Class A Current Interest on the related Class of Class A Certificates and (II) the premiums due to the Certificate Insurer with respect to the related Certificate Insurance Policy and the fees due to the Trustee minus (ii) any portion of the Total Monthly Excess Spread which is used to cover any shortfalls in Available Funds on such Distribution Date in the related Mortgage Loan Group, or in the other Mortgage Loan Group, or used to reimburse the Certificate Insurer on account of prior Insured Payments.

        Pursuant to the Agreement, each Mortgage Loan Group's Net Monthly Excess Spread is required to be applied as a payment of principal on the related Class of Class A Certificates until the related Subordinated Amount has increased to the level required with respect to the related Mortgage Loan Group. "Subordinated Amount" means, with respect to any Mortgage Loan Group and Distribution Date, the difference, if any, between (x) the aggregate principal balances of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Due Period after taking into account payments of scheduled principal on the Mortgage Loans due on the Due Date which immediately follows the last day of such Due Period and (y) the Class A Principal Balance of the related Class of Class A Certificates as of such Distribution Date (giving effect to all distributions made on such Distribution
Date). With respect to either Mortgage Loan Group, any amount of Net Monthly Excess Spread actually applied as a payment of principal on any Distribution Date is a "Subordination Increase Amount". The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Distribution Date is the "Specified Subordinated Amount" with respect to such Mortgage Loan Group and Distribution Date. The Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

        To the extent that any Mortgage Loan Group's Net Monthly Excess Spread is not required to be applied to the payment of a Subordination Increase Amount on the related Class of Class A Certificates because the Subordinated Amount related to such Class is equal to or greater than the then Specified Subordinated Amount related to such Class, such Net Monthly Excess Spread (together with the amount of any Subordination Reduction Amount, as described in the second succeeding paragraph) is permitted to be applied to the payment of Subordination Increase Amounts on the other Class of Class A Certificates to the extent necessary to increase the related Subordinated Amount to the level of its Specified Subordinated Amount. After the Subordinated Amount related to both classes have been reached, all remaining Net Monthly Excess Spread will be used to make distributions to the Subordinated Class.

        The application of Net Monthly Excess Spread to principal has the effect of accelerating the amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. To the extent that any Net Monthly Excess Spread is not so used, the Agreement provides that it will be used to reimburse the Servicer or Trustee with respect to any amounts owing to each, or paid to the Holders of the Subordinated Certificates.

        If the required level of the Specified Subordinated Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides that all of the principal which would otherwise be distributed to the Holders of the related Class of Class A Certificates on such Distribution Date shall be distributed to the Holders of the Subordinated Certificates on such Distribution Date. This has the effect of reducing the rate of amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, and of reducing the related Subordinated Amount. "Excess Subordinated Amount" means, with respect to any Mortgage Loan Group and Distribution Date, the difference, if any, between (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this paragraph) and (y) the related Specified Subordinated Amount for such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Holders of the related Class of Class A Certificates on such Distribution Date shall instead be distributed to the Holders of the Subordinated Certificates (subject to certain other prior applications as described below under "Crosscollateralization Provisions") in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related Class of Class A Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" with respect to the related Mortgage

Loan Group for such Distribution Date. [As a technical matter regarding the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Holders of the related Class of Class A Certificates will generally be entitled to receive 100% of collected principal, even though the related Class A Principal Balances will, following the accelerated amortization resulting from the application of the Net Monthly Excess Spread, represent less than 100% of the related Mortgage Loan Group's aggregate scheduled principal balance. In the absence of the provisions relating to Subordination Reduction Amounts, the foregoing may otherwise increase the Subordinated Amounts above their Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Spread.]

        The Agreement provides that, on any Distribution Date all amounts (subject to the discussion in the preceding paragraph) collected on account of principal (including the principal portion of any Advances and other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to a Mortgage Loan Group during the prior Due Period together with principal due on the Due Date which immediately follows the last day of such Due Period will be distributed to the Holders of the related Class of Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Agreement provides that, the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Agreement does not contain any rule which requires that the amount of any Realized Loss be distributed to the Holders of the related Class of Class A Certificates on the Distribution Date which immediately follows the event of loss; that is the Agreement does not require the current recovery of losses to Certificateholders. Nevertheless, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the Subordinated Certificates by reducing, or eliminating entirely, payments of Monthly Excess Cash Flow and of Subordination Reduction Amounts which such Holders would otherwise receive.

        Overcollateralization and the Certificate Insurance Policies. The Agreement defines a "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date to be the amount, if any, by which (x) the Class A Principal Balance of the related Class of Class A Certificates, after taking into account all distributions to be made on such Distribution Date, exceeds (y) the sum of (i) the aggregate principal balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the Due Date which immediately follows the last day of the prior Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account less any Pre- Funding Account Earnings on the last day of the related Due Period. The Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the related Class of Class A Certificates on such Distribution Date. The Certificate Insurance Policies are thus similar to the subordination provisions described above insofar as the Certificate Insurance Policies guarantee ultimate, rather than current, payment of the amounts of any Realized Losses to the Holders of the related Class of Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Pool, they may temporarily receive no distributions of principal.

Crosscollateralization Provisions

        On each Distribution Date, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Mortgage Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to each such Mortgage Loan Group and Distribution Date (such amount being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Distribution Date) will be required to be applied in the following order of priority:

                    (i) such amount shall be used to fund any shortfall on such Distribution Date with respect to the related Mortgage Loan Group and equal to the difference, if any, between (x) the related Class A Distribution Amount (calculated only with respect to clause (y) of the definition thereof and without any Subordination Increase Amount) with respect to such Mortgage Loan Group for such Distribution Date and (y) the Available Funds with respect to such Mortgage Loan Group for such

        Distribution Date (the amount of such difference being equal to an "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

                   (ii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                  (iii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i) and (ii) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Insured Payments theretofore made and interest thereon with respect to the related Mortgage Loan Group (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group); and

                   (iv) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i), (ii) and (iii) above shall be paid to the Certificate Insurer in respect of any Insurer Reimbursable Amount with respect to the other Mortgage Loan Group.

The amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Distribution Date remaining after such applications is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Distribution Date; such amount is required to be applied in the following order of priority on such Distribution Date:

                    (i) such amount shall be used to fund the payment of any required Subordination Increase Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount on such Distribution Date;

                   (ii) any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (i) above shall be used to make any required Subordination Increase Amount with respect to the other Mortgage Loan Group; and

                  (iii) any remaining Net Monthly Excess Cashflow may then be used to reimburse the Servicer, the Master Servicer and the Trustee for certain amounts owing to each, or may be paid to the Holders of the Subordinated Certificates.

Credit Enhancement Does Not Apply to Prepayment Risk

        In general, the protection afforded by the subordination provisions and by the Certificate Insurance Policies is protection for credit risk and not for prepayment risk. The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

Class A Distributions and Insured Payments to the Holders of the Class A Certificates

        No later than [three] Business Days prior to each Distribution Date the Trustee will be required to determine the amounts to be on deposit in the Asset Proceeds Account on such Distribution Date with respect to each of the two Mortgage Loan Groups and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts, plus (y) any amounts of Total Monthly Excess Cashflow (as described above under "Crosscollateralization Provisions") to be applied on account of such Mortgage Loan Group on such Distribution Date, plus (z) any deposit to the Asset Proceeds Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Agreement. The amounts described in clause (x) of the preceding sentence with respect to each Mortgage Loan Group and Distribution Date are the "Fixed Rate Group Available Funds" and the "Variable Rate Group Available Funds", respectively or, generally, "Available Funds;" the sum of the amounts described in clauses (x), (y) and (z) of the preceding sentence with respect to each Mortgage Loan Group and Distribution Date are the "Fixed Rate Group Total Available Funds" and the "Variable Rate Group Total Available Funds," respectively, or, generally, "Total Available Funds." If the sum of the Class A Distribution Amounts with respect to the Fixed Rate Certificates, for any Distribution Date exceeds the Fixed Rate Group Total Available Funds for such Distribution Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy applicable to the Fixed Rate Certificates. Similarly, if on any Distribution Date the Class A Distribution Amount with respect to the Variable Rate

Certificates exceeds the Variable Rate Group Total Available Funds for such Distribution Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy applicable to the Variable Rate Certificates. The Trustee will be required to deposit to the Asset Proceeds Account the amount of any Insured Payment made by the Certificate Insurer. The Agreement provides that amounts which cannot be distributed to the Holders of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Total Available Funds with respect to any Distribution Date.

        On each Distribution Date, and following the application by the Trustee of all allocations, transfers and deposits heretofore described under this caption, from amounts (including any related Insured Payment) then on deposit in the Asset Proceeds Account with respect to the related Mortgage Loan Group, the Trustee will be required to distribute (x) to the Holders of the Fixed Rate Certificates, the related Class A Distribution Amount for such Distribution Date and (y) to the Holders of the Variable Rate Certificates, the related Class A Distribution Amount for such Distribution Date.

Capitalized Interest Account

        On the Closing Date, cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust.

        Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Calculation of LIBOR

        On the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Variable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBOR Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBOR Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Saxon Mortgage or any Originator.

        On each Interest Determination Date, LIBOR for the related Accrual Period for the Variable Rate Certificates will be established by the Trustee as follows:

               (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Variable Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

               (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Variable Rate Certificates shall be the higher of
        (x) LIBOR as determined on the previous Interest Determination Date and
        (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

        The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Variable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

        Listed below are monthly averages of One-Month LIBOR beginning in 1990, as published by Bloomberg:


                                      Year
- -------------------------------------------------------------------------------------------------------------
   Month         1996           1995         1994          1993          1992           1991          1990
- ---------    ----------     ----------    ----------    ----------    ----------    -----------   -----------
January          5.44%         6.13%        3.13%         3.19%         4.19%          7.06%          8.25%
February                       6.13         3.56          3.19          4.25           7.00           8.38
March                          6.13         3.69          3.19          4.25           6.38           8.38
April                          6.06         4.00          3.13          3.94           6.00           8.50
May                            6.06         4.38          3.25          4.00           6.00           8.25
June                           6.13         4.56          3.19          3.94           6.13           8.38
July                           5.88         4.50          3.19          3.38           5.94           8.00
August                         5.88         4.88          3.19          3.50           5.69           8.06
September                      5.88         5.06          3.19          3.13           5.44           8.25
October                        5.83         5.06          3.19          3.25           5.19           8.00
November                       5.98         6.06          3.56          4.25           4.75           8.75
December                       5.69         6.00          3.25          3.31           4.69           7.69


        Because each of the above rates represents a weighted average over a monthly period rather than One- Month LIBOR on any particular day of the month, One-Month LIBOR on any date may have been different from that set out above for one or more of the periods set forth above.

Book Entry Registration of the Class A Certificates

        The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Holders may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Holder will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until definitive Certificates are issued, it is anticipated that the only "Holder" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Holders will not be Holders as that term is used in the Agreement. Beneficial Holders are only permitted to exercise their rights indirectly through Participants and DTC.

        The Beneficial Holder's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Holder's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Holder's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

        Beneficial Holders will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Holders have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Holders. Accordingly, although Beneficial Holders will not possess certificates, the Rules provide a mechanism by which Beneficial Holders will receive distributions and will be able to transfer their interests.

        Beneficial Holders will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Holders who are not Participants may transfer ownership of Class A Certificates only through

Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Holders.

        Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

        CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Chemical Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Holders of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Holders of the Book-Entry Certificates that it represents.

        Under a book-entry format, Beneficial Holders of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Holder to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

        Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Holders upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Holders are credited.

        DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

        None of Saxon Mortgage, the Seller, the Servicer, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Definitive Certificates will be issued to Beneficial Holders of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee and the Certificate Insurer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Holders representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Holders.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Holders and the Certificate Insurer of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders under the Agreement.

        Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

        The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

        The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies thereby unconditionally and irrevocably guarantees to any Holder (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Holders, on behalf of the Holders from the Certificate Insurer, for distribution by the Trustee to each Holder of each Holder's proportionate share of the Insured Payment. The Certificate Insurer's obligation under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

        Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Holder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Holder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to such Holder directly unless such Holder has returned principal or interest paid on the Class A Certificates to any receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.

        The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policies no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by _______________, as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Certificate Insurance Policies unless otherwise stated in the Certificate Insurance Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to

Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

        As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

               "Class A Distribution Amount" shall have the same meaning ascribed to such term in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement.

               "Insured Payment," with respect to either Mortgage Loan Group and as to any Distribution Date, will equal the sum of (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after any deduction for the related Premium Amount and fee payable to the Trustee and after taking into account the portion of the related Class A Principal Distribution Amount to be actually distributed on such Distribution Date without regard to any related Insured Payment to be made with respect to such Distribution Date), plus
        (ii) the related Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the related Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

               "Holder" means each Holder of a Class A Certificate (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

               "Preference Amount" means any amount previously distributed to an Holder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used in the Certificate Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

        Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

        The notice address of the Fiscal Agent is [_________________,]
Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

        Audited financial statements of the Certificate Insurer as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995, are included herein as Appendix B. Unaudited financial statements of the Certificate Insurer for the three-month period ended June 30, 1996, are included herein as Appendix C. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is [_______________.]

        The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and Certificate Insurer set forth under the heading "The Certificate Insurance Policies and the Certificate Insurer" and in Appendices B and C.

        Moody's rates the claims paying ability of the Certificate Insurer
"Aaa."

        Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA."

        Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

        Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guarantee the market price of the Class A Certificates, nor does it guarantee that the ratings on the Class A Certificates will not be reversed or withdrawn.

                                 THE AGREEMENT

        In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement.

Formation of the Trust

        On the Closing Date, the Trust will be created and established pursuant to the Agreement. On such date, the Seller will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates to the Holders thereof pursuant to the Agreement.

        The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Holders and the Certificate Insurer, as their interests may appear, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Permitted Investments, as from time to time may be held by the Trustee in the Asset Proceeds Account and the Capitalized Interest Account and by the Servicer in the Servicer Custodial Account (except as otherwise provided in the Agreement), each to be created pursuant to the Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Seller under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the Certificate Insurance Policies and (vii) the rights of the Seller against any Originator pursuant to the related Master Loan Transfer Agreement (collectively, the "Trust Estate").

        The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Seller, the Servicer, the Master Servicer or the Trustee.

Sale of Mortgage Loans

         Pursuant to the Agreement, on the Closing Date the Seller will sell without recourse to the Trust all right, title and interest of the Seller in each Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Trustee prior to the Closing Date with respect to the Mortgage Loans and (the "Schedules of Mortgage Loans") and all its right, title and interest in all scheduled payments due on each Mortgage Loan after the Cut-Off Date and all principal and all interest collected on each such Mortgage Loan after the Cut-Off Date.

        In connection with the sale of the Mortgage Loans on the Closing Date, the Seller will be required to deliver to the Trustee at least five Business Days prior to the Closing Date a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, or a certified copy of the Mortgage as recorded, or (b) if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage, and (v) evidence of title insurance with respect to the mortgaged property in the form of a binder or commitment. The Trustee will agree, for the benefit of the Holders and the Certificate Insurer, as their interests may appear, to review each such file on or before the Closing Date and again within 90 days after the Closing Date or to ascertain that all required documents (or certified copies of documents) have been executed and received.

        Pursuant to the terms of the Agreement, the Seller shall assign to the Trustee for the benefit of the holders of the Certificates and the Certificate Insurer, as their interests may appear, all the Seller's right, title and interest in each Master Loan Transfer Agreement insofar as it relates to the representations and warranties made therein by the Originators and the Seller in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Holders of the Certificates in a Mortgage Loan or of the Certificate Insurer, the Trustee will promptly notify the Originator, the Seller and the Certificate Insurer. The Originators and the Seller will have 60 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan.

        The Seller is also required to cause to be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Agreement) assignments of the Mortgages from the Originators (other than the Seller) to the Seller and then to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien of the Trust thereof as against creditors of or purchasers from the Originators; provided, however, that if the Seller furnishes to the Trustee executed recordable assignments of the Mortgages and to the Trustee and the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the relevant jurisdictions, then such recording will not be required with respect to such jurisdictions.

The Master Servicer

        [To be supplied]

Governing Law

        The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of [ ] applicable to agreements made and to be performed therein.

Termination of the Trust

        The Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts required to be paid such Holders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Agreement) of the Trust Estate is effected.

Optional Termination

        By the [Seller] [Servicer]. At its option, the [Seller] [Servicer] acting directly or through one or more affiliates may determine to purchase from the Trust all the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding principal balances of the Mortgage Loans has declined to 10% or less of the Maximum Collateral Amount. Under certain circumstances the Certificate Insurer may also exercise such purchase rights if the Servicer does not do so.

        Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that the REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Certificate Insurer or the Holders of a majority in Percentage Interest represented by the Class of Class A Certificates then outstanding with the consent of the Certificate Insurer (which consent may not be unreasonably withheld) may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all Mortgage Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be the Termination Price (as defined in the Agreement).

        Upon receipt of such notice or direction from the Certificate Insurer, the Trustee will be required to notify the Holders of the Subordinated Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Subordinated Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If, during the Purchase

Option Period, the Holders of the Subordinated Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause
(a)(i) above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) preceding the Certificate Insurer will be required to, within sixty (60) days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit will be deemed to have occurred immediately preceding such purchase.

        Following a Final Determination, the Holders of a majority of the Percentage Interest of the Subordinated Certificates then outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in Federal income tax matters acceptable to the Certificate Insurer selected by the Holders of the Subordinated Certificates which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Holders of a majority of the Percentage Interest of the Subordinated Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Elections


        The Trustee will cause an election to be made to treat the Trust as a REMIC for federal income tax purposes. In the opinion of Arter & Hadden, special tax counsel, for federal income tax purposes, assuming (i) a REMIC election is made, (ii) the Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transactions described herein are completed on substantially the terms and conditions set forth herein and (iv) compliance with the Trust Agreement, the Trust will be treated as a REMIC and each Class of Class A Certificates will be treated as "regular interests" in the REMIC and will be treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Holders of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method. The Class A Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumptions to be used in determining whether the Variable Rate Certificates or the Fixed Rate Certificates are issued with original issue discount and the rate of accrual of original issue discount are [ ] and [ ], respectively. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements (and entities whose underlying assets include plan assets by reason of such a plan's or arrangement's investment in such entities) to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations -- Plan Asset Regulations," "-- Prohibited Transaction Class Exemption," "-- Tax Exempt Investors" and "--Consultation with Counsel" in the Prospectus.

        Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons "under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

        The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any exemption, the purchase, sale or holding of any Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

        The DOL has issued to Lehman Brothers an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), which generally exempts from the application of the prohibited transaction provision of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

        Among the conditions that must be satisfied for the Exemption to apply are the following:

               (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

               (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

               (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

               (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

               (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

        The Trust Estate must also meet the following requirements:

               (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

        Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Certificate Insurer, the Underwriter, the Trustee, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

        Notwithstanding the foregoing, prior to the earlier of (i) the date on which the Funding Period expires and (ii) the date on which the DOL amends the Exemption to permit the use of pre-funding accounts thereunder, Plans will not be permitted to purchase the Class A Certificates. On or after the earlier to occur of such dates, the Exemption may be available for the purchase of Class A Certificates by Plans.

        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                    RATINGS

        It is a condition of the original issuance of the Class A Certificates that they receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Class A Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

        Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York, 10007 and Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

        The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                                  UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A Certificates, the Seller has agreed to cause the Trust to sell and each of the Underwriters named below (the "Underwriters") has severally agreed to purchase the principal amount of Class A Certificates set opposite its name below.

       Underwriters        Fixed Rate Certificates   Variable Rate Certificates
- -------------------------  -----------------------   --------------------------
Lehman Brothers Inc.
PaineWebber Incorporated

        The Underwriters have advised the Seller that they proposes to offer the Class A Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Class A Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

        Proceeds to the Seller, including accrued interest, are expected to be approximately [ ]% of the aggregate principal balance of the Class A Certificates, before deducting expenses payable by the Seller in connection with the Class A Certificates, estimated to be $[ ]. In connection with the purchase and sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Seller in the form of underwriting discounts.

        The Seller and Seller's parent have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

                               REPORT OF EXPERTS

        The consolidated financial statements of the Certificate Insurer, [ ] as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in Appendix B of this Prospectus Supplement have been audited by [_______________,] independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

        Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Brown & Wood, LLP, Washington, D.C. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policies will be passed upon for the Certificate Insurer by [_______________.]

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Asset Backed Certificates, Series 1996-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

        Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

        Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

        Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and
                                      I-i
the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

        CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

        As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

        Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     APPENDIX B

            AUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

                                                                     APPENDIX C


                  UNAUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

   No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or by the Underwriter. This
Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it its unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                   ------------------
                    TABLE OF CONTENTS
                  Prospectus Supplement

Summary.......................................................
Risk Factors..................................................
Use of Proceeds...............................................
The Mortgage Loan Pool........................................
Prepayment and Yield Considerations...........................
Additional Information........................................
Description of the Class A Certificates.......................
The Seller....................................................
The Certificate Insurance Policies and the Certificate Insurer
The Agreement.................................................
Certain Federal Income Tax Consequences.......................
ERISA Considerations..........................................
Ratings.......................................................
Legal Investment Considerations...............................
Underwriting..................................................
Report of Experts.............................................
Certain Legal Matters.........................................
Global Clearance, Settlement and
     Tax Documentation Procedures......................Annex I
Index to Location of Principal Defined Terms...............A-1
Audited Financial Statements for the Certificate Insurer...B-1 Unaudited Financial Statements for the Certificate Insurer.C-1

                       Prospectus

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Securities, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    $[     ]


                                     [LOGO]

                         Saxon Asset Securities Company


                                     Seller


                               $  [  ]% Class A-1
                         Fixed Rate Group Certificates


                               $  [  ] Class A-2
                        Variable Rate Group Certificates


                           Asset Backed Certificates
                                 Series 1996-1

                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                       ----------------------------------

                              Lehman Brothers Inc.
                            PaineWebber Incorporated

                                 August , 1996

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

Accrual Period.......................................................S-24
Available Funds......................................................S-29
Available Funds Cap..................................................S- 4
Available Funds Shortfall............................................S-28
Beneficial Owners....................................................S- 7
Book-Entry Certificates..............................................S-30
Capitalized Interest Account.........................................S- 6
Carry-Forward Amount.................................................S-25
Cede.................................................................S- 7
CEDEL................................................................S- 7
CEDEL Participants...................................................S-31
Certificate Account..................................................S-23
Certificate Insurer..................................................S- 7
Certificates.........................................................S-23
Chemical.............................................................S- 7
Citibank.............................................................S- 7
Class A Certificates.................................................S- 1
Class A Current Interest.............................................S-24
Class A Distribution Amount..........................................S-25
Class A Principal Distribution Amount................................S-24
Class A-1 Original Certificate Principal Balance.....................S- 4
Class A-1 Pass-Through Rate..........................................S- 4
Class A-2 Original Certificate
Principal Balance....................................................S- 4
Class A-4 Original Certificate Principal Balance.....................S- 4
Closing Date.........................................................S- 1
Company..............................................................S- 1
Cooperative..........................................................S-32
Cut-Off Date.........................................................S- 1
D&P..................................................................S-38
Definitive Certificate...............................................S-30
Delinquency Advances.................................................S- 7
DOL..................................................................S-38
DTC..................................................................S- 7
DTC Participants.....................................................S-31
ERISA................................................................S-38
Euroclear............................................................S- 7
Euroclear Operator...................................................S-32
Euroclear Participants...............................................S-32
European Depositaries................................................S- 7
Excess Subordinated Amount...........................................S-26
Exemption............................................................S-38
Financial Intermediary...............................................S-30
Fiscal Agent.........................................................S-34
Fitch................................................................S-38
Fixed Rate Certificates..............................................S- 1
Fixed Rate Group.....................................................S- 2
Fixed Rate Group Available Funds.....................................S-28
Fixed Rate Group Servicing Fee.......................................S- 8
Fixed Rate Group Servicing Fee.......................................S- *
Fixed Rate Group Total Available Funds...............................S-29
FNMA.................................................................S- 3
Insurer Reimbursable Amount..........................................S-28
Interest Determination Date..........................................S-29
Last Scheduled Payment Date..........................................S-20
LIBOR................................................................S- 4
Liquidated Mortgage Loan.............................................S-25
LTV..................................................................S-15
Modeling Assumptions.................................................S-20
Moody's..............................................................S- 8
Mortgage Loan Group..................................................S- 1
Mortgage Loans.......................................................S- 1
Mortgaged Properties.................................................S- 1
Mortgages............................................................S- 1
Mortgagor............................................................S-13
Net Monthly Excess Cashflow..........................................S-28
Notes................................................................S-11
Original Aggregate Loan Balance......................................S- 2
Originator...........................................................S- 1
Owner................................................................S-23
Participants.........................................................S-30
Payment Date.........................................................S- 5
Plan.................................................................S-38
Plan Asset Regulation................................................S-38
Pooling and Servicing Agreement......................................S- 1
Prepayment...........................................................S-19
Prepayment Assumption................................................S-20
Realized Loss........................................................S-27
Record Date..........................................................S- 5
Reference Banks......................................................S-29
Relevant Depositary..................................................S-30
REMIC................................................................S- 9
Remittance Date......................................................S-23
Restricted Group.....................................................S-39
Reuter Screen LIBO Page..............................................S-29
Rules................................................................S-30
Securities...........................................................S- 1
Servicing Fee........................................................S- 8
Servicing Fee........................................................S- *
Six Month LIBOR Loans................................................S- 3
Specified Subordinated Amount........................................S-26
Standard & Poor's....................................................S- 8
Subordinate Certificates.............................................S- 1
Subordination Deficit................................................S-25
Subordination Increase Amount........................................S-26
Subordination Reduction Amount.......................................S-27
Terms and Conditions.................................................S-32
Total Available Funds................................................S-29
Total Monthly Excess Cashflow........................................S-27
Total Monthly Excess Spread..........................................S-26
Trust................................................................S- 1
Trustee..............................................................S- 1
Underwriter..........................................................S-40
Variable Rate Certificates...........................................S- 1
Variable Rate Group..................................................S- 2
Variable Rate Group Available Funds..................................S-28
Variable Rate Group Servicing Fee....................................S- 8
Variable Rate Group Servicing Fee....................................S- *
Variable Rate Group Total Available Funds............................S-29

                                     A-1ii

                 SUBJECT TO COMPLETION, DATED _________ __, 1996


PROSPECTUS SUPPLEMENT
(To Prospectus dated [____________], 1996)

                                 $[           ]
                                  (Approximate)
     [LOGO]             Saxon Asset Securities Company
                                     Seller
                  Asset Backed Certificates, Series 199[_]-[_]

         The Asset Backed Certificates, Series 199[_]-[_] (the "Certificates") will represent, in the aggregate, the entire beneficial ownership in a trust (the "Trust") that consists primarily of (i) one- to four-family [fixed rate] mortgage loans secured by first, second or more junior liens on residential properties (or participation interests in such loans) ("Single Family Loans") and (ii) loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the Cooperatives (or participation interests in such loans) ("Cooperative Loans" and, collectively with Single Family Loans, "Mortgage Loans"). As of [____________], 199[_] (the "Cut-Off Date"), the Mortgage Loans had an aggregate outstanding principal balance of approximately $[____________] and original and remaining terms to stated maturity of more than [___] years but not more than 30 years. The Mortgage Loans will be acquired by Saxon Asset Securities Company (the "Seller") from Saxon Mortgage, Inc. ("Saxon Mortgage"), an affiliate of the Seller which originated the Mortgage Loans or acquired the Mortgage Loans from various [mortgage banking institutions]. Capitalized terms used and not otherwise defined herein are defined in the Prospectus.

         The Class [___] and Class [___] Certificates (the "Offered Certificates") are being offered hereby, and the Class [___], Class [___], Class [___,] and Class [R] Certificates (the "Non-Offered Certificates"), which also are to be issued, are not being offered hereby. The primary credit support for the Class [___] Certificates (the "Senior Certificates") is the subordination of the Class [___], Class [___], Class [___], and Class [___] Certificates (collectively, the "Subordinated Certificates") [and the guaranteed payment of Guaranteed Distributions (as defined herein) on the Senior Certificates pursuant to an irrevocable financial guaranty insurance policy (the "Certificate Guaranty Insurance Policy"). See "The Trust -- [The Certificate Guaranty Insurance Policy]" herein. No financial guaranty insurance policy will be issued in connection with any of the Certificates other than the Senior Certificates.] The primary credit support for the Class [___] Certificates is the subordination of the Class [___], Class [___], and Class [___] Certificates. Realized Losses and interest shortfalls on the Mortgage Loans will be allocated to the Certificates in the manner described herein. See "Description of the Certificates -- Allocation of Realized Losses and Interest Shortfalls" herein.

         Distributions on the Certificates will be made on the [25th] day of each month (or, if such day is not a business day, on the next succeeding business day) beginning in [____________], 199[_]. See "Description of the Certificates -Distributions" herein.

         For a discussion of certain significant matters affecting investments in the Offered Certificates, see "Risk Factors" herein at page S-[___] and in the Prospectus at page [___].
                            -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   Certificates Offered       Initial Principal    Pass-Through     Weighted Average     Proposed Ratings by   CUSIP Number
                                 Amount (1)            Rate       Life (in Years) (2)    [___] and [___] (3)
- ---------------------------- -------------------- --------------- --------------------- ---------------------- -------------
Class [___] Certificates     $[___________]           [___]%             [___]                  [___]           [________]
Class [___] Certificates     $[___________]           [___]%             [___]                  [___]           [________]


Footnotes appear on next page.
         The Offered Certificates will be purchased by [____________] (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are anticipated to be approximately $[____________] plus accrued interest on the Offered Certificates at the applicable Pass-Through Rate from [____________] , 199[_], but before deducting expenses payable by the Seller, estimated to be approximately
$[------------].

         The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions. It is expected that delivery of the Offered Certificates will be made against payment therefor through the facilities of The Depository Trust Company, New York, New York on or about [____________], 199[_].

                                  [UNDERWRITER]

        The date of this Prospectus Supplement is [____________], 199[ ].




RED HERRING
- -----------
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Cover continued from previous page)

              (1) The  aggregate   initial   principal  amount  of  the  Offered
                  Certificates may be increased or decreased by up to 5%, depending upon (i) the Mortgage Loans actually acquired by the Seller and delivered to the Trustee and (ii) the subordination requirements of the Rating Agencies (as defined herein). Any such increase or decrease may be allocated disproportionately among the Classes of Certificates.

              (2) Determined on the basis of (i) an assumed  prepayment speed of
                  [___ ]% [PAM] (as described herein), (ii) the assumption that there is no early termination of the Trust and (iii) certain other assumptions set forth herein. The weighted average life of each Class of Offered Certificates will depend on the rate and timing of principal payments on the Mortgage Loans. No assurance can be given as to the rate or timing of principal payments (including prepayments) on the Mortgage Loans. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein.

              (3) It is a condition  to the  issuance of the  Certificates  that each Class of Offered Certificates be assigned a rating no lower than that set forth in this table by both [____________] ("[_____]") and [------------] ("[-----]").

         Unlike standard corporate bonds, the timing and amount of principal distributions on the Offered Certificates are not fixed and will be determined by, among other things, the timing and amount of principal payments (including prepayments) on the Mortgage Loans, the timing and amount of losses realized on the Mortgage Loans and the principal payment structure (including redemption provisions) of the Certificates. The yield to maturity of a Class of Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Mortgage Loan prepayment rates and losses realized on the Mortgage Loans are likely to fluctuate significantly from time to time.

         Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in [____________] and [____________], respectively. Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in the [____________] and [____________] metropolitan areas, respectively. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Certificates may be affected significantly by (i) changes in the housing markets and the regional economies of [____________] and [____________], in general, and the
[____________] and [____________] metropolitan areas, in particular, and (ii) the occurrence of natural disasters (such as earthquakes, fires, floods and hurricanes) in [____________] and [____________], in general, and the
[____________] and [____________] metropolitan areas, in particular.

         The Class [ ___] Certificates are not offered for sale, and may not be transferred, to Plan Investors (as defined herein). See "ERISA Considerations" herein.

         An election will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. The Offered Certificates will be designated as "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein.

         There is currently no secondary market for the Offered Certificates. The Underwriter intends to establish a secondary market for the Offered Certificates but is not obligated to do so. There can be no assurance that any such market will develop or, if established, will continue or that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certificate was purchased.

         THE CERTIFICATES WILL BE ENTITLED TO PAYMENT ONLY FROM THE ASSETS OF THE TRUST. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE SERVICER, THE MASTER SERVICER, THE TRUSTEE [, THE CERTIFICATE GUARANTY INSURER] OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER, THE MASTER SERVICER, THE TRUSTEE [, THE CERTIFICATE GUARANTY INSURER] OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN.

         UNTIL THE EXPIRATION OF NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OR DEALERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                      S-2


         The Offered Certificates will be part of a separate Series of Asset Backed Certificates being offered by the Seller from time to time pursuant to the Prospectus, dated [____________], 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the offering of the Offered Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         The Seller may sell from time to time, under this Prospectus Supplement and the Prospectus and other related prospectus supplements, up to $[____________] in aggregate principal amount of Asset Backed Certificates. As of the date of this Prospectus Supplement, the Seller has publicly sold or committed to sell $[____________]in aggregate principal amount of Asset Backed Certificates, including the Offered Certificates.



         The Seller has filed with the Securities and Exchange Commission certain materials relating to the Certificates on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors and are necessarily preliminary in nature, and the information included in such computational materials is subject to, and superseded by, the information set forth in this Prospectus Supplement.



                                      S-3


                                TABLE OF CONTENTS

SUMMARY OF TERMS........................................................S- 5

RISK FACTORS............................................................S-15

THE MORTGAGE LOANS......................................................S-17
        General.........................................................S-17
        The Mortgage Loans..............................................S-17
        Selected Data...................................................S-17
        Cooperative Loans...............................................S-19
        Representations and Warranties..................................S-19
        Underwriting Policies...........................................S-20
        Additional Information..........................................S-20
        Assignment of Mortgage Assets...................................S-20
        Delivery and Substitution of
           Mortgage Loans...............................................S-21

MATURITY AND PAYMENT
         CONSIDERATIONS.................................................S-21
        Weighted Average Life of
           the Certificates.............................................S-21
        Factors Affecting Prepayments
           on the Mortgage Loans........................................S-21
        Modeling Assumptions............................................S-22

YIELD CONSIDERATIONS....................................................S-27
        General.........................................................S-27
        Interest Shortfalls and Realized Losses.........................S-27

DESCRIPTION OF THE CERTIFICATES.........................................S-28
        General.........................................................S-28
        Book-Entry Certificates . . . . . . . . . . . ..................S-28
        Interest........................................................S-28
        Available Distribution..........................................S-28
        Distributions...................................................S-29
        Definitions.....................................................S-30
        Allocation of Realized Losses
           and Interest Shortfalls......................................S-32
        Subordination of the Subordinated
           Certificates.................................................S-33

THE TRUST...............................................................S-34
        General.........................................................S-34
        The Trustee.....................................................S-34
        Voting Rights...................................................S-34
        Optional Redemption.............................................S-34
        Primary Mortgage Insurance......................................S-35
        The Certificate Guaranty Insurance Policy.......................S-35
        The Certificate Guaranty Insurer................................S-37

SERVICING OF MORTGAGE LOANS.............................................S-39
        General.........................................................S-39
        Loan Servicing Activities at Meritech...........................S-39
        Servicing and Other Compensation
            and Payment of Expenses.....................................S-40
        Advances........................................................S-40
        Events of Default...............................................S-40
        The Master Servicer.............................................S-40

USE OF PROCEEDS.........................................................S-41

SPECIAL TAX CONSIDERATIONS..............................................S-41
        Consequences of Realized Losses.................................S-41

UNDERWRITING............................................................S-41

SALE OF THE NON-OFFERED
        CERTIFICATES....................................................S-42

EXPERTS.................................................................S-42

LEGAL MATTERS...........................................................S-42

RATINGS ................................................................S-42

LEGAL INVESTMENT........................................................S-43

ERISA CONSIDERATIONS....................................................S-43

INDEX TO LOCATION OF PRINCIPAL
        DEFINED TERMS...................................................S-46

[TABLE OF CONTENTS FROM PROSPECTUS]

                                      S-4





                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the attached Prospectus dated [____________], 1996 (the "Prospectus"). Whenever reference is made herein to a percentage of the Scheduled Principal Balance of the Mortgage Loans, such percentage is calculated based on the aggregate Scheduled Principal Balance of the Mortgage Loans as of [____________], 199[_] (the "Cut-Off Date"). Reference is made to the Index to Location of Principal Defined Terms for the location of the definitions of certain capitalized terms.

Seller Saxon Asset Securities Company (the "Seller"), a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). See "The Seller" in the Prospectus.

Offered Certificates
                                               Class                     Pass-Through                    Initial
                                                                             Rate                 Principal Amount (1)
                                      Class [___] Certificates              [___]%                  $[____________]
                                      Class [___] Certificates              [___]%                  $[____________]

                           (1) The  aggregate  initial  principal  amount of the
                               Offered Certificates may be increased or decreased by up to 5%, depending upon (i) the Mortgage Loans actually acquired by the Seller and delivered to the Trustee and (ii) the subordination requirements of the Rating Agencies. Any such increase or decrease may be allocated disproportionately among the Classes of Certificate.


Non-Offered
    Certificates               The  Class [___],  Class  [___],  Class [___] and
                               Class [R] Certificates are not being offered hereby. The Class [___], Class [___], Class [___] and Class [R] Certificates will be sold to [____________], an affiliate of the Seller, or to an affiliate of [____________], in privately negotiated transactions.

                               The Class [___], Class [___] and Class [___] Certificates will be issued in initial principal amounts of approximately $[____________], $[____________] and $[____________], respectively
                               (subject to an increase or decrease as described above). Each of the Class [___], Class [___] and Class [___] Certificates will accrue interest at a rate of [___]%, [___]% and [___]% per annum, respectively on the outstanding principal balance of such Class. The Class [R] Certificates will have no principal amount and will not be entitled to any scheduled distributions of principal or interest. Any information contained herein with respect to the Non-Offered Certificates is provided only to permit a better understanding of the Offered Certificates.

Designations

   Certificates                Class [___], Class [___] , Class [___],
                               Class [___], Class [___] and Class [R]

   Offered Certificates        Class [___] and Class [___]

   Non-Offered
   Certificates                Class [___], Class [___], Class [___] and
                               Class [___]

   Senior Certificates         Class [___]


                                      S-5


   Subordinated
   Certificates                Class [___], Class [___], Class [___] and
                               Class [___]

   Regular Certificates        All Classes of  Certificates except Class R

   Residual Certificates       Class R

Prepayment
  Considerations               Unlike standard  corporate  bonds, the timing and
                               amount of principal  distributions on the Offered
                               Certificates are not fixed and will be determined
                               by, among other things,  the timing and amount of
                               principal payments (including prepayments) on the
                               Mortgage  Loans,  the timing and amount of losses
                               realized on the Mortgage  Loans and the principal
                               payment    structure    (including     redemption
                               provisions)  of the  Certificates.  The  yield to
                               maturity  of  a  Class  of  Offered  Certificates
                               purchased  at a discount or premium  will be more
                               sensitive  to the rate  and  timing  of  payments
                               thereon.   Mortgage  Loan  prepayment  rates  and
                               losses realized on the Mortgage Loans are likely to fluctuate significantly from time to time. The
                               Mortgage Loans are prepayable without penalty by the borrowers at any time, and such prepayments are affected by the transfer of the underlying residential properties. In general, the timing and amount of principal payments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors.

                               A borrower is more likely to prepay his mortgage loan when prevailing market interest rates are lower than the interest rate of such mortgage loan. An investor in a mortgage-backed certificate, however, generally would prefer that a mortgage loan with an interest rate in excess of prevailing rates not be prepaid because such investor may have to reinvest the proceeds of the prepayment at a lower yield. In addition to affecting the weighted average life of mortgage-backed certificates, mortgage prepayment rates will affect the yields on mortgage-backed certificates purchased at a premium or discount to par. Mortgage prepayments that occur at a faster than anticipated rate will adversely affect the yields on mortgage-backed certificates purchased at a premium. Mortgage prepayments that occur at a slower than anticipated rate will adversely affect the yields on mortgage-backed certificates purchased at a discount.

                               As of the Cut-Off  Date,  at least  [___]% of the
                               Mortgage Loans will contain "due-on-sale" clauses. The sale of Mortgaged Premises encumbered by Mortgage Loans with "due-on-sale" clauses will result in the prepayment of such Mortgage Loans and a corresponding decrease in the weighted average life of the Certificates. Conversely, the assumption of Mortgage Loans without "due-on-sale" clauses by purchasers of the related Mortgaged Premises may increase the weighted average life of the Certificates.

                               For a more  complete  discussion  of the  factors
                               affecting mortgage loan prepayments and the effect of prepayments and other factors on the yield on the Certificates, see "Risk Factors," "Maturity and Prepayment Considerations" and "Yield Considerations" herein and "Risk Factors -- Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations" in the Prospectus.

Certificate
  Structure                    The  primary   credit   support  for  the  Senior
                               Certificates   is   the   subordination   of  the
                               Subordinated  Certificates  [and  the  guaranteed
                               payment of Guaranteed  Distributions  (as defined
                               herein)  on  such  Certificates  pursuant  to the
                               Certificate  Guaranty Insurance Policy]. See "The
                               Trust  --  The  Certificate   Guaranty  Insurance
                               Policy" herein.


                                      S-6


                               The  primary  credit  support for the Class [___]
                               Certificates is the subordination of the Class [___], Class [___] and Class [___] Certificates.

                               Because the Senior Certificates initially may receive a disproportionately greater share of prepayments on the Mortgage Loans as a result of the application of the Senior Prepayment Percentage (as defined herein), the Senior Certificates are expected to have a shorter weighted average life than the Subordinated Certificates.

Denominations                  The  Offered   Certificates  will  be  Book-Entry
                               Certificates.    One   or    more    certificates
                               representing  each Class of Offered  Certificates
                               will be  registered  in the name of a nominee  of
                               The Depository  Trust Company  (together with any
                               successor  depository selected by the Seller, the
                               "Depository"),  and beneficial  interests in such
                               certificates  will be held by  investors  through
                               the book-entry  facilities of the Depository,  as
                               described  herein,  in minimum  denominations  of
                               $[____________]  in initial  principal amount and
                               integral multiples of $[1,000] in excess thereof.
                               One   Certificate   of  each   Class  of  Offered
                               Certificates   may  be  issued  in  a   different
                               denomination.

Trustee                        [____________],    a    [____________    banking
                               corporation] [national banking association] (the "Trustee"). The Trustee will be entitled to a monthly fee with respect to each Distribution Date and each Mortgage Loan (the "Trustee Fee") equal to one-twelfth of [___]% per annum (the "Trustee Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period. See "The Agreement -- The Trustee" in the Prospectus.

 Servicer [Meritech Mortgage Services, Inc., a Texas corporation and an affiliate of the Seller] ("[Meritech" or] the "Servicer"). The Servicer is
                               (i) approved by the Master Servicer, (ii) a HUD-approved originator and (iii) approved by and in good standing with FNMA or FHLMC. The Servicer will perform certain customary servicing functions with respect to the Mortgage Loans pursuant to a servicing agreement assigned to the Trust (the "Servicing Agreement"). The Servicer is obligated, under certain circumstances, to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "The Trust -- Servicing of Mortgage Loans" herein and "Servicing of Mortgage Loans -- Advances" in the Prospectus.

                               The Servicer will be entitled to (i) a monthly servicing fee with respect to each Distribution Date and each Mortgage Loan (the "Servicing Fee") equal to one-twelfth of a fixed percentage per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period and (ii) additional servicing compensation described herein. [As of the Cut-Off Date, the Servicing Fee Rate is expected to equal approximately [___]% per annum for each Mortgage Loan.] See "The Trust -- Servicing of Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein and "Servicing of Mortgage Loans" in the Prospectus.

Master Servicer                [____________], a [____________] corporation [and
                               an   affiliate   of  the  Seller]   (the  "Master
                               Servicer").  The Master  Servicer  will  perform,
                               directly  or  indirectly   through  one  or  more
                               sub-servicers,    certain    administrative   and
                               supervisory   functions   with   respect  to  the
                               Mortgage Loans. The Master Servicer is obligated,
                               under   certain    circumstances,    to   advance
                               delinquent payments of principal and interest with respect to the Mortgage Loans to the extent that the Servicer fails to make such advances.

                               The Master Servicer will be entitled to (i) a monthly fee with respect to each Distribution Date and each Mortgage Loan (the "Master Servicing Fee") equal to one-twelfth of [___]% per annum (the "Master Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period and (ii) any interest earned on funds relating to the Mortgage Loans held in a custodial account by the Master Servicer pending remittance of such funds to the Asset Proceeds Account. See "The Trust -The Master Servicer" herein and "Servicing of Mortgage Loans -- Master Servicer Duties" in the Prospectus.


                                      S-7


The Mortgage Loans             The   Mortgage   Loans   will   consist   of  (i)
                               [conventional,]  one- to four-family [fixed rate]
                               mortgage  loans secured by first,  second or more
                               junior  liens  on   residential   properties  (or
                               participation  interests in such loans)  ("Single
                               Family Loans") and (ii) loans secured by security
                               interests  in  or  similar  liens  on  shares  in
                               private,     non-profit    cooperative    housing
                               corporations  ("Cooperatives") and on the related
                               proprietary   leases  or   occupancy   agreements
                               granting  exclusive  rights  to  occupy  specific
                               dwelling  units  in the  buildings  owned  by the
                               Cooperatives (or participation  interests in such
                               loans)  ("Cooperative  Loans"  and,  collectively
                               with Single Family Loans,  "Mortgage Loans"). The
                               Mortgage   Loans  will  be  acquired  from  Saxon
                               Mortgage, Inc., an affiliate of the Seller, which originated approximately [___]% of the Mortgage
                               Loans and which  acquired the remaining  Mortgage
                               Loans from approximately [___] [mortgage banking institutions] (each, an "Originator"). See "The
                               Mortgage Loans" herein.

                               The Mortgage Loans are expected to have, as of the Cut-Off Date, original and remaining terms to stated maturity of more than [___] years but not more than 30 years, a weighted average remaining term to stated maturity of approximately [___] months, a weighted average Mortgage Interest Rate (as defined below) of approximately [___]% per annum and a weighted average Net Rate (as defined below) of approximately [___]% per annum. Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged
                               Premises located in [____________ ] and [____________], respectively. Approximately
                               [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in the [____________] and [____________]
                               metropolitan areas, respectively. [Not more than [___]% of the Mortgage Loans are expected to have been originated pursuant to "limited documentation" origination programs.]

                               Approximately [ ]% of the Mortgage Loans are expected to be secured by second or more junior liens on the Mortgaged Premises. See "Risk Factors -- Junior Mortgage Loans May Experience Relatively Higher Losses" herein and "Certain Legal Aspects of Mortgage Loans -Junior Mortgage Loans; Rights of Senior Mortgagees" in the Prospectus. Approximately [ ]% of the Mortgage Loans are expected to be Cooperative Loans.

Mortgage Interest  Rate        The Mortgage Interest Rate for each Mortgage Loan
                               will equal the per annum interest rate required to be paid by the borrower under the terms of the related Note.

Administrative Fee
Rate The Administrative Fee Rate with respect to each Distribution Date and each Mortgage Loan will equal the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Trustee Fee Rate with respect to such Mortgage Loan. The Administrative Fee Rate relating thereto will be [___]% per annum.

Administrative Fee             The  Administrative  Fee  with  respect  to  each
                               Distribution Date and each Mortgage Loan will equal the sum of (i) the Servicing Fee, (ii) the Master Servicing Fee and (iii) the Trustee Fee relating thereto.

Net Rate The Net Rate for each Mortgage Loan will equal the Mortgage Interest Rate of such Mortgage Loan less the Administrative Fee Rate with respect to such Mortgage Loan.


                                      S-8

Credit Enhancement Fee         The Credit  Enhancement  Fee with respect to each
                               Distribution Date will equal one-twelfth of [ ]% multiplied by the Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date.

Additional Information         On each  Distribution  Date,  information will be
                               available   with   respect  to  the   outstanding
                               principal   balance  of  each  Class  of  Offered
                               Certificates.  The information may be obtained by
                               telephone  from  the  Trustee.  As of the date of
                               this   Prospectus   Supplement,   the   Trustee's
                               telephone number is [(___) ___-____].

                               A Current Report on Form 8-K relating to the Certificates and containing a detailed description of the Mortgage Loans actually delivered to the Trustee at the time the Certificates are issued will be available to the Underwriter on the Closing Date and will be filed with the Securities and Exchange Commission within fifteen days after the Closing Date. The Current Report on Form 8-K will specify the initial principal amount of each Class of Certificates. In addition, the Master Servicer will make available, on an ongoing basis, information with respect to (i) the current weighted average Mortgage Interest Rate and weighted average remaining term to stated maturity of the outstanding Mortgage Loans, (ii) the geographic distribution of the Mortgaged Premises underlying the outstanding Mortgage Loans, (iii) Mortgage Loans that are more than 30 days delinquent in payment and (iv) Realized Losses allocated to the Certificates.

Distribution Date              The  Distribution  Date will be the [25th] day of
                               each month (or, if such day is not a business day, the next succeeding business day), beginning in [____________] 199[_] (each, a "Distribution
                               Date").

Record Date                    The Record Date for each  Distribution  Date will
                               be the last  business day of the month  preceding
                               the month in which such  Distribution Date occurs
                               (or, in the case of the first  Distribution Date,
                               the  Closing  Date).   See  "Description  of  the
                               Certificates -Distributions" herein.

Accounting Date                The Accounting  Date for each  Distribution  Date
                               will be the last day of the month preceding the month in which such Distribution Date occurs.

Due Period                     The Due Period with respect to each  Distribution
                               Date will be the period  from and  including  the
                               [_____] day of the month  preceding  the month in
                               which  such   Distribution  Date  occurs  to  and
                               including the [_____] day of the month in which such Distribution Date occurs.

Prepayment Period              The  Prepayment   Period  with  respect  to  each
                               Distribution Date will be the period from and including the [____] day of the month preceding the month in which such Distribution Date occurs to and including the [____] day of the month in which such Distribution Date occurs.

Closing Date                   The   Closing   Date   will   be  on   or   about
                               [____________] , 199[_].

Distributions                  On each Distribution Date,  amounts  attributable
                               to  payments  on the  Mortgage  Loans and certain
                               other  amounts,  less the related  Administrative
                               Fee with  respect to each  Mortgage  Loan and the
                               related Credit  Enhancement  Fee, will be applied
                               to   pay    principal   and   interest   on   the
                               Certificates.  All distributions  will be made by
                               or on behalf of the Trustee on each  Distribution
                               Date  to  the   persons   in  whose   names   the
                               Certificates  are  registered  as of the close of
                               business  on  the  preceding   Record  Date.  See
                               "Description     of    the     Certificates    --
                               Distributions" herein.


                                      S-9

  Interest
    Distributions              Each  Class of  Offered  Certificates  will  bear
                               interest with respect to each  Distribution  Date
                               on the  outstanding  principal  balance  of  such
                               Class immediately prior to such Distribution Date
                               at the pass-through rate specified for such Class
                               on  the  cover  page  hereof  (the  "Pass-Through
                               Rate"), [(adjusted for the allocation of Interest
                               Shortfalls   as  described   herein)].   On  each
                               Distribution Date, to the extent of the Available
                               Distribution, amounts in respect of interest will be distributed to the holders of the Offered
                               Certificates as provided herein. See "Description of the Certificates -- Distributions" herein.

                               [Interest on the Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.] Distributions of interest on each Distribution Date will include interest accrued through the Accounting Date preceding such Distribution Date. Because interest will not be distributed on the Certificates until the [25th] day (or, if such day is not a business day, the next succeeding business day) of the month following the month in which such interest accrues, the effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for the Certificates.

    Principal
     Distributions             On each Distribution  Date, to the extent of the
                               Available  Distribution,  amounts  in  respect of
                               principal  will be  distributed to the holders of
                               the Offered  Certificates as provided herein. See
                               "Description     of    the     Certificates    --
                               Distributions" herein.

[Additional Credit
Support for the
Senior Certificates            The Senior  Certificates  will be entitled to the
                               benefits of the  Certificate  Guaranty  Insurance
                               Policy to be issued by the  Certificate  Guaranty
                               Insurer.The  Certificate  Guaranty  Insurer  is a
                               [____________]  [corporation] [insurance company]
                               engaged  in the  business  of  writing  financial
                               guaranty  insurance,  principally  in  respect of
                               investment securities offered in the domestic and
                               foreign   markets.   The   Certificate   Guaranty
                               Insurer's  claims-paying ability is rated ["AAA"]
                               by [____________]  and ["AAA"] by [____________].
                               See  "The  Trust  --  The  Certificate   Guaranty
                               Insurance Policy" herein.]

Allocation of Losses
and Interest Shortfalls

   Realized Losses             [Except as provided  below,]  Realized  Losses on
                               the  Mortgage  Loans  will be  allocated  on each
                               Distribution Date to the Certificates as follows:
                               first,  to the Non-Offered  Certificates  (except
                               the [Class R] Certificates) until the outstanding
                               principal   balance   of  each   Class   of  such
                               Certificates has been reduced to zero; second, to
                               the   Class   [___]    Certificates   until   the
                               outstanding principal balance of such Class has been reduced to zero; and, finally, to the Senior
                               Certificates.

                               [Notwithstanding the loss allocation priorities specified above, Special Hazard Losses on the Mortgage Loans in excess of the Special Hazard Loss Limit, Mortgagor Bankruptcy Losses on the Mortgage Loans in excess of the Mortgagor Bankruptcy Loss Limit and Fraud Losses on the Mortgage Loans in excess of the Fraud Loss Limit [(collectively, "Excess Losses")] will be allocated pro rata to all Classes of Certificates in proportion to their outstanding principal balances.]

                               [The Special Hazard Loss Limit, the Mortgagor Bankruptcy Loss Limit and the Fraud Loss Limit will be specified in the Trust Agreement. It is expected that the Special Hazard Loss Limit will


                                      S-10


                               not be more than approximately $[____________] and that the Mortgagor Bankruptcy Loss Limit will not be more than approximately $[____________]. The initial Fraud Loss Limit is expected to be [___]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Limit will equal the initial Fraud Loss Limit minus the aggregate amount of Fraud Losses allocated on previous Distribution Dates. As of any Distribution Date on or after the first
                               anniversary   of   the   Cut-Off   Date   to  the
                               Distribution Date immediately preceding the [____] anniversary of the Cut-Off Date, the Fraud Loss Limit will equal (i) the lesser of (A) [___]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date and (B) the Fraud Loss Limit immediately prior to the most recent anniversary of the Cut-Off Date minus
                               (ii) the aggregate amount of Fraud Losses allocated since the most recent anniversary of the Cut-Off Date. On the [____] anniversary of the Cut-Off Date and thereafter, the Fraud Loss Limit will be zero. See "Description of the Certificates -Allocation of Realized Losses and Interest Shortfalls" herein.

                               [Any Realized Losses allocable to the Senior Certificates will be paid pursuant to the related Certificate Guaranty Insurance Policy. See "The Trust -- The Certificate Guaranty Insurance Policy" herein.]

   Certain Interest
     Shortfalls.               The Master Servicer is obligated to fund interest
                               shortfalls   resulting   from   the   timing   of
                               prepayments  in  full  or   liquidations  of  the
                               Mortgage Loans ("Prepayment Interest Shortfalls")
                               to the  extent of the  aggregate  of its  monthly
                               Master  Servicing  Fees plus  certain  additional
                               compensation  to which  the  Master  Servicer  is
                               entitled,   including   reinvestment  income  and
                               interest  payments  relating  to  prepayments  or
                               liquidations  of the  Mortgage  Loans  during the
                               related  Prepayment Period.  Prepayment  Interest
                               Shortfalls  in  excess  of the  amount  that  the
                               Master   Servicer  is  obligated  to  fund  (such
                               excess, "Non-Supported Interest Shortfalls") will be allocated to each Class of Certificates in proportion to the amount of interest that the holders of such Class of Certificates would have otherwise been entitled to receive had such interest shortfalls not occurred.

                               None of the Servicer, the Master Servicer [or the Certificate Guaranty Insurer] is obligated to fund interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). Interest shortfalls resulting from the application of the Relief Act ("Relief Act
                               Shortfalls") will be allocated to each Class of Certificates in proportion to the amount of interest that the holders of such Class of Certificates would have otherwise been entitled to receive had such interest shortfalls not occurred. Non-Supported Interest Shortfalls and Relief Act Shortfalls are referred to herein collectively as "Interest Shortfalls." See "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

Advances The Servicer is obligated to advance delinquent payments of principal and interest with respect to the Mortgage Loans to the extent described herein. The Master Servicer is obligated, under certain circumstances, to make such advances to the extent that the Servicer fails to do so, and the Trustee, in turn, is obligated, under certain circumstances, to make such advances to the extent that the Master Servicer fails to do so. None of the Servicer, the Master Servicer or the Trustee is obligated to make an advance of principal or interest that the Master Servicer deems non-recoverable. The total advance obligations of each of the Master Servicer and the Trustee will be subject to dollar limitations acceptable to the Rating Agencies. See "The Trust -- Servicing of Mortgage Loans" herein and "Servicing of Mortgage Loans -- Advances" in the Prospectus.

                                      S-11


Final Scheduled
    Distribution Date          The  Final   Scheduled   Distribution   Date  for
                               distributions   on  the   Certificates   will  be
                               [____________],   20[__].   The  Final  Scheduled
                               Distribution  Date for the  Certificates has been
                               determined  by adding three years to the maturity
                               date of the Mortgage Loans with the latest stated
                               maturity.  Because the rate of  distributions  in
                               reduction of the outstanding  principal  balances
                               of the  Certificates  will  depend on the rate of
                               payments of principal (including  prepayments) on
                               the Mortgage Loans, the actual final distribution
                               on  any  Class  of   Certificates   could   occur
                               significantly  earlier  than its Final  Scheduled
                               Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on interest rates prevailing from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

Optional Redemption            Either the Seller or the holders of a majority in
                               interest of the Class R Certificates, at their respective options and subject to the limitations imposed by the Trust Agreement, may redeem the Certificates, in whole but not in part, on any Distribution Date occurring on or after the earlier of (i) [____________], 20[__] and (ii)
                               the Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate outstanding principal balance of the Certificates is less than 10% of the aggregate initial principal balance of the Certificates. The Certificates will not be redeemed unless the Trust shall have received cash from the redeeming party in an amount equal to the redemption price for such Certificates.

                               Upon redemption of the Certificates, at the option of the redeeming party, (i) the REMIC may be terminated, thereby causing the sale of the remaining Mortgage Loans and other assets of the REMIC and the retirement of the Certificates, or
                               (ii) the Certificates may be held or resold by the redeeming party. The REMIC may also be terminated (and the Certificates redeemed) on any Distribution Date upon the Master Servicer's determination, based on an opinion of counsel, that the REMIC status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon the termination of the REMIC and payment of all amounts due on the Certificates and all administrative expenses associated with the REMIC, any remaining assets of the REMIC will be sold and the proceeds distributed pro rata to the holders of the Class R Certificates. The Trust will be terminated when the REMIC has been terminated. See "The Trust -- Optional Redemption" herein and "Description of the
                               Certificates -- Optional Redemption" in the Prospectus.

Certain Federal Income
 Tax Consequences              An  election  will be made to treat the  Mortgage
                               Loans and related  assets of the Trust as a REMIC
                               for  federal  income tax  purposes.  The  Offered
                               Certificates   will  be  designated  as  "regular
                               interests"   in  the  REMIC,   and  the  Class  R
                               Certificates will be designated as the "residual interest" in the REMIC.

                               Because the Offered Certificates will be considered REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such Certificates, including any original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting. See "Certain Federal Income Tax Consequences" in the Prospectus. [Each of the Class [___] and Class [___] Certificates are expected to be issued with original issue discount that is de minimis in amount and, therefore, such Certificates will be treated as if they were not issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in the Prospectus.] The prepayment assumption that should be used in determining the rate of accrual of original issue discount, if any, with respect to the Offered Certificates is [___]% [PAM ]. However, no representation is made as to the rate at which prepayments actually will occur. See "Maturity and Prepayment Considerations" herein.


                                      S-12


                               For federal income tax purposes, the Offered Certificates generally will be treated as "qualifying real property loans" for domestic building and loan associations and mutual savings banks, "regular interests in a REMIC" for domestic building and loan associations and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences" in the Prospectus. Similarly, interest on the Offered Certificates generally will be considered as "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Certain Federal Income Tax Consequences" in the Prospectus.

Ratings It is a condition to the issuance of the Offered Certificates that the Senior Certificates be rated ["AAA,"] and the Class [___] Certificates be rated at least ["___"] by both [____________]
                               [("_____")]  and  [____________]  [("_____")].  A
                               security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of the likelihood that principal prepayments will be made or of the degree to which the rate of such prepayments might differ from that originally anticipated. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

                               The Seller has requested that [_____] and [_____] (together, the "Rating Agencies") rate the Offered Certificates. There can be no assurance as to whether any other rating agency will rate the Offered Certificates or as to what rating any such other rating agency would assign to the Offered Certificates.

Legal Investment               The   Offered    Certificates   will   constitute
                               "mortgage related securities" for purposes of the
                               Secondary Mortgage Market Enhancement Act of 1984
                               ("SMMEA") for so long as they are rated in one of
                               the two highest rating  categories by one or more
                               nationally-recognized      statistical     rating
                               organizations.     Accordingly,    the    Offered
                               Certificates  will  be  "legal  investments"  for
                               certain types of  institutional  investors to the
                               extent provided in SMMEA,  subject, in each case,
                               to state laws  overriding  SMMEA and to any other
                               regulations which may govern  investments by such
                               institutional  investors. A number of states have
                               enacted   legislation    overriding   the   legal
                               investment   provisions  of  SMMEA.   See  "Legal
                               Investment Matters" in the Prospectus.

                               Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agency with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities, including the Offered Certificates.


                                      S-13


                               The Seller makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment Matters" in the Prospectus.

ERISA Considerations           Fiduciaries  of employee  benefit  plans or other
                               retirement  plans  or   arrangements,   including
                               individual  retirement  accounts,  certain  Keogh
                               plans, and collective  investment funds, separate
                               accounts and insurance  company general  accounts
                               in which such plans, accounts or arrangements are
                               invested,   that  are  subject  to  the  Employee
                               Retirement   Income  Security  Act  of  1974,  as
                               amended ("ERISA"),  or the Code, should carefully
                               review  with  their  legal  advisors  whether  an
                               investment in the Offered Certificates will cause
                               the  assets  of the Trust to be  considered  plan
                               assets  under  the  Department  of Labor  ("DOL")
                               regulations  set  forth  in  29  C.F.R.   Section
                               2510.3-101   (the  "Plan   Asset   Regulations"),
                               thereby  subjecting  the  Trustee  and the Master
                               Servicer   to   the   fiduciary    responsibility
                               standards  of ERISA,  and whether  the  purchase,
                               holding or transfer  of the Offered  Certificates
                               gives rise to a  transaction  that is  prohibited
                               under   ERISA  or   subject  to  the  excise  tax
                               provisions  of Section 4975 of the Code.  Certain
                               prohibited    transaction   exemptions   may   be
                               applicable  to the  purchase  and  holding of the
                               Senior  Certificates  as  described  herein.  See
                               "ERISA   Considerations"   herein   and   in  the
                               Prospectus.

                               Because the Class [___] Certificates are subordinated securities, they will not satisfy the requirements of certain prohibited transaction exemptions. As a result, the purchase or holding of any of the Class [___] Certificates by a Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan (each a "Plan Investor") may constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or civil penalties. Accordingly, the Class [___] Certificates are not offered for sale, and may not be transferred, to Plan Investors. Each purchaser of a Class [___] Certificate, by virtue of such purchaser's receipt of such Certificate, will be deemed to have represented that it is not a Plan Investor. See "ERISA Considerations" herein and in the Prospectus.


                                      S-14

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of the Offered Certificates:

Junior Mortgage Loans May Experience Relatively Higher Losses

         Approximately [___]% of the Mortgage Loans are expected to be secured by second or more junior liens on residential properties ("Junior Mortgage
Loans"). Because the rights of a holder of a second or more junior lien are subordinate to the rights of a senior lienholder, the position of the Trust and the holders of the Certificates could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholder. In the event of a default on a Junior Mortgage Loan by the related borrower, liquidation or other proceeds would be applied first to the payment of court costs and fees in connection with the foreclosure, second to unpaid real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and fourth to any other sums due and owing to the senior lienholder. The claims of the senior lienholder would be satisfied in full out of the proceeds of the liquidation of the Mortgaged Premises, if such proceeds are sufficient, before the Trust would receive any payments. In the event that the proceeds from a foreclosure or similar sale of Mortgaged Premises on which the Trust holds a second or more junior lien are insufficient to satisfy the related senior mortgage loans in the aggregate, the Trust, as the holder of the second or more junior lien, and the holders of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. In addition, deficiency judgments may not be available in certain jurisdictions.

         Even if a Mortgaged Premises provides adequate security for the related Junior Mortgage Loan, substantial delays could be encountered in connection with the liquidation of such Junior Mortgage Loan, and corresponding delays in the receipt of related proceeds by the holders of the Certificates could occur. An action to foreclose on a Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In addition, in some states, an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Premises. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Premises or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Geographic Concentration of the Mortgaged Premises

         Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in [____________] and [____________], respectively. Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in the [____________] and [____________] metropolitan areas, respectively. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Certificates may be affected significantly by (i) changes in the housing markets and the regional economies of [____________] and [____________], in general, and the
[____________] and [____________] metropolitan areas, in particular, and (ii) the occurrence of natural disasters (such as earthquakes, fires, floods and hurricanes) in [____________] and [____________], in general, and the
[____________] and [____________] metropolitan areas, in particular.

Certificateholders Must Look Solely to Limited Trust Assets for Certificate Payments

         Neither the Offered Certificates nor the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, the Servicer, the Master Servicer, the Trustee, the Certificate Guaranty Insurer (except as described herein) or any other person. The Offered Certificates will be entitled to payment solely from amounts collected on or with respect to the assets of the Trust.


                                      S-15


Secondary Market for Certificates May Not Develop or Continue

         There can be no assurance that a secondary market will develop for the Offered Certificates or, if such a market does develop, that it will provide the holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Mortgage Loan Prepayments May Affect Final Certificate Payment Date or Certificate Yield

         Unlike standard corporate bonds, the timing and amount of principal distributions on the Offered Certificates are not fixed and will be determined by, among other things, the timing and amount of principal payments (including prepayments) on the Mortgage Loans, the timing and amount of losses realized on the Mortgage Loans and the principal payment structure (including redemption provisions) of the Certificates. The timing and amount of principal payments on the Mortgage Loans may be affected by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein and "Maturity, Prepayment and Yield Considerations" in the Prospectus.

Variability of Yield

         Faster mortgage prepayment rates, which are generally associated with a declining interest rate environment, will have the effect of reducing the weighted average life of each Class of Offered Certificates and increasing the reinvestment risk associated with the inability to achieve comparable yields on the available investment alternatives in such reduced interest rate environment. Conversely, slower mortgage prepayment rates, which are generally associated with an increasing interest rate environment or declining real estate values, will have the effect of increasing the weighted average life of each Class of Offered Certificates and decreasing the amount of funds available to a holder of Offered Certificates to reinvest in higher yielding investment alternatives.

Bankruptcy Recharacterization of Mortgage Loan Transfers May Delay or Reduce Certificate Payments

         Saxon Mortgage and the Seller intend that the transfer of the Mortgage Loans by Saxon Mortgage to the Seller and, in turn, by the Seller to the Trust constitutes a sale rather than a pledge to secure indebtedness for insolvency purposes. If Saxon Mortgage were to become a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of Saxon Mortgage might argue that such transfer was a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the Offered Certificates. If such transfer were recharacterized as a pledge, the trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Mortgage Loans, with the holders of the Certificates entitled to no more than the then outstanding principal balances, if any, of such Certificates together with interest thereon at the applicable rate to the date of payment. In the event of such an acceleration of the Certificates, the holders of the Offered Certificates would lose the right to future distributions of interest, and might therefore suffer reinvestment losses in a lower interest rate environment, and might fail to recover fully their initial investments.

Non-Recordation of Assignments

         [Subject to confirmation by the Rating Agencies that the ratings on the Offered Certificates will not be downgraded [(without regard to the Certificate Guaranty Insurance Policy)], the Seller will not be required to record in the real property records assignments to the Trustee of the mortgages or deeds of trust (each, a "Security Instrument") relating to the Mortgage Loans. Instead, an assignment to the Servicer will be recorded, and the Servicer will provide the Trustee with an assignment in blank. See "The Mortgage Loans -- Assignment of Mortgage Assets" herein.

         Although the recordation of the assignments of the Security Instruments to the Trustee is not necessary to sell the Mortgage Loans to the Trustee, if the Servicer were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording such assignments, the other parties to such sale, assignment, satisfaction or discharge might acquire rights superior to those of the Trustee. If insolvency proceedings relating to the Servicer were commenced prior to such recording, creditors of the Servicer might be able to cause delays in the completion of foreclosure proceedings in respect of delinquent Mortgage Loans, resulting in delays of cash flow from the Servicer and requiring the Certificateholders to rely on the advance obligations of the Master Servicer and Trustee.]


                                      S-16



                               THE MORTGAGE LOANS
General

         The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust which consists primarily of Mortgage Loans. The Mortgage Loans will be acquired by the Seller from Saxon Mortgage, Inc., a Virginia corporation and an affiliate of the Seller ("Saxon Mortgage"), which originated approximately [___]% of the Mortgage Loans and which acquired the remaining Mortgage Loans from approximately [___] Originators pursuant to its mortgage loan purchase program. Unless otherwise noted, the information contained herein is given by aggregate Scheduled Principal Balance of the Mortgage Loans as of [____________], 199[_] (the "Cut-Off Date").

         The Trust will consist primarily of one- to four-family [fixed rate] mortgage loans secured by first, second or more junior liens on residential properties (or participation interests in such loans) ("Single Family Loans") and loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the Cooperatives (or participation interests in such loans) ("Cooperative Loans" and, collectively with Single Family Loans, "Mortgage Loans"). [The Mortgage Loans will not be subject to negative amortization.] See "The Trusts -- The Mortgage Loans" in the Prospectus.

The Mortgage Loans

         The Mortgage Loans are expected to have, as of the Cut-Off Date, original and remaining terms to stated maturity of more than [___] years but not more than 30 years, a weighted average remaining term to stated maturity of approximately [___] months, a weighted average Mortgage Interest Rate of approximately [___]% per annum and a weighted average Net Rate of approximately [___]% per annum. The average Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date is expected to be approximately $[____________], and no Mortgage Loan is expected to have a Scheduled Principal Balance exceeding $[____________].

         It is expected that (i) at least [___]% of the Mortgage Loans will contain "due-on-sale" clauses, (ii) at least [___]% of the Mortgage Loans will be secured by single-family residences or planned unit developments, (iii) at least [___]% of the Mortgage Loans will be secured by Mortgaged Premises that are the primary residences of the related borrowers, (iv) not more than [___]% of the Mortgage Loans will be secured by units in high-rise condominiums and not more than [___]% of the Mortgage Loans will be secured by units in low-rise condominiums, (v) less than [___]% of the Mortgage Loans will be secured by an investor-owned residence and (vi) not more than [___]% of the Mortgage Loans will have been originated within a single zip code area.

         Approximately [ ]% of the Mortgage Loans are expected to be secured by second or more junior liens on the Mortgaged Premises. See "Risk Factors -- Junior Mortgage Loans May Experience Relatively Higher Losses" herein and "Certain Legal Aspects of Mortgage Loans -- Junior Mortgage Loans; Rights of Senior Mortgagees" in the Prospectus. Approximately [ ]% of the Mortgage Loans are expected to be Cooperative Loans.

Selected Data

         The Seller has identified approximately [___]% of the Mortgage Loans. The additional Mortgage Loans not yet identified are not expected to cause material variances from the information set forth herein. Additional information regarding the anticipated characteristics of the Mortgage Loans is set forth in the tables below. Whenever reference is made herein to a percentage of the Scheduled Principal Balance of the Mortgage Loans, such percentage is calculated based on the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. In the following tables, asterisks (*) indicate values between 0.0% and 0.5%. The percentages under the heading "Percentage of Scheduled Principal Balance" may not sum due to rounding.


                                      S-17


                  Mortgage Interest Rates 1                                       Original Loan-to-Value Ratios 1
              Mortgage                Percentage of Scheduled                  Original              Percentage of Scheduled
         Interest Rates (%)              Principal Balance                Loan-to-Value Ratios          Principal Balance





                                                100%                                                           100%
                                                ====                                                           ====
1        The weighted average Mortgage                                  1        The weighted average original
Interest Rate of the Mortgage Loans as                                  loan-to-value ratio of the Mortgage
of the Cut-Off Date is approximately                                    Loans as of the Cut-Off Date is
[___]% per annum.                                                       approximately [___]%.  As of the
                                                                        Cut-Off Date, the maximum Scheduled
                                                                        Principal Balance  of any Mortgage
                                                                        Loan   with an original loan     to
                                                                        value ratio greater than    90% was
                                                                        approximately $[____________]. The
                                                                        "original loan-to-value ratio"   of
                                                                        any Mortgage Loan represents the ratio
                                                                        of      the principal amount   of the
                                                                        Mortgage Loan outstanding at
                                                                        origination of     such Mortgage Loan
                                                                        divided  by (i)  in the case  of  a
                                                                        purchase, the  lesser of      the
                                                                        original selling price    of the
                                                                        related Mortgaged Premises and     its
                                                                        appraised value    at the time of such
                                                                        purchase or (ii) in the case  of  a
                                                                        refinance, the appraised value    of
                                                                        the related Mortgaged Premises at the
                                                                        time of such refinance.

















            Original Term to Stated Maturity 1                              State Distribution of Mortgaged Premises 1
        Original Term            Percentage of Scheduled              States (5% or Greater       Percentage of Scheduled
           (Months)                 Principal Balance                    Concentration)              Principal Balance
                                            %                                                                %






                                           100%                                                             100%
                                           ====                                                             ====
1        The weighted average original term to stated                1        Not more than [___]% of the Mortgage Loans
maturity of the Mortgage Loans is approximately [___]                relate to Mortgaged Premises located in a single zip
months.                                                              code area.

           Remaining Term to Stated Maturity 1                         Metropolitan Area Distribution of Mortgaged Premises
 Remaining Term (Months)       Percentage of Scheduled                Metropolitan Areas (5%       Percentage of Scheduled
                                  Principal Balance                        or Greater                 Principal Balance
                                                                          Concentration)
                                          %                                                                   %






                                        100%                                                                100%
                                        ====                                                                ====

1 The weighted average  remaining term
to  stated  maturity  of the  Mortgage
Loans  as  of  the  Cut-Off   Date  is
approximately [___] months.


                                      S-18



                    Occupancy Status 1                                                     Loan Purpose
        Occupancy              Percentage of Scheduled                        Loan                Percentage of Scheduled
         Status                   Principal Balance                          Purpose                 Principal Balance
         ------                   -----------------                          -------                 -----------------
Primary Home                              %                          Purchase                                %
Investor                                                             Cash-out Refinance
Second Home                                                          Refinance
                                        100%                                                                100%
                          1As represented by the Borrower.

                Type of Mortgaged Premises                                     Current Scheduled Principal Balances
      Property Type            Percentage of Scheduled                  Current Scheduled         Percentage of Scheduled
                                  Principal Balance                  Principal Balances ($)          Principal Balance
Single-family Detached                    %                                                                  %
   Residence
Single-family
Attached
Residence
Low-Rise Condominium
High-Rise Condominium
                                        100%                                                                100%
                                        ====                                                                ====



Cooperative Loans

         Approximately [ ]% of the Mortgage Loans are expected to be Cooperative Loans. A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the Cooperative shares. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Cooperative Loans" in the Prospectus.

Representations and Warranties

         Saxon Mortgage will make certain customary representations and warranties with respect to the Mortgage Loans in the agreement by which Saxon Mortgage transfers its interest in the Mortgage Loans to the Seller and will be obligated under certain circumstances to repurchase the Mortgage Loans for breaches of such representations and warranties. [In addition, the Originators


                                      S-19


of the Mortgage Loans have made certain customary representations and warranties with respect to the Mortgage Loans in the agreements by which such Originators transferred their interest in the Mortgage Loans to Saxon Mortgage.] See "Origination of Mortgage Loans -- Representations and Warranties" in the Prospectus.

Underwriting Policies

         In the case of approximately [___]% of the Mortgage Loans, neither the Seller nor Saxon Mortgage has underwritten the Mortgage Loans. The balance of the Mortgage Loans were underwritten by [ ] pursuant to [ ] underwriting guidelines. Each such Mortgage Loan has been underwritten by either
[____________] or [____________], but only to ensure compliance with their respective credit, appraisal and underwriting guidelines. Approximately [___]% of the Mortgage Loans that were underwritten by [____________] were underwritten pursuant to "limited documentation" programs approved by [____________] and approximately [ ]% were underwritten pursuant to Saxon Mortgage's underwriting guidelines for "non-conforming credits". In "limited documentation" programs, credit approval procedures may be based on an examination of fewer documents than would be the case under a full documentation program. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, these Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, losses on such Mortgage Loans may be higher than losses on mortgage loans originated in accordance with such guidelines. See "Origination of the Mortgage Loans" in the Prospectus.

         Approximately [___]% of the Mortgage Loans were underwritten by Saxon Mortgage in accordance with the provisions described under "Origination of Mortgage Loans" in the Prospectus. Of the Mortgage Loans underwritten by Saxon Mortgage, approximately [___]% of such Mortgage Loans were underwritten pursuant to a "limited documentation" program. In the aggregate, approximately [___]% of the Mortgage Loans were underwritten pursuant to a "limited documentation" program.

Additional Information

         On each Distribution Date, information will be available with respect to the outstanding principal balance of each Class of Offered Certificates. The information may be obtained by telephone from the Trustee. As of the date of this Prospectus Supplement, the Trustee's telephone number is [(___) ___-____.

         A Current Report on Form 8-K relating to the Certificates and containing a detailed description of the Mortgage Loans actually delivered to the Trustee at the time the Certificates are issued will be available to the Underwriter on the Closing Date and will be filed with the Securities and Exchange Commission within 15 days after the Closing Date. The Current Report on Form 8-K will specify the initial principal amount of each Class of Certificates. In addition, the Master Servicer will make available, on an ongoing basis, information with respect to (i) the current weighted average Mortgage Interest Rate and weighted average remaining term to stated maturity of the outstanding Mortgage Loans, (ii) the geographic distribution of the Mortgaged Premises underlying the outstanding Mortgage Loans, (iii) Mortgage Loans that are more than 30 days delinquent in payment and (iv) Realized Losses allocated to the Certificates.

Assignment of Mortgage Assets

         The Seller is required, with respect to each Mortgage Loan, to deliver or cause to be delivered to the Trustee the related mortgage note (the "Mortgage Note") endorsed to the order of the Trustee or in blank, evidence of recording of the related mortgage or deed of trust (the "Security Instrument") and certain other original documents relating to the Mortgage Loans. In addition, the Seller is currently required to deliver an assignment of such Security Instrument in recordable form, either naming the Trustee as assignee or in blank, and to cause such assignment to be recorded in the appropriate public office for real


                                      S-20


property records. See "The Trusts -- Assignment of Mortgage Assets" in the Prospectus. The Seller will not be required to cause such assignment to be recorded, however, if it receives confirmation from the Rating Agencies that the ratings on the Certificates will not be downgraded [(without regard to the Certificate Guaranty Insurance Policy)] as a result of the non-recordation. In that event, an assignment naming the Servicer will be recorded in the appropriate public office for real property records and an assignment in blank will be delivered to the Trustee.

Delivery and Substitution of Mortgage Loans

         In the event that one or more Mortgage Loans are not delivered with all the required documentation on the Closing Date, the Seller intends to deposit cash on an interim basis with the Trustee in an amount equal to the Scheduled Principal Balance of such Mortgage Loans not delivered, plus applicable interest for one month on the amount of cash deposited. In the event that cash is deposited with the Trustee, the Seller will use its reasonable best efforts to provide the Trustee with Mortgage Loans consistent with the terms hereof before the first Distribution Date.

         Under the limited circumstances specified in the Trust Agreement, certain mortgage loans may be substituted for Mortgage Loans initially delivered to the Trustee. It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Loans described herein. See "The Trusts -- Substitution of Mortgage Loans" in the Prospectus.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Weighted Average Life of the Certificates

         Weighted average life refers to the average amount of time that will elapse from the date of delivery of an investment security until each dollar of principal of such investment security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are made, which may be in the form of scheduled amortization or prepayments (including payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, and purchases by or on behalf of the Seller, the Servicer or the Master Servicer, as the case may be).

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. [The prepayment assumption model used in this Prospectus Supplement [("PAM")] represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A prepayment assumption of 100% PAM assumes prepayment of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans at an annual rate of 0.2% and an additional 0.2% in each month thereafter (for example, at an annual rate of 0.4% in the second month and so forth) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PAM assumes an annual constant prepayment rate by 6% in each month.]

         [The tables set forth on pages S-[___] through S-[___] hereof (the "DEC Tables") are based on the assumption that the Mortgage Loans will prepay at the indicated constant percentages of PAM. As used in the table, "0% PAM" assumes no prepayments, "100% PAM" assumes prepayment rates equal to the product of 1.00 and the 100% PAM assumed prepayment rates, "250% PAM" assumes prepayment rates equal to the product of 2.50 and the 100% PAM assumed prepayment rates, and so forth.]

Factors Affecting Prepayments on the Mortgage Loans

         The yields to maturity of the Certificates, and the aggregate amount of distributions on certain Classes of Certificates, will be affected by, among other things, the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon.

         The timing and amount of principal payments (including prepayments) on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if prevailing mortgage rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Interest Rates on the Mortgage Loans. Other factors affecting prepayment of


                                      S-21


mortgage loans include changes in housing needs, job transfers, unemployment, the net equity in the related mortgaged premises and servicing decisions. The Mortgage Loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. THERE CAN BE NO ASSURANCE AS TO THE RATE OR TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS DURING ANY PERIOD OR OVER THE LIFE OF THE CERTIFICATES.

         The Seller may, but is under no obligation to, purchase any Mortgage Loan that is delinquent in payment by 90 days or more. Any such purchase of a Mortgage Loan must be made at a price equal to the greater of the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate or the fair market value of such Mortgage Loan.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in (i) principal distributions to Certificateholders that would otherwise be distributed over the remaining terms of such Mortgage Loans and (ii) the termination of ongoing interest distributions with respect to such Mortgage Loans to the Certificateholders. See "Maturity, Prepayment and Yield Considerations" in the Prospectus. As a result of the application of the Senior Prepayment Percentage, all or a disproportionate percentage of principal prepayments on the Mortgage Loans will be distributed to the holders of the Senior Certificates during the first [_____] years following the Cut-Off Date. See "Description of the Certificates -- Distributions" herein.

         At least [___]% of the Mortgage Loans will contain "due-on-sale" clauses. The sale of Mortgaged Premises encumbered by Mortgage Loans with "due-on-sale" clauses will result in the prepayment of such Mortgage Loans and a corresponding decrease in the weighted average lives of the Certificates. Conversely, the assumption of Mortgage Loans without "due-on-sale" clauses by purchasers of the related Mortgaged Premises may increase the weighted average lives of the Certificates. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

         Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in [____________] and [____________], respectively. Approximately [___]% and [___]% of the Mortgage Loans are expected to be secured by Mortgaged Premises located in the [____________] and [____________] metropolitan areas, respectively. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Certificates may be affected significantly by (i) changes in the housing markets and the regional economies of [____________] and [____________], in general, and the
[____________] and [____________] metropolitan areas, in particular, and (ii) the occurrence of natural disasters (such as earthquakes, fires, floods and hurricanes) in [____________] and [____________], in general, and the
[____________] and [____________] metropolitan areas, in particular.

Modeling Assumptions

         The assumptions described below (the "Modeling Assumptions") have been used in preparing the DEC Tables. It has been assumed that the Mortgage Loans consist of [three Level Payment] Mortgage Loans (each with an original term to stated maturity of [360 months]) with an outstanding principal balance (as of the Cut-Off Date), Mortgage Interest Rate, Net Rate and remaining term to stated maturity as follows:

                                 Mortgage Loans

    Outstanding Principal           Mortgage Interest              Net Rate (%)          Remaining Term to Stated
         Balance($)                      Rate (%)                                            Maturity (Months)



                                      S-22



It has been further assumed in preparing the DEC Tables that:

              (1) the Closing Date for the issuance of the Certificates  will be
                  [____________], 199[_]

              (2) cash  distributions of principal and interest will be received by the holders of Certificates on [____________], 199[_] and the [___] day of each month thereafter until retirement of the Certificates;

              (3) all of the  Mortgage  Loans will be  delivered  to the Trustee before the first Distribution Date;

              (4) no  optional  redemption  of the  Certificates  and  no  early termination of the Trust will occur;

              (5) the  Mortgage  Loans  will  prepay  monthly  at the  indicated
                  constant percentages of [PAM];

              (6) no  Realized  Losses or Interest  Shortfalls  will be incurred with respect to the Mortgage Loans;

              (7) the  initial  principal  amount of each Class of  Certificates equals the amount specified on page S-[___] hereof; and

              (8) all scheduled payments on the Mortgage Loans (calculated based on the outstanding balances, Mortgage Interest Rates and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities) will be received on the first day of each month, commencing [____________], 199[_], and full prepayments on the Mortgage Loans will be received on the last day of each month, beginning [____________], 199[_], and will include 30 days of interest thereon.

There will be discrepancies between the characteristics of the Mortgage Loans actually included in the Trust and the characteristics of the Mortgage Loans assumed for purposes of the Modeling Assumptions. Such differences will have an effect upon the percentages of initial principal amounts (and weighted average lives) set forth in the DEC Tables. To the extent that the Mortgage Loans actually included in the Trust have characteristics that differ from those assumed in preparing the DEC Tables, the Certificates are likely to have weighted average lives that are shorter or longer than indicated by such tables. Other things being equal, to the extent that cash is used to redeem Certificates because Mortgage Loans are not delivered together with all the required documentation to the Trustee or because Mortgage Loans are repurchased by the Seller or Saxon Mortgage due to a breach of any representation or warranty under the Trust Agreement or the Sales Agreement, respectively, that materially and adversely affects the value of a Mortgage Loan or otherwise, the Certificates will have shorter weighted average lives than indicated by the DEC Tables, which will adversely affect the yield of any Offered Certificates purchased at a premium.

         The DEC Tables indicate the projected weighted average life of each Class of Offered Certificates and set forth the percentage of the initial principal amount of each Class of Offered Certificates that would remain outstanding after each of the dates shown at various percentages of [PAM]. See"Maturity, Prepayment and Yield Considerations" in the Prospectus.

         There can be no assurance that actual prepayments of the Mortgage Loans will conform to any of the constant percentages of [PAM] described in the DEC Tables. Among other things, such tables assume that the Mortgage Loans will prepay at the indicated percentages of [PAM], notwithstanding the fact that the Mortgage Loans may vary substantially as to geographic location of Mortgaged Premises, interest rates and payment terms. Variations in actual prepayment experience for the Mortgage Loans may increase or decrease the percentages of initial principal amount (and weighted average lives) shown in the DEC Tables.

         The weighted average life values included in the following DEC Tables have been determined by (i) multiplying the amount of each principal payment by the number of years from the date of delivery of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal to be paid on the Certificates. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%.


                                      S-23



         The DEC Tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.



                                      S-24




               Percentage of Initial Principal Amount Outstanding

         [TABLE TO BE ADDED]


                                      S-25


               Percentage of Initial Principal Amount Outstanding


         [TABLE TO BE ADDED]



                                      S-26

                              YIELD CONSIDERATIONS

General

         Distributions of interest on the Offered Certificates on any Distribution Date will include interest accrued through the last day of the month preceding the month in which such Distribution Date occurs. Because interest will not be distributed on the Offered Certificates until the [25th] day (or, if such day is not a business day, the next succeeding business day) of the month following the month in which such interest accrues, the effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for the Offered Certificates.

         The yield to maturity of an Offered Certificate will be affected by the rate and timing of payments of principal on the Mortgage Loans. If the purchaser of an Offered Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Any redemption of the Certificates will have an adverse effect on the yield to maturity of any Offered Certificates purchased at a premium, because such redemption will have the same effect as a prepayment in full of the Mortgage Loans.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Investors should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on certificates in which an investor may choose to reinvest amounts received as principal distributions on the Offered Certificates owned by such investor may be lower than the interest rate borne by such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

         Because the rate of principal payments (including prepayments) on the Mortgage Loans will significantly affect the weighted average life and other characteristics of any Class of Offered Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives. For factors affecting principal prepayments on the Mortgage Loans, see "Maturity and Prepayment Considerations" herein.

Interest Shortfalls and Realized Losses

         The yield on each Class of Offered Certificates will be adversely affected if there Non-Supported Interest Shortfalls and Relief Act Shortfalls (collectively, "Interest Shortfalls"). In addition, the yield on the Class [___] Certificates will be adversely affected if there are Realized Losses not covered by the subordination of the other Classes of Subordinated Certificates. No representation is made as to the amount and timing of Realized Losses or Interest Shortfalls or as to the resulting yield to maturity of a Class of Certificates. See "Description of the Certificates -- Allocation of Realized Losses and Interest Shortfalls" herein.


                                      S-27



                         DESCRIPTION OF THE CERTIFICATES
General

         In connection with the issuance of the Certificates, the Seller will establish a Trust pursuant to a trust agreement (the "Trust Agreement") to be dated as of [____________], 199[_] by and among the Seller, the Master Servicer and the Trustee. The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust.

         The Certificates will be issued pursuant to a Trust Agreement and will consist of the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [R] Certificates. The Offered Certificates will consist of the Class [___] and Class ___ Certificates. The Senior Certificates will consist of the Class [___] Certificates. The Subordinated Certificates will consist of the Class [___], Class [___], Class [___] and Class [___] Certificates. The Class [R] Certificates are "REMIC Residual Certificates" as described in the Prospectus. Only the Senior Certificates and the Class [___] Certificates are being offered hereby.

         The Offered Certificates will be Book-Entry Certificates. Distributions on the Book-Entry Certificates will be made by or on behalf of the Trustee to the Depository (as described below) by wire transfer.

         Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Offered Certificates.

Book-Entry Certificates

         One or more certificates representing each Class of Book-Entry Certificates will be registered in the name of a nominee of The Depository Trust Company (together with any successor depository selected by the Seller, the "Depository"), and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $[____________] and integral multiples of $[1,000] in excess thereof. One Certificate from each Class of Book-Entry Certificates may be issued in a different denomination. The Seller has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. No person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate. A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded by appropriate entries on the books and records of one or more financial intermediaries (including a Depository participant). Distributions on Book-Entry Certificates will be effected by credits to accounts maintained on the books and records of such financial intermediaries for the benefit of the Beneficial Owners. See "Description of the Certificates -- Book-Entry Procedures" in the Prospectus.

Interest

         Each Class of Offered Certificates will bear interest with respect to each Distribution Date on the outstanding principal balance of such Class immediately prior to such Distribution Date at the Pass-Through Rate for such Class as set forth on the cover page hereof [(adjusted for the allocation of Interest Shortfalls as described herein)]. The Pass-Through Rate for each Class of Non-Offered Certificates is [___]% per annum.

         [Interest on the Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.] Distributions of interest on each Distribution Date will include interest accrued through the last day of the month preceding the month in which such Distribution Date occurs. Because interest will not be distributed on the Certificates until the [25th] day (or, if such day is not a business day, the next succeeding business day) of the month following the month in which such interest accrues, the effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for the Certificates. See "Yield Considerations" herein.

Available Distribution

         On each Distribution Date, distributions on the Certificates will be made from the "Available Distribution" attributable to the Mortgage Loans. The "Available Distribution" for a Distribution Date will equal the sum of the following amounts:


                                      S-28



         (a) all scheduled payments of principal and interest received by the Trust with respect to the Mortgage Loans and due during the related Due Period, whether paid by the borrower, advanced by the Servicer, the Master Servicer, the Trustee, or the issuer of an insurance policy relating to the Mortgage Loans or the Certificates, or deposited into the Asset Proceeds Account from the Interest Fund;

         (b) all amounts deposited in the Asset Proceeds Account during the related Prepayment Period in connection with any purchase of a Mortgage Loan from the Trust due to the delivery of defective loan documentation or otherwise; and

         (c) all other payments (other than late charges, if any, and similar fees) received by the Trust in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the related Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together with interest received by the Trust on the principal portion thereof through the Accounting Date preceding such Distribution Date, less the sum of expenses associated with such recovery and any advances on such Mortgage Loans;

minus (i) the Administrative Fee allocable to each Mortgage Loan, (ii) any amounts required to reimburse the Servicer, the Master Servicer or the Trustee for any advances of principal and interest, taxes or insurance premiums that are deemed to be non-recoverable (to the extent not previously reimbursed) and (iii) the Credit Enhancement Fee payable to the Certificate Guaranty Insurer with respect to such Distribution Date.

Distributions

         All distributions or allocations with respect to a Class of Offered Certificates will be paid to the holders of the Certificates of such Class pro rata in the proportion that the outstanding principal balance of each such Certificate bears to the aggregate outstanding principal balance of all Certificates of such Class. See "Description of the Certificates -- Allocation of Distributions from Mortgage Assets" in the Prospectus.

         For  purposes  of  the  following  discussion  of  distributions,   the
descending order of priority for the Subordinated Certificates is Class [___], Class [___], Class [___] and Class [___].

         On each Distribution Date, the Available Distribution attributable to the Mortgage Loans will be distributed by or on behalf of the Trustee in the order of priority set forth below:

         (a) to the holders of the Senior Certificates, an amount equal to interest accrued through the related Accounting Date on the outstanding principal balance of such Class immediately prior to such Distribution Date at the Pass-Through Rate for such Class (adjusted for the allocation of Interest Shortfalls as described herein), plus any amounts distributable as interest on such Class on any prior Distribution Date to the extent not previously distributed;

         (b) to the holders of each Class of Subordinated Certificates pro rata (based on the respective current interest entitlements of such Classes), an amount equal to interest accrued through the related Accounting Date on the outstanding principal balance of such Class immediately prior to such Distribution Date at the Pass-Through Rate for such Class (adjusted for the allocation of Interest Shortfalls as described herein), plus any amounts distributable as interest on such Class on any prior Distribution Date to the extent not previously distributed;

         (c) to the holders of the Senior Certificates, the Senior Principal Distribution Amount (as defined below) until the outstanding principal balance of such Class has been reduced to zero; and

         (d) to the holders of each Class of Subordinated Certificates, an amount equal to such Class's pro rata share (based on the respective outstanding principal balances of such Classes) of the Subordinated Principal Distribution Amount (as defined below) until the outstanding principal balance of such Class has been reduced to zero (and in the event of principal shortfalls with respect to such Classes, to such Classes in descending order of priority); provided, however, that in the event that


                                      S-29


     the Class Percentage (as defined below) for one or more Classes of Subordinated Certificates is less than the initial Class Percentage for any such Class, distributions of principal made pursuant to clauses (b) and (c) of the definition of Subordinated Principal Distribution Amount (as defined below) will be allocated pro rata (based on the respective outstanding principal balances of the Classes of Subordinated Certificates) in descending order of priority only to those Classes of Subordinated Certificates having Class Percentages equal to or greater than their initial Class Percentages as of the applicable Distribution Date.

         [On each Distribution Date, funds received as a result of a claim under the Certificate Guaranty Insurance Policy will be distributed by or on behalf of the Trustee to the holders of the Senior Certificates, as appropriate. See "The Trust -- The Certificate Guaranty Insurance Policy" herein.]

         On any Distribution Date or upon termination of the Trust, the amounts, if any, remaining undistributed with respect to the Mortgage Loans following the distributions specified above and payment of administrative expenses associated with the Trust will be distributable to the Class [R] Certificates pursuant to the terms of the Trust Agreement.

Definitions

         The "Class Percentage" for each Class of Certificates will equal, with respect to each Distribution Date, the percentage obtained by dividing the outstanding principal balance of such Class immediately prior to such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date. The approximate initial Class Percentage with respect to each Class of Subordinated Certificates, based on the initial principal amounts of each Class of Certificates contained on page S-[___] hereof, is approximately as follows:

                                                              Initial Class
                                Class                         Percentage

                           Class [___]                           [____]%

                           Class [___]                           [____]%

                           Class [___]                           [____]%

                           Class [___]                           [____]%

The actual Class Percentages as of the Closing Date may vary slightly depending on (i) the Mortgage Loans actually acquired by the Seller and delivered to the Trustee and (ii) the subordination requirements of the Rating Agencies.

         The "Senior Percentage" based on the initial principal amounts of the Senior Certificates as set forth on page S-[___] hereof, is initially expected to be approximately [___]% and on each Distribution Date will be adjusted to equal the percentage obtained by dividing the aggregate outstanding principal balance of the Senior Certificates immediately prior to such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date (which percentage may not exceed 100%). The actual Senior Percentage as of the Closing Date may vary slightly depending on (i) the Mortgage Loans actually acquired by the Seller and delivered to the Trustee and (ii) the subordination requirements of the Rating Agencies.

         The "Senior Prepayment Percentage" for each Distribution Date will equal (1) the percentage indicated below, except as provided in (2) below:

    Distribution Date                               Senior Prepayment Percentage

     [------------]                                           [---]%
     [____________]                                     [the applicable
                                                        Senior Percentage, plus


[___%] of the difference between 100% and the applicable Senior Percentage]


                                      S-30




provided, however, that

         (a)  the  reduction  of the  Senior  Prepayment  Percentage  under  the
     foregoing   provisions  is  subject  to   satisfaction   of  the  following
     conditions:

                  (i) over the  immediately  preceding  six months,  the average aggregate Scheduled Principal Balance of the Mortgage Loans delinquent [60] or more days (including Mortgage Loans in foreclosure or secured by REO Properties) does not exceed [ 2 ]% of the average aggregate Scheduled Principal Balance of all the Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or secured by REO Properties); and

              (ii)aggregate Realized Losses on the Mortgage Loans as of the Accounting Date preceding the following Distribution Dates do not exceed the following percentages of the aggregate initial principal amount of the Subordinated Certificates;

                  Distribution Date                                 Percentage
                    [------------]                                     [---]%

         and

         (b) the Senior Prepayment Percentage on any Distribution Date will once again be 100% if the Senior Percentage for such Distribution Date exceeds the initial Senior Percentage.

         (2) Notwithstanding anything to the contrary set forth in (1) above, the Senior Prepayment Percentage for such Distribution Date will equal (a) the sum of the Senior Percentage for such Distribution Date and [ ]% of the Subordinated Percentage for such Distribution Date, if such Distribution Date is prior to [________________] and (b) the Senior Percentage for such Distribution Date, if such Distribution Date is on or after [__________________], if in either case the following conditions are satisfied on such Distribution Date:

         (i)  the  Subordinated   Percentage  prior  to  giving  effect  to  any
     distribution on such Distribution Date equals or exceeds twice the initial Subordinated Percentage;

         (ii) the condition set forth in clause (1)(a)(i) above is met; and

         (iii) aggregate Realized Losses on the Mortgage Loans as of the Accounting Date preceding such Distribution Date do not exceed [ ]% of the aggregate initial principal amount of the Subordinated Certificates.

         The "Senior Principal Distribution Amount" for each Distribution Date will equal the sum of the following:

         (a) the then applicable Senior Percentage multiplied by the principal portion of all scheduled payments of principal and interest due with respect to the Mortgage Loans during the related Due Period;

         (b) the product of (i) the then applicable Senior Prepayment Percentage and (ii) the sum of the following amounts: (A) all full and partial principal prepayments made with respect to the Mortgage Loans during the related Prepayment Period, (B) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds (other than with respect to any Mortgage Loan that was finally liquidated during such Prepayment Period), representing or allocable to recoveries of principal on the Mortgage Loans received during such Prepayment Period, and (C) the principal portion of all proceeds of the purchase (or, in the case of a substitution, amounts representing a principal adjustment) of any Mortgage Loan repurchased from the Trust during such Prepayment Period; and


                                      S-31



         (c) with respect to Liquidation Proceeds allocable to the principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the lesser of (i) the then applicable Senior Prepayment Percentage multiplied by such Liquidation Proceeds and (ii) the then applicable Senior Percentage multiplied by the remaining Scheduled Principal Balance of such Mortgage Loan at the time of its liquidation.

         The "Subordinated Percentage" based on the initial principal amount of each Class of Certificates contained on page S-[___] hereof is initially expected to be approximately [___]% and on each Distribution Date will be adjusted to equal the percentage obtained by dividing the aggregate outstanding principal balance of the Subordinated Certificates immediately prior to such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date, which amount will equal both (a) the difference between the Senior Percentage and 100% and (b) the sum of the respective Class Percentages for the Subordinated Certificates. The actual Subordinated Percentage as of the Closing Date may vary slightly depending on (i) the Mortgage Loans actually acquired by the Seller and delivered to the Trustee and (ii) the subordination requirements of the Rating Agencies.

         The "Subordinated Prepayment Percentage" for each Distribution Date will equal the difference between 100% and the Senior Prepayment Percentage for such Distribution Date (except that on any Distribution Date after the aggregate outstanding principal balance of the Senior Certificates has been reduced to zero, the Subordinated Prepayment Percentage will equal 100%).

         The "Subordinated Principal Distribution Amount" for each Distribution Date will equal the sum of the following:

         (a) the then applicable Subordinated Percentage multiplied by the principal portion of all scheduled payments of principal and interest due with respect to the Mortgage Loans during the related Due Period;
         (b) the product of (i) the then applicable Subordinated Prepayment Percentage and (ii) the sum of the following amounts: (A) all full and partial principal prepayments made with respect to the Mortgage Loans during the related Prepayment Period, (B) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds (other than with respect to any Mortgage Loan that was finally liquidated during such Prepayment Period), representing or allocable to recoveries of principal on the Mortgage Loans received during such Prepayment Period and
     (C) the principal portion of all proceeds of the purchase (or, in the case of a substitution, amounts representing a principal adjustment) of any Mortgage Loan repurchased from the Trust during such Prepayment Period; and

         (c) with respect to Liquidation Proceeds allocable to the principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the lesser of (i) such Liquidation Proceeds (less amounts paid pursuant to subsection (c) of the definition of Senior Principal Distribution Amount allocated to the Senior Certificates) and (ii) the then applicable Subordinated Percentage multiplied by the remaining Scheduled Principal Balance of such Mortgage Loan at the time of its liquidation.

Allocation of Realized Losses and Interest Shortfalls

Realized Losses

         [Except as provided below,] Realized Losses on the Mortgage Loans will be allocated on each Distribution Date to the Certificates as follows: first, to the Non-Offered Certificates (except the Class [R] Certificates) until the outstanding principal balance of each Class of such Certificates has been reduced to zero; second, to the Class [___] Certificates until the outstanding principal balance of such Class has been reduced to zero; and, finally, to the Senior Certificates.

         [Notwithstanding the loss allocation priorities specified above, Special Hazard Losses on the Mortgage Loans in excess of the Special Hazard Loss Limit, Mortgagor Bankruptcy Losses on the Mortgage Loans in excess of the Mortgagor Bankruptcy Loss Limit and Fraud Losses on the Mortgage Loans in excess of the Fraud Loss Limit (collectively, "Excess Losses") will be allocated pro rata to all Classes of Certificates in proportion to their outstanding principal balances.]


                                      S-32



         [The Special Hazard Loss Limit, the Mortgagor Bankruptcy Loss Limit and the Fraud Loss Limit will be specified in the Trust Agreement. It is expected that the Special Hazard Loss Limit will not be more than approximately $[____________] and that the Mortgagor Bankruptcy Loss Limit will not be more than approximately $[____________]. The initial Fraud Loss Limit is expected to be [___]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Limit will equal the initial Fraud Loss Limit minus the aggregate amount of Fraud Losses allocated on previous
Distribution Dates. As of any Distribution Date on or after the first anniversary of the Cut-Off Date to the Distribution Date immediately preceding the [____] anniversary of the Cut-Off Date, the Fraud Loss Limit will equal (i) the lesser of (A) [___]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date and (B) the Fraud Loss Limit immediately prior to the most recent anniversary of the Cut-Off Date minus (ii) the aggregate amount of Fraud Losses allocated since the most recent anniversary of the Cut-Off Date. On the [____] anniversary of the Cut-Off Date and thereafter, the Fraud Loss Limit will be zero.

         [Any Realized Losses allocable to the Senior Certificates will be covered by the related Certificate Guaranty Insurance Policy. See "The Trust -- The Certificate Guaranty Insurance Policy" herein.]

Interest Shortfalls

         The Master Servicer is obligated to fund, on each Distribution Date, Prepayment Interest Shortfalls resulting from prepayments in full or liquidations of the Mortgage Loans that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date in an amount not to exceed (i) the aggregate of its monthly Master Servicing Fees with respect to the Mortgage Loans plus (ii) certain additional compensation to which the Master Servicer is entitled, including reinvestment income and interest payments relating to prepayments or liquidations of the Mortgage Loans during such Prepayment Period. Prepayment Interest Shortfalls in excess of the amount that the Master Servicer is obligated to fund (such excess, "Non-Supported Interest Shortfalls") will be allocated to each Class of Certificates in proportion to the amount of interest that the holders of such Class would have been entitled to receive had such interest shortfalls not occurred. Neither the Servicer [nor the Certificate Guaranty Insurer] is obligated to fund Prepayment Interest Shortfalls.

         Neither the Servicer, the Master Servicer [nor the Certificate Guaranty Insurer] is obligated to fund Relief Act Shortfalls. Relief Act Shortfalls will be allocated to each Class of Certificates in proportion to the amount of interest that the holders of such Class would have been entitled to receive had such interest shortfalls not occurred.

Subordination of the Subordinated Certificates

         The primary credit support for the Senior Certificates is the subordination of the Subordinated Certificates [and the guaranteed payment of Guaranteed Distributions (as defined herein) on such Certificates pursuant to the Certificate Guaranty Insurance Policy. See "The Trust -- The Certificate Guaranty Insurance Policy" herein.] The primary credit support for the Class [___] Certificates is the subordination of the Class [ ], Class [___] and Class [___] Certificates. In each case the subordination is effected by the allocation of Realized Losses as described herein. The allocation of Realized Losses on the Mortgage Loans to the Subordinated Certificates prior to the allocation of such Losses to the Senior Certificates will have the effect of increasing the Senior Percentage and, accordingly, the proportion of future distributions of principal on the Mortgage Loans payable to holders of the Senior Certificates relative to that payable to holders of the Subordinated Certificates. Conversely, payments to the holders of the Senior Certificates with respect to unscheduled collections of principal on the Mortgage Loans when the Senior Prepayment Percentage exceeds the Senior Percentage will have the effect of accelerating the amortization of the Senior Certificates and thereby decreasing the Senior Percentage. In addition, payments to the holders of the Senior Certificates of unscheduled collections of principal when the Senior Prepayment Percentage exceeds the Senior Percentage will have the effect of preserving the availability of the subordination provided by the Subordinated Certificates.


                                      S-33



                                    THE TRUST

General

         The Certificates will be issued pursuant to a Trust Agreement to be dated as of [____________], 199[_] (the "Trust Agreement") among the Seller, the Master Servicer and the Trustee. The summaries of the provisions of the Trust Agreement contained herein and in the Propsectus describe the material provisions of the Trust Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Offered Certificates. The Seller will provide to any prospective or actual holder of the Certificates, upon written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention:
Secretary.

         The Trust created pursuant to the Trust Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in certain accounts held for the benefit of the Certificateholders,
(iii) any Mortgaged Premises acquired on behalf of the Certificateholders by foreclosure or by deed-in-lieu of foreclosure, (iv) the Certificate Guaranty Insurance Policy, (v) the rights of the Trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained pursuant to the Trust Agreement, (vi) certain rights of the Seller to the enforcement of representations and warranties made by Saxon Mortgage relating to the Mortgage Loans and (vii) the Seller's rights under the Servicing Agreement.

The Trustee

         [____________], a [____________] banking association] [national banking association] (the "Trustee"), will act as Trustee of the Trust. The mailing address of the Trustee's Corporate Trust Office is [____________________], and its telephone number is (___) ___-____]. [[____________] will also act as custodian of the Mortgage Loans.]

Voting Rights

         The voting rights of the Trust will be allocated as follows: (i) [___]% to the Class [___] Certificates and (ii) [___]% to the remaining Classes of Certificates in proportion to their respective outstanding principal balances. [The Certificate Guaranty Insurer will be entitled to exercise certain voting rights of the holders of the Senior Certificates without the consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Guaranty Insurer.]

Optional Redemption

         Either the Seller or the holders of a majority in interest of the Class R Certificates, at their respective options and subject to the limitations imposed by the Trust Agreement, may redeem the Certificates, in whole but not in part, on any Distribution Date occurring on or after the earlier of (i) [____________], 20[__] and (ii) the Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate outstanding principal balance of the Certificates is less than 10% of the aggregate initial principal balance of the Certificates. The Certificates will not be redeemed unless the Trust shall have received cash from the redeeming party in an amount equal to the redemption price for such Certificates.

         Upon redemption of the Certificates, at the option of the redeeming party, (i) the REMIC may be terminated, thereby causing the sale of the remaining Mortgage Loans and other assets of the REMIC and the retirement of the Certificates, or (ii) the Certificates may be held or resold by the redeeming party. The REMIC may also be terminated (and the Certificates redeemed) on any Distribution Date upon the Master Servicer's determination, based on an opinion of counsel, that the REMIC status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon the termination of the REMIC and payment of all amounts due on the Certificates and all administrative expenses associated with the REMIC, any remaining assets of the REMIC will be sold and the proceeds distributed pro rata to the holders of the Class R Certificates. The Trust will be terminated when the REMIC has been terminated. See "Description of the Certificates -- Optional Redemption" in the Prospectus.


                                      S-34



         Upon redemption of the Certificates, the amount distributed on each Class of Offered Certificates will be 100% of the outstanding principal amount thereof, plus interest thereon at the applicable Pass-Through Rate through the Accounting Date preceding the Distribution Date fixed for redemption of the Certificates plus any previously accrued but unpaid interest on such Class, net of any unreimbursed advances, previously unrealized losses with respect to real property owned by the Trust, Realized Interest Shortfall and Shortfall allocated to such Class. Notice of optional redemption of the Certificates will be mailed to Certificateholders no later than the last day of the month in which the Distribution Date on which such Certificates are to be redeemed occurs.

Primary Mortgage Insurance

         Approximately [___]% of the Mortgage Loans with an original loan-to-value ratio greater than 80% will be covered by a Primary Mortgage Insurance Policy unless such policy is canceled with the consent of the Master Servicer. The Master Servicer will consent to cancellation of a Primary Mortgage Insurance Policy if (i) state law requires cancellation, (ii) the original loan-to-value ratio is reduced (by borrower payments, including prepayments) to 80% or less or (iii) the loan-to-value ratio, based on a current appraisal obtained by the borrower, is 80% or less [and, with respect to subsections (ii) and (iii) above, the Certificate Guaranty Insurer consents to a cancellation of the policy]. [Each Private Mortgage Insurance Policy may be canceled without the consent of the Certificate Guaranty Insurer at such time as the loan-to-value ratio, based on a current appraisal obtained by the borrower, is less than 75%.] Approximately [___]% of the Mortgage Loans covered by Primary Mortgage Insurance Policy are covered by policies issued by one or more companies whose claims-paying ability is currently rated "AAA" by [S&P] or "Aaa" by [Moody's]. Each Primary Mortgage Insurance Policy will cover at least the amount of the related Mortgage Loan in excess of [___]% of the original fair market value of the related Mortgaged Premises. See "Servicing of Mortgage Loans -- Primary Mortgage Insurance Policy" in the Prospectus.

[The Certificate Guaranty Insurance Policy

         Simultaneously with the issuance of the Certificates, the Certificate Guaranty Insurer will deliver the Certificate Guaranty Insurance Policy to the Trustee for the benefit of each holder of a Senior Certificate. Under the Certificate Guaranty Insurance Policy, the Certificate Guaranty Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each holder of a Senior Certificate the full and complete payment of (i) principal and interest due on the Senior Certificates (other than Non-Supported Interest Shortfalls and Relief Act Shortfalls allocated to such Certificates) (the "Guaranteed Distributions") and (ii) the amount of any payment of principal or interest to any holder of a Senior Certificate which subsequently is avoided in whole or in part as a preference payment under applicable law. THE CERTIFICATE GUARANTY INSURANCE POLICY WILL NOT PROVIDE CREDIT ENHANCEMENT FOR ANY CLASS OF CERTIFICATES OTHER THAN THE SENIOR CERTIFICATES.

         If, by the close of business on the third Business Day (as defined below) before any Distribution Date, the Trustee determines that funds expected to be in the Asset Proceeds Account on such Distribution Date will be insufficient to make the Guaranteed Distributions on the Senior Certificates for such Distribution Date, the Trustee is required to make a claim under the Certificate Guaranty Insurance Policy in the amount of such deficiency. Payment of claims under the Certificate Guaranty Insurance Policy will be made by the Certificate Guaranty Insurer following Receipt (as defined below) by the Certificate Guaranty Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, [____________] time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, [____________] time, on the date on which the related distribution is due.

         If any Guaranteed Distribution avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Guaranty Insurance Policy, the Certificate Guaranty Insurer will cause such payment to be made on the later of (i) the date when such payment is required to be made pursuant to the Order (as defined below) or (ii) the first to occur of (A) the fourth Business Day following Receipt by the Certificate Guaranty Insurer from the Trustee of (1) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the holders of the Senior Certificates are required to return


                                      S-35


principal or interest paid with respect to such Certificates during the Term of the Certificate Guaranty Insurance Policy (as defined below) because such payments were avoidable as preference payments under applicable bankruptcy law,
(2) a certificate of the holders of the Senior Certificates that the Order has been entered and is not subject to any stay and (3) an assignment duly executed and delivered by the holders of the Senior Certificates in such form as is reasonably required by the Certificate Guaranty Insurer and provided to such holders by the Certificate Guaranty Insurer, irrevocably assigning to the Certificate Guaranty Insurer all rights and claims of such holders relating to or arising under the Senior Certificates against the debtor that made such preference payment or otherwise with respect to such preference payment or (B) the date of Receipt by the Certificate Guaranty Insurer from the Trustee of the items referred to in clauses (1), (2) and (3) above if, at least four Business Days prior to such date of Receipt, the Certificate Guaranty Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any holder of the Senior Certificates directly (unless such holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such holder upon proof of such payment reasonably satisfactory to the Certificate Guaranty Insurer). In connection with the foregoing, the Certificate Guaranty Insurer will have certain rights of subrogation, as described in the Trust Agreement.

         The terms "Receipt" and "Received" mean, with respect to the Certificate Guaranty Insurance Policy, actual delivery to the Certificate Guaranty Insurer and its fiscal agent, if any, at or prior to 12:00 noon, [____________] time, on a Business Day. Delivery either on a day that is not a Business Day or after 12:00 noon, [____________] time, on a Business Day shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Certificate Guaranty Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received and the Certificate Guaranty Insurer or its fiscal agent, if any, shall promptly so advise the Trustee (in which case the Trustee may submit an amended notice or certificate).

         The term "Business Day" means, with respect to the Certificate Guaranty Insurance Policy, any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in [____________] or [____________], [____________]
are authorized or obligated by law or executive order to be closed.

         "Term of the Certificate Guaranty Insurance Policy" means, with respect to the Certificate Guaranty Insurance Policy, the period from and including the date of issuance of the Certificate Guaranty Insurance Policy to and including the date on which (i) the aggregate principal balance of the Senior Certificates is zero, (ii) any period during which any payment on the Senior Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired and
(iii) any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above and a final and nonappealable order in resolution of each such proceeding has been entered.

         The Certificate Guaranty Insurer's obligations under the Certificate Guaranty Insurance Policy in respect of the Guaranty Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Certificate Guaranty Insurance Policy whether or not such funds are properly applied by the Trustee.

         The Certificate Guaranty Insurer will be subrogated to the rights of each holder of a Senior Certificate to receive distributions on such Certificate to the extent of any payment made with respect to such Certificate by the Certificate Guaranty Insurer under the Certificate Guaranty Insurance Policy.
         To the fullest extent permitted by applicable law, the Certificate Guaranty Insurer agrees under the Certificate Guaranty Insurance Policy not to assert, and waives, for the benefit of each holder of a Senior Certificate, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Guaranty Insurer to avoid payment of its obligations under the Certificate Guaranty Insurance Policy.

         Claims under the Certificate Guaranty Insurance Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Guaranty Insurer ranking not less than pari passu with other unsecured and unsubordinated


                                      S-36


indebtedness of the Certificate Guaranty Insurer for borrowed money. Claims against the Certificate Guaranty Insurer under the Certificate Guaranty Insurance Policy and claims against the Certificate Guaranty Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Guaranty Insurer. The terms of the Certificate Guaranty Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Certificate Guaranty Insurance Policy may not be canceled or revoked prior to payment in full of the Senior Certificates.

         Pursuant to the terms of the Trust Agreement, unless the Certificate Guaranty Insurer fails to make a required payment under the Certificate Guaranty Insurance Policy, a proceeding in bankruptcy shall have been instituted by the Certificate Guaranty Insurer or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Certificate Guaranty Insurer and shall remain unstayed for a period of 60 consecutive days (together, a "Certificate Guaranty Insurer Default"), the Certificate Guaranty Insurer will be entitled to exercise certain of the voting rights of the holders of the Senior Certificates without the consent of such holders and such holders may exercise such rights only with the prior written consent of the Certificate
Guaranty Insurer. Such voting rights may include, but are not limited to, the following, to the extent provided in the Trust Agreement: (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Trust Agreement in the event of a default by the Master Servicer, (ii) the right to consent to or direct any waivers of defaults by the Master Servicer, (iii) the right to remove the Trustee pursuant to the Trust Agreement and (iv) the right to institute proceedings against the Master Servicer in the event of default by the Master Servicer and refusal of the Trustee to institute such proceedings. In addition, unless a Certificate Guaranty Insurer Default exists, the Certificate Guaranty Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Senior Certificates, and the Certificate Guaranty Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the termination by the Trustee of the rights and obligations of the Master Servicer under the Trust Agreement in the event of a default by the Master Servicer, (iii) the appointment of any successor Trustee or Master Servicer or (iv) any amendment to the Trust Agreement.]

[The Certificate Guaranty Insurer

         General. The Certificate Guaranty Insurer is a [monoline insurance company] incorporated on[____________], 19[__] under the laws of [____________].
The Certificate Guaranty Insurer received its [____________] insurance license and commenced operations on [____________], 19[__]. The Certificate Guaranty Insurer is licensed, directly or through its subsidiaries, to engage in financial guaranty insurance business in [____________].

         The Certificate Guaranty Insurer [and its subsidiaries] are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of investment securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the insurer. The Certificate Guaranty Insurer [and its subsidiaries] principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale-leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Guaranty Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Guaranty Insurer's underwriting criteria.

         As of the date of this Prospectus Supplement, the principal executive offices of the Certificate Guaranty Insurer are located at [____________], [____________], and its telephone number is [(___) ___-____]. At [____________],
199[_], the Certificate Guaranty Insurer [and its subsidiaries] had [___] employees.

         Reinsurance. [Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written by the Certificate Guaranty Insurer or any of its subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations.] In addition, the Certificate Guaranty Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Guaranty Insurer as a risk management device and to comply with certain statutory and rating agency requirements and does not alter or limit the Certificate Guaranty Insurer's obligations under any financial guaranty insurance policy.


                                      S-37



         Ratings of Claims-Paying Ability. The Certificate Guaranty Insurer's claims-paying ability is rated "AAA" by [S&P] and "Aaa" by [Moody's]. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

         Capitalization. The following table sets forth the capitalization of the Certificate Guaranty Insurer [and its subsidiaries] on the basis of generally accepted accounting principles as of [____________], 199[_] (in thousands):

(Unaudited)
Unearned Premium Reserve (net of prepaid insurance premiums)...........$_______
Shareholder's Equity:
    Common Stock....................................................... _______
    Additional Paid-In Capital......................................... _______
    Unrealized Gain on Investments (net of deferred income taxes)...... _______
    Accumulated Earnings............................................... _______
Total Shareholder's Equity............................................. _______
Total Unearned Premium Reserve and Shareholder's Equity................$_______
                                                                       ========

         For further information concerning the Certificate Guaranty Insurer, see the consolidated financial statements of the Certificate Guaranty Insurer [and its subsidiaries], and the notes thereto, incorporated by reference herein.

         Incorporation of Certain Documents by Reference. In addition to the documents described in the accompanying Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Certificate Guaranty Insurer included in, or filed as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by [____________], are hereby incorporated by reference in the Registration Statement of which this Prospectus Supplement and the Prospectus are a part:

         (a) Annual Report on Form 10-K of [____________] for the year ended [____________], 19[__].

         (b) Quarterly Report on Form 10-Q of [____________] for the period ended [____________], 19[__].

         (c) Quarterly Report on Form 10-Q of [____________] for the period ended [____________], 19[__].

         All financial statements of the Certificate Guaranty Insurer included in documents filed by [____________] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference to this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         [Insurance Regulation. The Certificate Guaranty Insurer is licensed and subject to regulation as a financial Guaranty insurance corporation under the laws of [_____________], its state of domicile. In addition, the Certificate Guaranty Insurer [and its insurance subsidiaries] are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business.

         The information set forth in this section was requested of and provided by the Certificate Guaranty Insurer, which is not affiliated with the Seller. Such information has not been independently confirmed by the Seller, and the Seller makes no representations as to the accuracy or completeness of such information.]


                                      S-38



                           SERVICING OF MORTGAGE LOANS

General

         The Mortgage Loans will be serviced by [Meritech Mortgage Services, Inc., a Texas corporation and an affiliate of the Seller] ("Meritech" or the "Servicer"). The Servicer has acquired the servicing rights to approximately [___]% of the Mortgage Loans from [____________]. [____________] will continue to service these Mortgage Loans until the servicing is transferred to [Meritech], which is expected to occur no later than [____________], 199[_]. Both [Meritech] and [____________] are (i) approved by Saxon Mortgage and the Master Servicer, (ii) HUD-approved originators and (c) approved by and in good standing with FNMA or FHLMC. Meritech will perform certain customary servicing functions with respect to the Mortgage Loans pursuant to a servicing agreement that will be assigned to the Trust (the "Servicing Agreement"). The Servicer is obligated, under certain circumstances, to advance delinquent payments of principal and interest with respect to the Mortgage Loans. The Servicing Agreement requires Meritech to obtain approvals of the Master Servicer and Saxon Mortgage with respect to certain servicing activities. See "Servicing of Mortgage Loans" in the Prospectus.

[Loan Servicing Activities at Meritech

         Meritech commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc. prior to being acquired by SMFC Funding Corporation, an indirect subsidiary of Resource Mortgage Capital, Inc., in September 1994. On May 13, 1996, Dominion Capital, Inc. purchased all the capital stock of Meritech from Resource Mortgage Capital, Inc. The principal offices of Meritech are located in Fort Worth, Texas.

         As of December 31, 1995, Meritech serviced a portfolio of approximately 11,221 one- to four-family residential mortgage loans totaling approximately $1,027 million. Of this total, approximately 3,874 loans totaling approximately $139 million were mortgage loans being serviced for GNMA, FNMA or FHLMC, and approximately 5,644 loans totaling approximately $806 million were mortgage loans being serviced for Dominion Capital, Inc. The following tables set forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to Meritech's conventional loan servicing portfolio as of the end of the indicated period. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 30 days past due on a contractual basis.

                                                   Percentage of          Percentage of        Percentage of      Percentage of
                                                Total Portfolio as     Total Portfolio as   Total Portfolio as Total Portfolio as
                                                  of December 31,       of December 31,      of December 31,    of December 31,
                                                      1995                   1994                1993               1992

                                                 By No. By Dollar       By No. By Dollar     By No. By Dollar   By No. By Dollar
                                                   of     Amount          of    Amount        of     Amount       of     Amount
                                                 Loans   of Loans        Loans of Loans      Loans  of Loans    Loans  of Loans
                                                 -----   --------        ----- --------      -----  --------    -----  --------
 Period of delinquency (including loans
   in foreclosure)
   30 to 59 days.............................     4.57%    4.61%         2.21%  2.15%        2.59%    2.55%      3.50%   1.60%
   60 to 89 days.............................     0.93     0.88          0.47   0.35         0.98     0.82       0.34    0.80
   90 days or more...........................     1.65     2.26          0.77   0.61         0.90     0.85       1.00    1.23
Percentage of Total Portfolio Delinquent
   (1).......................................     7.15%    7.74%         3.34%  3.12%        4.47%    4.22%      4.84%   3.63%
Percentage of Total Portfolio Foreclosed          0.43     0.61%         0.37%  0.28%        0.10%    0.30%      0.20%   0.10%

(1) Total may not sum due to rounding.

         The above statistics represent the recent experience of Meritech with respect to its conventional loan-servicing portfolio. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans serviced by Meritech will be comparable. In addition, the foregoing statistics are based on all of the one- to four-family residential mortgage loans in Meritech's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of Meritech's one- to four-family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans, the ability of borrowers to make required payments and the strength of employment and housing markets.]


                                      S-39



Servicing and Other Compensation and Payment of Expenses

         The Servicer will be entitled to a monthly servicing fee with respect to each Distribution Date and each Mortgage Loan (the "Servicing Fee") equal to one-twelfth of a fixed percentage per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Master Servicer, will be paid to or retained by the Servicer as additional servicing compensation. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and expenses incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. The Servicer may, with the consent of the Seller, transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

Advances

         Prior to each Distribution Date, the Servicer is, and any successor servicer(s) will be, obligated to advance its own funds with respect to delinquent payments of principal and interest on the Mortgage Loans, net of the Servicing Fee with respect to any Mortgage Loan for which it is making an advance, unless the Master Servicer deems such advance "non-recoverable." Advances of principal and interest will be deemed by the Master Servicer to be non-recoverable only to the extent such amounts are not reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds and other assets of the Trust. Any failure by the Servicer to make any such required advance will constitute an event of default under the Servicing Agreement. If the Servicer fails to make a required advance of principal and interest, the Master Servicer is obligated to make such advance. If the Master Servicer fails to make a required advance of principal and interest, the Trustee is obligated to make such advance. None of the Servicer, the Master Servicer or the Trustee is obligated to make an advance of principal or interest that the Master Servicer deems non-recoverable. The total advance obligations of each of the Master Servicer and the Trustee will be subject to dollar limitations acceptable to the Rating Agencies and set forth in the Trust Agreement.

Events of Default

         The Master Servicer or the Trustee will have the right pursuant to the Servicing Agreement to terminate the Servicer in the event of a breach by the Servicer of any of its obligations under the Servicing Agreement. In the event of such termination, the Master Servicer will be required to appoint a successor servicer to assume the obligations of the Servicer under the Servicing
Agreement, including the obligation to make advances (limited as provided herein). If the Master Servicer is unable to appoint a successor servicer, the Trustee will appoint or petition a court of competent jurisdiction for the appointment of a suitable mortgage loan servicing institution to act as successor servicer under the Servicing Agreement. Pending such appointment, the Trustee will be obligated to service the Mortgage Loans. Any successor servicer, including the Trustee, will be entitled to compensation arrangements similar to those provided to the predecessor Servicer. See "Servicing of Mortgage Loans -- General" in the Prospectus.

The Master Servicer

         [____________], a [____________] corporation [and an affiliate of the Seller] (the "Master Servicer"), will act as Master Servicer of the Mortgage Loans. The Master Servicer will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to the Mortgage Loans pursuant to the Trust Agreement. The Master
Servicer is obligated, under certain circumstances, to advance delinquent payments of principal and interest with respect to the Mortgage Loans to the extent that the Servicer fails to make such advances.

         If and to the extent required by the Rating Agencies in order to rate the Offered Certificates, the obligations of the Master Servicer under the Trust Agreement will be secured by cash deposits, letters of credit or other instruments (each on such terms and in such amounts as are acceptable to the Rating Agencies). The rights and obligations of the Master Servicer under the Trust Agreement may be assigned to a successor master servicer, provided such assignment does not result in any change in the rating of any of the Offered Certificates. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the obligations of the Master Servicer.


                                      S-40



                                 USE OF PROCEEDS

         The Seller will retain an issuance fee from the proceeds of the sale of the Certificates that will be used to cover its expenses and to compensate it for facilitating the issuance of the Certificates. The proceeds from the sale of the Certificates net of the issuance fee will be used by the Seller to purchase the Mortgage Loans from Saxon Mortgage.


                           SPECIAL TAX CONSIDERATIONS

Consequences of Realized Losses

         Under section 166 of the Code, both corporate holders of the Class [___] Certificates and noncorporate holders that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Class [___] Certificates become wholly or partially worthless as the result of one or more Realized Losses. However, a noncorporate holder that does not acquire a Class [___] Certificate in connection with its trade or business will not be entitled to deduct a loss under section 166 until its Class [___] Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero), and the loss will be characterized as a short-term capital loss.

         Each holder of a Class [___] Certificate will be required to accrue interest and original issue discount income ("Current Income") with respect to such Certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the Mortgage Loans until a Realized Loss is allocated to such Certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of Current Income reported in any period by the holder of a Class [___] Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Class [___] Certificate eventually will recognize a loss or a reduction in income attributable to previously included Current Income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing of such loss or reduction in income. Accordingly, holders of the Class [___] Certificates should consult their own tax advisors with respect to the federal income tax consequences of Realized Losses on Current Income.

         The Master Servicer intends to adjust the accrual of Current Income on the Class [___] Certificates in a manner that it believes to be appropriate to take account of Realized Losses. However, there can be no assurance that the Internal Revenue Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of the Class [___] Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement dated as of [____________], 199[_] (the "Underwriting Agreement") among [____________] (the "Underwriter"), the Seller and [Saxon Mortgage], the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller, all of the Offered Certificates upon issuance.

         The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

         The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling such Offered Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of such Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The aggregate initial principal amount of the Offered Certificates may be increased or decreased by not more than 5% to reflect (i) the aggregate Scheduled Principal Balance (as of the Cut-Off Date) of the Mortgage Loans actually delivered to the Trustee and
(ii) the subordination requirements of the Rating Agencies. Accordingly, the Underwriter's commitments with respect to the Offered Certificates may be increased or decreased correspondingly.


                                      S-41



         The Underwriting Agreement provides that the Seller [and Saxon Mortgage] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth therein.

                      SALE OF THE NON-OFFERED CERTIFICATES

         The Class [___], Class [___], Class [___] and Class [R] Certificates are not being offered hereby and will be sold [to[____________], an affiliate of the Seller and Saxon Mortgage,] in a privately-negotiated transaction.

                                     EXPERTS

         [The consolidated balance sheets of the Certificate Guaranty Insurer [and its subsidiaries] as of [____________], 199[_] and 199[_], and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended [____________], 199[_], incorporated by reference herein (see "The Certificate Guaranty Insurer" herein), have been audited by [____________], independent certified public accountants, and are incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing.]

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Seller by [____________] and for the Underwriter by [____________].

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Senior Certificates be rated ["AAA,"] the Class [___] Certificates be rated at least ["___"] by [_____] and [_____].

         [Publications of S&P indicate that it assigns (i) a rating of "AAA" to securities for which "the capacity to pay interest and repay principal is extremely strong," (ii) a rating of "AA" to securities that have "a very strong capacity to pay interest and repay principal," (iii) a rating of "A" to securities that have "a strong capacity to pay interest and repay principal" although such securities are "somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories" and (iv) a rating of "BBB" to securities that are "regarded as having adequate capacity to pay interest and repay principal" and although such securities "normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories." The "r" symbol in S&P's rating highlights classes of securities that it believes may experience high volatility or variability in expected returns due to noncredit risks.]

         [Publications of Fitch indicate that it assigns (i) a rating of "AAA" to securities that are of "investment grade and of the highest credit quality,"
(ii) a rating of "AA" to securities that are of "investment grade and very high credit quality," (iii) a rating of "A"to securities that are of "investment grade and high credit quality" and (iv) a rating of "BBB" to securities that are of "investment grade and satisfactory credit quality."]

         The ratings on mortgage pass-through securities address the likelihood of the receipt by securityholders of all distributions on the underlying mortgage loans to which they are entitled and the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying mortgage loans. A security rating on pass-through securities does not represent an assessment of the likelihood that principal prepayments will be made or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, a security rating does not address the possibility that holders of the Offered Certificates might suffer a lower than


                                      S-42


anticipated yield or fail to recover their initial investments. In addition, the ratings of the Offered Certificates do not address the possibility that, in the event of the bankruptcy of Saxon Mortgage or the Seller, the issuance and sale of the Offered Certificates might be recharacterized as a financing and that, as a result of such recharacterization, payment of the Offered Certificates might be delayed or accelerated. See "Risk Factors -- Certain Matters Relating to Insolvency" herein.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

         The Seller has requested that [_____] and [_____] rate the Offered Certificates. There can be no assurance as to whether any other rating agency will rate the Offered Certificates or as to what rating any such other rating agency would assign to the Offered Certificates.

                                LEGAL INVESTMENT

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally-recognized statistical rating organizations. Accordingly, the Offered Certificates will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment Matters" in the Prospectus.

         Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve
System,  the  Federal  Deposit  Insurance  Corporation,  the  Office  of  Thrift
Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agency with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities, including the Certificates.

         The Seller makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments under SMMEA or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested (collectively, "Plans"), that are subject to ERISA or corresponding provisions of the Code should carefully review with their legal advisors whether the purchase or holding of any of the Offered
Certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of an Offered Certificate. See "ERISA Considerations" in the Prospectus.

         Sections 406 and 407 of ERISA and Section 4973 of the Code prohibit certain transactions that involve (i) a Plan that is subject to ERISA and any party in interest or disqualified person with respect to the Plan and (ii) plan assets. The Plan Asset Regulations define "plan assets" to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Offered Certificates will be treated as equity securities for purposes of the Plan Asset Regulations. Nonetheless, the Look Through Rule will not apply to the Offered Certificates as long as one or more of the exceptions specified in the Plan Asset Regulations are satisfied. One exception to the Look-Through Rule will apply if the certificate is registered under the Securities Exchange Act of 1934, as amended, is freely transferable and is part of a class of securities


                                      S-43


that is held by more than 100 unrelated investors (the "Publicly Offered Exception"). Another exception will apply if, immediately after the most recent acquisition of an equity interest, "benefit plan investors," within the meaning of the Plan Asset Regulations, do not own 25% or more of the value of any class of equity interests in the related trust (the "Insignificant Participation Exception"). Based on the information available to the Underwriter at the time of the printing of the Prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to either the initial or subsequent purchases of the Offered Certificates.

         The U.S. Department of Labor has granted to [____________] an administrative exemption (Prohibited Transaction Exemption [__]-[__] et al. Exemption Application No. D-[____] et al., [__] Fed. Reg. [____] ([____]) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

         Among the general conditions that must be satisfied for the Exemption to apply are the following: (a) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; (b)the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the related trust; (c) the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Moody's Investors Service, Inc. ("Moody's") or Duff & Phelps Inc. ("D&P"); (d) the trustee of the related trust must not be an affiliate of any other member of the Restricted Group (as defined below); (e) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; (f) the sum of all payments made to and retained by the Seller pursuant to the assignment of the loans to the related trust represents not more than the fair market value of such loans; and (g) the sum of all payments made to and retained by any related servicer represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. The Exemption defines the term "reasonable compensation" by reference to DOL Regulation ss.2550.408c-2, 29 C.F.R. ss.2550.480c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of an Offered Certificate should satisfy itself that all amounts paid to or retained by the Underwriter, the Seller, the Master Servicer and the Servicers of the Mortgage Loans represent reasonable compensation for purposes of the Exemption. In addition, it is a condition of the Exemption that the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(l) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Furthermore, in order for its certificates to qualify under the Exemption, a trust must meet the following requirements: (a) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools; (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         The Exemption does not apply to Plans sponsored by the Seller, the Underwriter, the Trustee, the Master Servicer, any Servicer, and any insurer or obligor with respect to Mortgage Loans included in the related trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (a) in the case of an acquisition in


                                      S-44


connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption may apply to the acquisition and holding of the Senior Certificates by Plans provided that all conditions of the Exemption are met. Prospective investors should be aware, however, that even if the conditions specified in the Exemption are met, the scope of the relief provided by the Exemption might not cover all acts that might be construed as prohibited transactions. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the type of Plan fiduciary that is making the decision to acquire the Senior Certificate and the circumstances under which such decision is made, including, but not limited to, (a) PTCE 91-38, regarding investments by bank collective investment funds; (b)PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (c) PTCE 95-60, regarding acquisitions by an insurance company for its general account. Before purchasing a Senior Certificate, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of the Exemption or any other exemptions would be met. A purchaser of Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

         In addition, the Exemption, as well as certain of the other exemptions noted above, do not apply to the purchase, sale and holding of subordinated securities. Because the Class [___] Certificates are subordinated securities, the Exemption will not apply to the purchase, sale, or holding of such securities. Accordingly, the Class [___] Certificates are not offered for sale, and may not be transferred, to a Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan (each a "Plan Investor"). Each purchaser of a Class [___] Certificate, by virtue of its receipt of such Certificate, will be deemed to have represented that it is not a Plan Investor.









                                      S-45




                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS






Act ............................................. 43     Relief  Act  Shortfalls ............................. 12
Administrative Fee  .............................. 9     REMIC .................................................2
Administrative Fee Rate  ......................... 9     Restricted  Group ....................................45
Beneficial Owner ................................ 29     Saxon  Mortgage ....................................1,18
Business Day .....................................37     Security Instrument ...............................17,22
Cede .............................................29     Seller ..............................................1,6
Certificate  Guaranty Insurance Policy ............1     Senior Certificates................................... 1
Certificate  Guaranty Insurer ....................38     Senior   Percentage ..................................31
Certificate Guaranty  Insurer  Default ...........38     Senior  Prepayment   Percentage ......................31
Certificates ......................................1     Senior Principal   Distribution  Amount...............32
Class  Percentage ................................31     Servicer ...........................................8,40
Cooperative  Loans ...........................1,9,18     Servicing  Agreement ...............................8,40
Cooperatives ................................ 1,9,18     Servicing  Fee .....................................8,41
Credit Enhancement Fee ...........................10     Servicing Fee Rate .................................8,41
Current Income ...................................42     Single Family Loans ..............................1,9,18
Cut-Off Date ................................ 1,6,18     SMMEA .............................................14,44
DEC  Tables ......................................22     Subordinated Certificates .............................1
Depository .....................................8,29     Term of the  Certificate Guaranty Insurance Policy ...37
Distribution  Date ...............................10     Trust .................................................1
D&P ..............................................45     Trust Agreement ...................................29,35
DOL ..............................................15     Trustee ............................................8,35
Dominion  Mortgage ................................6     Trustee Fee ...........................................8
ERISA ............................................15     Trustee Fee Rate ..................................... 8
Excess Losses .................................11,33     Underwriter ......................................... 42
Exchange Act .....................................39     Underwriting Agreement ...............................42
Guaranteed  Distributions ........................36
Insignificant Participation  Exception ...........45
Junior Mortgage Loans ............................16
Master Servicer ................................8,41
Master  Servicing Fee .............................8
Master  Servicing Fee Rate ........................8
Modeling  Assumptions ............................23
Moody's ..........................................45
Mortgage Loans .............................1,8,9,18
Non-offered Certificates ..........................1
Non-Supported Interest Shortfalls .............12,34
Offered Certificates...............................1
Order ........................................... 36
Originator ........................................9
PAM ..............................................22
Pass-Through  Rate ...............................11
Plan Asset  Regulations ..........................15
Plan  Investor ................................15,46
Prepayment  Interest  Shortfalls .................12
Prospectus ........................................6
Publicly Offered Exception .......................45
Relief Act .......................................12

                 SUBJECT TO COMPLETION, DATED AUGUST 2, 1996



PROSPECTUS

                         SAXON ASSET SECURITIES COMPANY

                                    (Seller)

                            ASSET BACKED CERTIFICATES
                              (Issuable in Series)


        This Prospectus relates to Asset Backed Certificates (the "Certificates") to be issued from time to time in one or more Series (each, a "Series") by Saxon Asset Securities Company (the "Seller") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Series of Certificates will evidence (i) beneficial ownership interests in one or more segregated pools of mortgage-related assets as described herein (the "Mortgage Assets") and certain other assets described herein assigned or transferred by the Seller to one or more trusts (collectively, a "Trust") or (ii) if specified in the related Prospectus Supplement, beneficial ownership interests in a Trust that holds a beneficial ownership interest in another trust to which the Mortgage Assets and such other assets have been assigned or transferred.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Certain risk factors should be considered by prospective purchasers of the Certificates offered hereby. See "Risk Factors" herein at page 8 and in the related Prospectus Supplement.


        See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

        Prospective purchasers of the Certificates offered hereby should carefully review the information in the related Prospectus Supplement concerning the risks associated with different types and Classes of Certificates.

        THE CERTIFICATES OF EACH SERIES WILL BE ENTITLED TO PAYMENT ONLY FROM THE ASSETS OF THE RELATED TRUST. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

                         ------------------------------


        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ------------------------------


        Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein .


        There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates.

        This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                         ------------------------------

               The date of this Prospectus is ____________, 1996.


                      (Cover continued from previous page)

        Each Series of Certificates will be issued in one or more classes (each, a "Class"). One or more Classes of Certificates of a Series may be subordinated in right to receive distributions on the Mortgage Assets and be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

        Each Series of Certificates will receive distributions at the intervals and on the dates specified in the related Prospectus Supplement from the Mortgage Assets and any other assets included in the related Trust. The Seller or an affiliate of the Seller may make or obtain for the benefit of any Series of Certificates limited representations and warranties with respect to the Mortgage Assets included in the related Trust. Neither the Seller nor any affiliate of the Seller will have any other obligation with respect to any Series of Certificates.

        The yield on each Series of Certificates will be affected by, among other things, the rate and timing of payments of principal (including prepayments) of the Mortgage Assets included in the related Trust. Each Series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

        If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat certain Trusts or specified portions thereof as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."


                              PROSPECTUS SUPPLEMENT

        The Prospectus Supplement for a Series will, among other things, set forth with respect to the Certificates of such Series, if applicable: (i) the respective allocations and order of application of principal and interest distributions on the Mortgage Assets in the related Trust to each Class of such Certificates, (ii) certain information as to the nature of the Mortgage Assets and any other assets assigned or transferred to such Trust, (iii) the dates periodic distributions will be made to the holders of such Certificates, (iv) if applicable, the fixed date on which the final distribution of principal is scheduled to be made to the holders of each Class of such Certificates (each, a "Final Scheduled Distribution Date"), (v) the authorized denominations of such Certificates, (vi) the circumstances, if any, under which such Trust is subject to early termination, (vii) certain information regarding the subordination of rights to distributions of any Class of such Certificates to the rights of any other Class of such Certificates and the allocation of losses among each Class of such Certificates, (viii) whether the Seller intends to elect to cause such Trust or specified portions thereof to be treated as a REMIC and the designation of the regular and residual interests therein, (ix) information regarding the credit enhancement, if any, for each Class of such Certificates, specifying the provider of such credit enhancement and (x) additional information with respect to the plan of distribution of such Certificates.

                              AVAILABLE INFORMATION

        The Seller will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Seller with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

        This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part, or in the exhibits relating thereto, which the Seller has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the Agreement (as defined herein) for a Series will be provided to each person to whom a Prospectus is delivered upon written or oral request, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

        The Seller and the Master Servicer are not obligated with respect to the Certificates. Accordingly, the Seller has determined that financial statements of the Seller and the Master Servicer are not material to the offering made hereby. Any prospective purchaser who desires to review financial information concerning the Seller, however, will be provided with a copy of the most recent financial statements of the Seller upon request.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Certificates of such Trust hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Seller will provide a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon written or oral request of any person, without charge to such person, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).


                          REPORTS TO CERTIFICATEHOLDERS

        The Seller will cause to be provided to the Certificateholders of each Series periodic and annual reports concerning the Certificates of such Series and the related Trust as described herein and in the related Prospectus Supplement. See "The Agreement -- Reports to Certificateholders."

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.........................................................  1

RISK FACTORS...............................................................  8

DESCRIPTION OF THE CERTIFICATES............................................ 11
    General................................................................ 11
    Classes of Certificates................................................ 11
    Book-Entry Procedures.................................................. 12
    Allocation of Distributions from Mortgage Assets....................... 13
    Allocation of Losses and Shortfalls.................................... 13
    Valuation of Mortgage Assets........................................... 14
    Optional Redemption.................................................... 14

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS.............................. 15

THE TRUSTS................................................................. 16
    Assignment of Mortgage Assets.......................................... 16
    The Mortgage Loans -- General.......................................... 17
    Single Family Loans.................................................... 19
    Cooperative Loans...................................................... 19
    Multi-Family Loans..................................................... 19
    Junior Mortgage Loans.................................................. 19
    Conventional Home Improvement Loans.................................... 20
    Title I Loans.......................................................... 20
    Repurchase of Converted Mortgage Loans................................. 21
    Repurchase of Delinquent Mortgage Loans................................ 21
    Substitution of Mortgage Loans ........................................ 21
    Agency Securities -- General........................................... 21
    Government National Mortgage Association; GNMA Certificates............ 22
    Federal National Mortgage Association; FNMA Certificates............... 23
    Federal Home Loan Mortgage Corporation; FHLMC Certificates............. 23
    Stripped Mortgage-Backed Certificates; Other Agency Securities......... 24
    Private Mortgage-Backed Securities..................................... 24
    Home Equity Lines of Credit............................................ 25
    Pre-Funding Account.................................................... 26
    Asset Proceeds Account................................................. 26

CREDIT ENHANCEMENT......................................................... 26
    General................................................................ 26
    Subordination.......................................................... 27
    Certificate Guaranty Insurance Policies................................ 28
    Overcollateralization.................................................. 28
    Mortgage Pool Insurance Policies....................................... 28
    Special Hazard Insurance Policies...................................... 29
    Bankruptcy Bonds....................................................... 30
    Cross-Support.......................................................... 30
    Reserve Funds.......................................................... 30
    Other Credit Enhancement............................................... 31

ORIGINATION OF MORTGAGE LOANS.............................................. 31
    General................................................................ 31
    Representations and Warranties......................................... 32

SERVICING OF MORTGAGE LOANS................................................ 32
    General................................................................ 32
    Payments on Mortgage Loans............................................. 33
    Advances............................................................... 34
    Collection and Other Servicing Procedures.............................. 34
    Primary Mortgage Insurance Policies.................................... 35

    Standard Hazard Insurance Policies..................................... 35
    Maintenance of Insurance Policies; Claims Thereunder and Other
       Realization Upon Defaulted Mortgage Loans........................... 36
    Modification of Mortgage Loans......................................... 37
    Evidence as to Servicing Compliance.................................... 37
    Events of Default and Remedies......................................... 37
    Master Servicer Duties................................................. 38
    Special Servicing Agreement............................................ 38

THE AGREEMENT.............................................................. 38
    The Trustee............................................................ 38
    Administration of Accounts............................................. 39
    Reports to Certificateholders.......................................... 39
    Events of Default and Remedies......................................... 39
    Amendment.............................................................. 40
    Termination............................................................ 40

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.................................... 41
    General................................................................ 41
    The Mortgage Loans..................................................... 41
    Foreclosure............................................................ 42
    Junior Mortgage Loans; Rights of Senior Mortgagees..................... 44
    Right of Redemption.................................................... 45
    Anti-Deficiency Legislation and Other Limitations on Lenders........... 45
    Soldiers' and Sailors' Civil Relief Act of 1940........................ 46
    Environmental Considerations........................................... 46
    "Due-on-Sale" Clauses.................................................. 47
    Enforceability of Certain Provisions................................... 47

THE SELLER................................................................. 48

USE OF PROCEEDS............................................................ 48

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................... 48
    General................................................................ 49
    REMIC Certificates..................................................... 49
    Non-REMIC Certificates................................................. 67

STATE TAX CONSIDERATIONS................................................... 72

ERISA CONSIDERATIONS....................................................... 72

LEGAL INVESTMENT MATTERS................................................... 74

PLAN OF DISTRIBUTION....................................................... 75

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS............................... 76

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement and in the Agreement with respect to such Series. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Seller.....................  Saxon Asset Securities Company (the "Seller"), a
                             wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Dominion Capital is a wholly owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"). None of Dominion Resources, Dominion Capital, Dominion Mortgage or the Seller has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Seller are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Seller is (804) 967-7400. See "The Seller."


Certificates Offered.......  Asset Backed Certificates (the "Certificates"),
                             issuable in one or more Series (each, a "Series"), all as more fully described in the related Prospectus Supplement. The Certificates of each Series will evidence (i) beneficial ownership interests in one or more segregated pools of Mortgage Assets and certain other assets assigned or transferred by the Seller to one or more trusts (collectively, a "Trust") or (ii) if specified in the related Prospectus Supplement, beneficial ownership interests in a Trust that holds a beneficial ownership interest in another trust to which the Mortgage Assets and such other assets have been assigned or transferred. Each Series of Certificates will be issued in one or more classes (each, a "Class") as specified in the related Prospectus Supplement. The Certificates of each Series will be entitled to payment only from the assets of the related Trust.

                             The Certificates of any Class of any Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods,
                             (iii) may be subordinated in right to receive distributions on the Mortgage Assets and be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions on the Mortgage Assets only after the occurrence of specified events, (v) may be entitled to receive distributions on the Mortgage Assets in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

                             The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. The Seller may retain or hold for sale from time to time one or more Classes of Certificates. See "Description of the Certificates."

Agreement..................  Each Series of Certificates will be issued pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement") among the Seller, the Master Servicer and the trustee identified in the related Prospectus Supplement (the "Trustee"). Pursuant to an Agreement, the Seller will assign and transfer the Mortgage Assets

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

                             and other assets to be included in the related Trust to the Trustee in exchange for a Series of Certificates. The Mortgage Assets will be registered in the name of such Trustee or its custodian following the closing for such Series. See "The Trusts -- Assignment of Mortgage Assets."

Distributions on
  the Certificates.........  The Prospectus Supplement for each Series of
                             Certificates will specify (i) whether distributions of principal and/or interest on such Certificates will be made monthly, quarterly, semi-annually or at other intervals, (ii) the date for each such distribution (each, a "Distribution Date"), (iii) the amount of each such distribution allocable to principal and interest and (iv) whether all distributions will be made pro rata to Certificateholders of the Class entitled thereto or on some other basis. The amount available to be distributed on each Distribution Date with respect to each Series of Certificates (the "Available Distribution") will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement. See "Description of the Certificates -- Allocation of Distributions from Mortgage Assets."

                             The aggregate original principal balance of the Certificates of each Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. The Mortgage Assets and any other assets included in the Trust for each Series of Certificates (including amounts held in any Pre-Funding Account for such Series) will have an initial aggregate value ("Asset Value") determined as set forth in the related Agreement and described in the related Prospectus Supplement. The Asset Value of the Mortgage Assets and any other assets included in the Trust for a Series will equal or exceed the aggregate original principal balance of the Certificates of such Series. See "Description of the Certificates -- Valuation of Mortgage Assets."

Mortgage Assets. . ........  The Mortgage Assets assigned or transferred to the
                             Trust for a Series may consist of one or more of the following, each of which will be specified in the related Prospectus Supplement: (i) one- to four-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties (or participation interests in such loans) ("Single Family Loans"), (ii) loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the Cooperatives (or participation interests in such loans) ("Cooperative Loans"), (iii) multi-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties, including buildings owned by Cooperatives (or participation interests in such loans) ("Multi-Family Loans"),
                             (iv) home improvement mortgage loans secured by first, second or more junior liens on various types of properties (or participation interests in such loans) ("Conventional Home Improvement Loans"), (v) home improvement mortgage loans originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration ("FHA") (or participation interests in such loans) ("Title I Loans" and, collectively with Single Family Loans, Cooperative Loans, Multi-Family Loans and Conventional Home Improvement Loans, "Mortgage Loans"), (vi) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or another government agency or government sponsored agency (collectively, "Agency Securities"), (vii) privately-issued mortgage-backed securities ("Private
                             Mortgage-Backed Securities" and, collectively with Agency Securities, "Mortgage Certificates") and
                             (viii) home equity lines of credit ("HELOCs").

A.  Mortgage Loans.........  The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage Note") and will be secured by first, second or more junior liens on (i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares issued by the related Cooperative (the "Mortgaged Premises"). If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by any government agency ("Conventional Mortgage Loans"). The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement.

                             The Mortgaged Premises (and, with respect to
                             Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto
                             Rico). The Mortgaged Premises generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") insuring, subject to their provisions and certain limitations, against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be purchased by the Seller from Saxon Mortgage, Inc., a Virginia corporation and an affiliate of the Seller ("Saxon Mortgage"). If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be originated by Saxon Mortgage or purchased by Saxon Mortgage in the open market or in privately negotiated transactions from savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions that are supervised and examined by a federal or state authority or by an institution approved by the United States Department of Housing and Urban Development ("HUD") (each, including Saxon Mortgage in its capacity as an originator of Mortgage Loans, an "Originator"). See "The Trusts -- The Mortgage Loans -- General" and "Origination of Mortgage Loans."


                             Certain of the Mortgage Loans may be partially insured by the FHA, an agency of HUD, pursuant to the Title I credit insurance program (the "Title I Loan Program") created under the National Housing Act of 1934. Under the Title I Loan Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Loan Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan. FHA insurance is accorded the full faith and credit of the United States. See "The Trusts -- Title I Loans."


B.  Agency Securities......  The Agency Securities may include (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) guaranteed mortgage pass- through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, if so specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates or other government agency or government-sponsored agency certificates and, if so specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement or (vi) a combination of the Agency Securities described in clauses (i) through (v) above. The GNMA Certificates will be backed by the full faith and credit of the United

                             States. The FNMA Certificates and FHLMC Certificate will not be backed, directly or indirectly, by the full faith and credit of the United States. See "The Trusts -- Agency Securities -- General."


C.  Private Mortgage-Backed
      Securities...........  The Private Mortgage-Backed Securities may include
                             (i) mortgage participation or pass- through certificates representing beneficial interests in certain mortgage loans or Agency Securities or (ii) collateralized mortgage obligations secured by certain mortgage loans. The Private Mortgage-Backed Securities will not be insured or guaranteed by the United States or any agency or instrumentality thereof. If so specified in the related Prospectus Supplement, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trusts -- Private Mortgage-Backed Securities."


D.  Home Equity Lines
      of Credit ...........  HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The HELOCs may be subordinated to other mortgages on such properties. See "The Trusts -- Home Equity Lines of Credit."

Pre-Funding Account........  If so specified in the related Prospectus
                             Supplement, a Trust may enter into an agreement (each, a "Pre-Funding Agreement") with the Seller under which the Seller will agree to transfer additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") upon receipt all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Seller from the related Pre-Funding Account. Each Pre-Funding Agreement will specify a period during which any such transfer must occur. If all moneys originally deposited in such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established. See "The Trusts -- Pre-Funding Account."

Servicer...................  One or more servicers (each, a "Servicer"), which may include an affiliate of the Seller, will perform certain customary servicing functions with respect to the Mortgage Loans included in the Trust for any Series of Certificates. See "Servicing of Mortgage Loans."

Master Servicer............  If specified in the Prospectus Supplement for a
                             Series, a master servicer (the "Master Servicer"), which may include an affiliate of the Seller, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to the Mortgage Assets included in the related Trust. See "Servicing of Mortgage Loans."

Special Servicer...........  If specified in the Prospectus Supplement for a
                             Series, a special servicer (a "Special Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted Mortgage Loans or Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO Properties").

Assets Proceeds Account....  All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such Certificates. In general, reinvestment income, if any, on amounts in the Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of a Series but will be remitted periodically to the Master Servicer or the Servicers as additional master servicing or servicing compensation. See "The Trusts -- Asset Proceeds Account."


Advances...................  If so specified in the Prospectus Supplement for a
                             Series, the Servicers of the Mortgage Loans included in the related Trust and, to the limited extent described herein, the Master Servicer are, and the Trustee may be, obligated to advance funds to such Trust to cover (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees ("Advances"). Any such advance obligation may be limited to amounts deemed to be recoverable from late payments or liquidation proceeds, to amounts due holders of specified Classes of Certificates of the related Series, to specified periods of time, to certain dollar amounts or to any combination of the foregoing, in each case as specified in the related Prospectus Supplement. Any such Advance will be recoverable as specified in the related Prospectus Supplement. See "Servicing of Mortgage Loans -- General" and " -- Advances."




Credit Enhancement.........  If so specified in the Prospectus Supplement for a
                             Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates. Such assets will consist of one or more reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements or option agreements. In addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of subordination, overcollateralization or cross support. Any such assets or arrangements must be acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series. In addition, to the extent a significant portion of the Mortgage Loans underlying a Series of Certificates consists of Title I Loans, the related Prospectus Supplement will describe the features of any related credit enhancement, including, but not limited to, any credit enhancement provided by the FHA. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited. See "Risk Factors -- Credit Enhancement (if Available) May Be Limited" and "Credit Enhancement."



Optional Redemption........  To the extent and under the circumstances specified in the Prospectus Supplement for a Series, the Certificates of such Series may be redeemed by the party specified therein. See "Description of the Certificates -- Optional Redemption."

Certain Federal Income
Tax Consequences...........  The federal income tax consequences to the holders of the Certificates of any Series will depend on, among other factors, whether an election is made to treat the related Trust or specified portions thereof as "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "Certain Federal Income Tax Consequences."

                             REMIC. If an election is made to treat the Trust or specified portions thereof for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify each Class of Certificates of such Series to be designated as regular interests in such REMIC (the "REMIC Regular Certificates") and the Class of Certificates of such Series to be designated as the residual interest in such REMIC (the "REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, Certificates representing an interest in the REMIC generally will be considered "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) and assets described in Section 7701(a)(19)(C).

                             In the opinion of Arter & Hadden, special tax counsel to the Seller ("Special Tax Counsel"), for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Each REMIC Regular Certificateholder will be required to report income with respect to its Certificate under an accrual method, regardless of its normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includable in the income of the Certificateholders as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes but instead will be treated as representing rights to the taxable income or net loss of the REMIC.

                             Each REMIC Residual Certificateholder will be required to take into account separately its pro rata share of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by net operating loss carryovers or other deductions, and in the case of a tax-exempt REMIC Residual Certificateholders, will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, REMIC Residual Certificateholders may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. Certain "disqualified organizations" are prohibited from acquiring or holding any REMIC Residual Certificates or beneficial interest therein.

                             Grantor Trust. If no election is made to treat the Trust or specified portions thereof for a Series of Certificates as a REMIC, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In the opinion of Special Tax Counsel, Certificateholders of any such Series ("Non-REMIC Certificates") will be treated for federal income tax purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from such Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the related Trust.

                             To the extent provided herein and in the related Prospectus Supplement, Non-REMIC Certificates will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for the purposes of
                             Section 856(c)(5)(A) and assets described in
                             Section 7701(a)(19)(C).

                             Investors are urged to consult their tax advisors concerning the application of federal income tax laws to their particular situations and to review "Certain Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.


Legal Investment Matters...  If so specified in the related Prospectus
                             Supplement, the Certificates of each Series offered by this Prospectus and such Prospectus Supplement will constitute "mortgage- related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. If so specified in the related Prospectus Supplement, all or certain Classes of Certificates may not constitute "mortgage-related securities" under SMMEA. Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities." See "Legal Investment Matters."


ERISA Considerations.......  Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related

                             Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary responsibility standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code. Certain Classes of Certificates may not be offered for sale or transferable to Plans (as defined herein). See "ERISA Considerations" herein and in the related Prospectus Supplement.

Ratings....................  Each Class of Certificates offered hereby and by the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency").

Risk Factors...............  An investment in the Certificates will be subject to one or more risk factors, including declines in the value of Mortgaged Premises, prepayment of Mortgage Loans, limitations on credit enhancement, consumer credit laws affecting the Mortgage Assets, the risk of higher losses with respect to particular types of Mortgage Loans and various other factors. See "Risk Factors" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

        Prospective investors should consider, among other things, the following risk factors and the risk factors identified in the related Prospectus Supplement in connection with a purchase of the Certificates of any Series. See "Risk Factors" in the related Prospectus Supplement.

Certificateholders Must Look Solely to Limited Trust Assets for Certificate Payments

        Each Trust is expected to have no significant assets other than the Mortgage Assets and any other assets assigned to the Trust by the Seller. Prospective purchasers of the Certificates of a Series must rely primarily upon payments of principal and interest on the related Mortgage Assets, the security therefor and the sources of credit enhancement, if any, identified in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement.

Credit Enhancement (if Available) May Be Limited

        The credit enhancement, if any, for any Series of Certificates may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. In addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates to the extent specified in the related Prospectus Supplement. See "Credit Enhancement."

Economic Developments May Adversely Affect Mortgage Asset Performance

        If the residential real estate market in general or a regional or local area where the Mortgage Loans constituting or underlying the Mortgage Assets for a Trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent such losses are not covered by credit enhancement, holders of the Certificates of the related Series will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

Bankruptcy Recharacterization of Mortgage Asset Transfers May Delay or Reduce Certificate Payments


        Saxon Mortgage and the Seller intend that the transfers of the Mortgage Assets to the Seller and, in turn, to the related Trust will constitute sales rather than pledges to secure indebtedness for insolvency purposes. If Saxon Mortgage were to become a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of Saxon Mortgage might argue that such transfers were pledges rather than sales. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the Certificates of the related Series.


Various Laws May Delay or Reduce Certificate Payments

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

Modification of Mortgage Loans May Delay or Reduce Certificate Payments

        With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans. See "Servicing of Mortgage Loans -- Modification of Mortgage Loans."

Mortgage Loan Prepayments May Affect Final Certificate Payment Date or Certificate Yield


        The prepayment experience on the Mortgage Assets underlying a particular Series of Certificates will affect (i) the average life of each Class of such Certificates, (ii) the extent to which the final distribution on each Class of such Certificates occurs prior to its Final Scheduled Distribution Date and
(iii) for Certificates purchased at a price other than par, the effective yield on such Certificates. Because prepayments will be passed through to the holders of Certificates of each Series as distributions of principal on such Certificates, it is likely that, in the event of such prepayments, the final distribution on each Class of Certificates of a Series will occur prior to the Final Scheduled Distribution Date for such Class. The timing and amount of principal payments (including prepayments) on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Prepayments may also result from foreclosure, condemnation and other dispositions of the Mortgaged Premises (including amounts paid by insurers under applicable insurance policies), from the repurchase of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or from the deposit of certain amounts in respect of the delivery of a substitute Mortgage Loan), from the repurchase of Mortgage Loans modified in lieu of refinancing, from the repurchase of any liquidated Mortgage Loan or delinquent Mortgage Loan, if applicable, or from the repurchase by the Seller of all the Certificates of a Series or all the Mortgage Loans or Mortgage Certificates in certain circumstances. The yields realized by the holders of certain Certificates of a Series with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments on the Mortgage Assets of the related Trust. See "Maturity, Prepayment and Yield Considerations."


Secondary Market for Certificates May Not Develop or Continue

        There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates. Certain Classes of Certificates may not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be restricted as to transferability to certain entities. Any restrictions on the purchase or transferability of the Certificates of a Series may have a negative effect on the development of a secondary market for such Certificates. See "Legal Investment Matters."

Holders of Book-Entry Certificates May Experience Liquidity Problems or Payment Delays


        If so specified in the related Prospectus Supplement, certain Certificates of a Series may initially be registered in book-entry form ("Book-Entry Certificates"). Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. In addition, since transfers of Book-Entry Certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, the ability of a Certificateholder to pledge a Book- Entry Certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a Book-Entry Certificate, may be impaired since physical certificates representing the Certificates will generally not be available. Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Book-Entry Certificates because distributions may be required to be forwarded by the Trustee through book-entry system participants which thereafter will be required to credit them to the accounts of the applicable Certificates, whether directly or indirectly through financial intermediaries. See "Description of the Certificates -- Book-Entry Procedures."



Certificate Ratings May Be Affected by Credit Enhancer Ratings

        The rating of Certificates credit enhanced through external credit enhancement, such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the issuer of such external credit enhancement (the "Credit Enhancer"). Any lowering of the rating assigned to the claims-paying ability of a Credit Enhancer below the rating initially given to the Certificates of the related

Series would likely result in a lowering of the rating assigned to such Certificates. Any such rating is not a recommendation to buy, sell or hold Certificates and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating. The Seller will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the Certificates of any Series.

Holders of Original Issue Discount Certificates Are Subject to Special Tax Rules

        Compound Interest Certificates and certain other Classes of Certificates that are entitled only to interest distributions will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes. The holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax Consequences."

Balloon Loans May Experience Relatively Higher Losses

        A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loans in a single payment at maturity ("Balloon Loans"). Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30- year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

Junior Mortgage Loans May Experience Relatively Higher Losses

        If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties. Because the rights of a holder of a second or more junior lien are subordinate to the rights of a senior lienholder, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholder. In the event of a default by the related borrower, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses. See "The Trusts -- Junior Mortgage Loans."

Mortgage Loans Secured by Non-Owner Occupied Properties May Experience Relatively Higher Losses

        Certain of the Mortgage Premises relating to the Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for Mortgage Loans secured by primary residences.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

        If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans underwritten in accordance with the underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged Premises may have a greater effect on the loss experience of such Mortgage Loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Premises decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial. See "Origination of Mortgage Loans."

Mortgage Assets May Include Delinquent and Non-Performing Mortgage Loans

        If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO Properties") or Mortgage Loans that are delinquent or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such REO Properties or to such delinquent or non-performing Mortgage Loans. Prospective investors should consider the risk that the inclusion of such REO Properties or such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series. See "The Trusts -- The Mortgage Loans -- General."

                         DESCRIPTION OF THE CERTIFICATES

General


        The Asset Backed Certificates described herein and in the related Prospectus Supplement (the "Certificates") will be issued from time to time in Series pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. The following summaries describe the material provisions common to each Series of Certificates. The material terms of a specific Agreement will be further described in the related Prospectus Supplement.



        The Certificates of a Series will be entitled to payment only from the assets of the related Trust. The Certificates do not represent an interest in or obligation of the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth herein and in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit enhancement, such delinquencies may result in delays in the distribution of payments to the holders of one or more Classes of Certificates and such losses may be allocated to the holders of one or more Classes of Certificates.


        The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each Class specified in the related Prospectus Supplement. The Certificates of each Series in certificated form may be transferred (subject to the limitations on transfer, if any, specified in the related Agreement) or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the Prospectus Supplement for a Series, distributions of principal and interest on each Certificate in certificated form will be made on each Distribution Date by or on behalf of the Trustee (i) by check mailed to each holder of such a Certificate at the address of such holder appearing on the books and records of the Trust or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any holder of such a Certificate having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement; provided, however, that the final distribution in retirement of a Certificate of a Series in certificated form will be made only upon presentation and surrender of such Certificates at the corporate trust office of the Trustee. Distributions of principal and interest on each Class of Certificates in book-entry form will be made as set forth below.

Classes of Certificates

        Each Series of Certificates will be issued in one or more classes (each, a "Class") as specified in the related Prospectus Supplement. The Certificates of any Class of any Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions on the Mortgage Assets and may be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions on the Mortgage Assets only after the occurrence of specified events, (v) may be entitled to receive distributions on the Mortgage Assets in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and
(vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

Book-Entry Procedures

        The Prospectus Supplement for a Series may specify that certain Classes of Certificates will initially be issued in book-entry form ("Book-Entry Certificates") in the authorized denominations specified therein. Each such Class will be represented by a single certificate registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Seller, the "Depository"). The Depository or its nominee will be registered as the record holder of each Class of Book-Entry Certificates in the certificate register maintained by the Trustee for the related Trust. No person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate.

        A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded by appropriate entries on the books and records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be recorded on the records of the Depository, if the Beneficial Owner's Financial Intermediary is not a Depository participant). Therefore, the Beneficial Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate, and beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

        DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.


        If so specified in the Prospectus Supplement for a Series, distributions of principal and interest on the Book-Entry Certificates of such Series will be made on each Distribution Date by or on behalf of the Trustee to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents. As a result of the foregoing procedures, the Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments.


        Because transactions in Book-Entry Certificates can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of the Beneficial Owner of a Book-Entry Certificate to pledge such Certificate to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Certificate, may be limited due to the lack of a physical certificate representing such Certificate. Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Book-Entry Certificates for which they cannot obtain physical certificates.

        The Book-Entry Certificates will be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Depository or its nominee, only if (i) the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through the Depository. Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify the Depository, which in turn will notify all Beneficial Owners of Book-Entry Certificates through Depository participants, of the availability of certificated Certificates. Upon surrender by the Depository of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners of the Book-Entry Certificates.

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

        Neither the Seller, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by the Depository or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Distributions from Mortgage Assets

        The Prospectus Supplement for each Series of Certificates will specify
(i) whether distributions of principal and/or interest on such Certificates will be made monthly, quarterly, semi-annually or at other intervals, (ii) the date for each such distribution (each, a "Distribution Date"), (iii) the amount of each such distribution allocable to principal and interest and (iv) whether all distributions will be made pro rata to Certificateholders of the Class entitled thereto or on some other basis. All distributions with respect to each Certificate of a Series will be made to the person in whose name such Certificate is registered (the "Certificateholder") as of the close of business on the record date specified in the related Prospectus Supplement.

        The amount available to be distributed on each Distribution Date with respect to each Series of Certificates (the "Available Distribution") will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement. In general, the Available Distribution for a Distribution Date will be equal to the amount of principal and interest actually collected, advanced or received during the related Due Period or Prepayment Period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Prospectus Supplement. The Available Distribution will be allocated among the Classes of Certificates in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement.

        "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the calendar month in which such Distribution Date occurs, or such other period as may be specified in the related Prospectus Supplement.

        "Prepayment Period" means, with respect to any Distribution Date, the time period specified in the Prospectus Supplement for a Series used to identify prepayments or other unscheduled payments of principal or interest received with respect to Mortgage Assets that will be used to pay Certificateholders of such Series on such Distribution Date.

        The Prospectus Supplement for each Series of Certificates will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable Class of Certificates. REMIC Residual Certificates may or may not have a Pass-Through Rate. REMIC Residual Certificates of a Series will generally be entitled to receive amounts remaining after allocation of scheduled distributions to all other outstanding Classes of Certificates of such Series entitled to such distributions. One or more Classes of Certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and certain other rights and obligations of the holders of such Certificates and does not represent a beneficial interest in principal payments on the Mortgage Assets in the related Trust. One or more Classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). Any interest that has accrued but is not paid with respect to a Compound Interest Certificate on any Distribution Date will be added to the principal balance of such Compound Interest Certificate on such Distribution Date.

        The Prospectus Supplement for each Series of Certificates will specify the method by which the amount of principal to be distributed on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates of such Series entitled to distributions of principal. The aggregate original principal balance of the Certificates of each Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. One or more Classes of Certificates may be entitled to payments of principal in specified amounts on specified Distribution Dates, to the extent of the Available Distribution on such Distribution Dates, or may be entitled to payments of principal from the amount by which such Available Distribution exceeds such specified amounts. One or more Classes of Certificates may be subordinated in right to receive distributions on the Mortgage Assets and may be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

Allocation of Losses and Shortfalls

        The Prospectus Supplement for each Series of Certificates will specify the method by which realized losses or interest shortfalls with respect to the Mortgage Loans included in the related Trust will be allocated. A loss may be realized with respect to a Mortgage Loan (a "Realized Loss") as a result of (i) the final liquidation of such Mortgage Loan through foreclosure sale, disposition of the related Mortgaged Premises if acquired by deed-in-lieu of foreclosure, or otherwise, (ii) the reduction of the unpaid principal balance of such Mortgage Loan or the modification of the payment terms of such Mortgage Loan in connection with a proceeding under the federal Bankruptcy Code or otherwise, (iii) certain physical damage to the related Mortgaged Premises of a type not covered by Standard Hazard Insurance Policies or (iv) fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan. An interest shortfall may occur with respect to a Mortgage Loan as a result of a failure on the part of any Servicer, the Master Servicer or the Trustee to advance funds to cover delinquent payments of principal or interest on such Mortgage Loan, the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or the prepayment in full of such Mortgage Loan and the failure of the Servicer or, in certain cases, the Master Servicer to pay interest to month-end.

        If so specified in the related Prospectus Supplement, the Senior Certificates of a Series will not bear any realized losses on the related Mortgage Loans until the Subordinated Certificates of such Series have borne realized losses up to a specified amount or loss limit or until the principal amount of the Subordinated Certificates has been reduced to zero, either through the allocation of realized losses, the priority of distributions or both. If so specified in the related Prospectus Supplement, interest shortfalls may result in a reallocation to the Senior Certificates of a Series of amounts otherwise distributable to the Subordinated Certificates of such Series.

Valuation of Mortgage Assets

        The Mortgage Assets and any other assets included in the Trust for each Series of Certificates will have an initial aggregate value ("Asset Value") determined as set forth in the related Agreement and described in the related Prospectus Supplement. The Asset Value of the Mortgage Assets and any other assets included in the Trust for a Series (including amounts held in any Pre-Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series. The Asset Value of any Mortgage Loan included in the Trust for such Series will generally equal, on any date of determination, (i) the Scheduled Principal Balance of such Mortgage Loan or (ii) the Scheduled Principal Balance of such Mortgage Loan multiplied by a fraction, as specified in the related Prospectus Supplement, which is based on the Net Rate of such Mortgage Loan. Asset Value will generally be determined after the subtraction of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees and insurance premiums and, if so specified in the related Prospectus Supplement, the addition of any related reinvestment income. The Asset Value of a Mortgage Loan that is finally liquidated through foreclosure or deed-in-lieu of foreclosure, or otherwise, or a Mortgage Loan purchased from the Trust pursuant to the related Agreement will be zero.


        "Scheduled Principal Balance" means, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance of such Mortgage Loan as of the Cut-Off Date, increased by the amount of negative amortization, if any, with respect thereto and reduced by (i) the principal portion of all scheduled monthly payments due on or before such date of determination, whether or not received, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the preceding Prepayment Period, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan on or before such date of determination.

        "Cut-Off Date" means, with respect to any Series, the date specified in the related Prospectus Supplement after which payments on the Mortgage Assets included in the related Trust are for the account of the Certificateholders of such Series.

        "Net Rate" means, with respect to any Mortgage Loan, the Mortgage Interest Rate of such Mortgage Loan adjusted to deduct applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees and insurance premiums and, if specified in the related Prospectus Supplement, to add any related reinvestment income (expressed, in each case, as a percentage).

Optional Redemption



        To the extent and under the circumstances specified in the Prospectus Supplement for a Series, the Certificates of such Series may be redeemed prior to their Final Scheduled Distribution Date at the option of the Seller or such other party as may be specified in the related Prospectus Supplement. The purchase price for any such redemption will be calculated as specified in such Prospectus Supplement and will not be less than 100% of the then unpaid principal balance of the Certificates to be redeemed plus accrued but unpaid interest thereon (net of any unreimbursed Advances and unrealized principal losses and interest shortfalls allocable to such Certificates). Upon redemption of the Certificates, at the option of the redeeming party, (i) the related Trust may be terminated, thereby causing the sale of the remaining Mortgage Assets, or
(ii) such Certificates may be held or resold by the redeeming party. If so specified in the Prospectus Supplement for a Series, the right to redeem the Certificates of such Series will be conditioned upon the passage of a certain date specified in such Prospectus Supplement and/or the Asset Value or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of purchase aggregating less than a percentage, specified in such Prospectus Supplement, of the Asset Value or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of the issuance of such Series of Certificates. Notice of the redemption of the Certificates will be given to Certificateholders as provided in the related Agreement.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS


        The prepayment experience on the Mortgage Assets will affect (i) the average life of each Class of Certificates issued by the related Trust, (ii) the extent to which the final distribution for each Class of such Certificates occurs prior to its Final Scheduled Distribution Date and (iii) for Certificates purchased at a price other than par, the effective yield on such Certificates. Because prepayments will be passed through to the holders of Certificates of each Series as distributions of principal on such Certificates, it is likely that, in the event of such prepayments, the final distribution on each Class of Certificates of a Series will occur prior to the Final Scheduled Distribution Date for such Class.


        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the Single Monthly Mortality ("SMM") prepayment model, the Constant Prepayment Rate ("CPR") model or the prepayment speed assumption ("PSA") model. The Prospectus Supplement for a Series may contain a table setting forth percentages of the original principal amount of each Class of Certificates of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment of the Mortgage Assets of any Trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

        A number of social, economic, tax, geographic, demographic, legal and other factors may influence principal prepayments. If a Trust includes Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Premises, the payment terms of the Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Premises are located, enforceability of "due-on-sale" clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or home equity loans by borrowers, the availability of refinancing opportunities, the use of the Mortgaged Premises as second or vacation homes, the net equity of the borrowers in the Mortgaged Premises and, if the Mortgage Loans are secured by investment properties, tax-related considerations and the availability of other investments. The principal prepayment rate may also be subject to seasonal variations. The Mortgage Certificates in the Trust for a Series of Certificates may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of such Mortgage Certificates will to some extent be a function of the mix of interest rates of the underlying mortgage loans.

        The principal prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the Mortgage Loans. In general, Junior Mortgage Loans have smaller average principal balances than senior or first Mortgage Loans and are not viewed by borrowers as permanent financing. Accordingly, Junior Mortgage Loans may experience a higher rate of prepayment than senior or first Mortgage Loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans.

        Distributions of interest on the Certificates of a Series on any Distribution Date generally will include interest accrued through a date specified in the related Prospectus Supplement (the "Accounting Date") that precedes such Distribution Date. Because interest generally will not be distributed to the Certificateholders of such Series until the Distribution Date following the Accounting Date, the effective yield to such Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for such Certificates.

        The yield to maturity of any Certificate will be affected by the rate and timing of payments of principal on the Mortgage Loans. If the purchaser of a Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates), the actual yield to maturity will be lower than that so calculated.

        The timing of changes in the rate of prepayments on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates) will significantly affect the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the Certificates to their investment objectives.

        Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates. See "The Trusts --Repurchase of Converted Mortgage Loans" and " -- Repurchase of Delinquent Mortgage Loans" and "The Agreement --Termination."

        Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans or the Mortgage Certificates at any time or over the lives of the Certificates.

                                   THE TRUSTS

Assignment of Mortgage Assets

        Pursuant to the applicable Agreement, the Seller will cause the Mortgage Assets and other assets to be included in the related Trust to be assigned and transferred to the Trustee together with all principal and interest paid on such Mortgage Assets from the date specified in the related Prospectus Supplement. The Trustee will deliver to the order of the Seller, in exchange for the Mortgage Assets so transferred, Certificates of the related Series in authorized denominations registered in such names as the Seller may request representing the beneficial ownership interest in such Mortgage Assets. Each Mortgage Loan and Mortgage Certificate included in a Trust will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the Scheduled Principal Balance of each Mortgage Loan or Mortgage Certificate as of the date of issuance of the Certificates of such Series and its interest rate, its original principal balance and certain other information.


        In addition, such steps will be taken by the Seller as are necessary to have the Trustee become the registered owner of each Mortgage Certificate which is included in a Trust and to provide for all payments on such Mortgage Certificate to be made directly to the Trustee. The Seller will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the related Mortgage Note endorsed to the order of the Trustee, evidence of recording of the related mortgage or deed of trust (a "Security Instrument"), an assignment of such Security Instrument in recordable form naming the Trustee as assignee and certain other original documents evidencing or relating to such Mortgage Loan. Within one year following the closing date for a Series, the Seller will cause the assignments of the Mortgage Loans to be recorded in the appropriate public office for real property records wherever necessary to protect the Trustee's interest in the Mortgage Loans. In lieu of recording the assignments of Mortgage Loans in a particular jurisdiction, the Seller may deliver or cause to be delivered to the Trustee an opinion of counsel to the effect that such recording is not required to protect the right, title and interest of the Trustee in such Mortgage Loans. The original mortgage documents are to be held by the Trustee or a custodian acting on its behalf except to the extent released to the Servicer or the Master Servicer from time to time in connection with servicing the Mortgage Loans.

        The Seller will make certain customary representations and warranties in each Agreement with respect to each related Mortgage Asset, including a representation that it either is the owner of such Mortgage Asset or has a first, second, or more junior (as applicable) priority perfected security interest in such Mortgage Asset. In addition, Saxon Mortgage, Inc., a Virginia corporation and an affiliate of the Seller ("Saxon Mortgage"), may make certain customary representations and warranties with respect to the Mortgage Assets in the sales agreement pursuant to which the Mortgage Assets are assigned and transferred to the Seller. If so specified in the related Prospectus Supplement, with respect to those Mortgage Assets which are Mortgage Loans, each Originator that assigns and transfers Mortgage Loans to Saxon Mortgage will make certain customary representations and warranties in the agreement assigning and transferring such Mortgage Loans to Saxon Mortgage. See "Origination of Mortgage Loans -- Representations and Warranties." The right of the Seller to enforce the representations and warranties of Saxon Mortgage will be assigned to the Trustee under the related Agreement. To the extent that Saxon Mortgage makes representations and warranties regarding the characteristics of the Mortgage Assets, the Seller generally will not make such representations and warranties. In the event that the representations and warranties of the Seller or Saxon Mortgage are breached, and such breach adversely affects the interest of the Certificateholders in the Mortgage Assets, the Seller or Saxon Mortgage will be required, subject to the terms imposed under the related Agreement or Sales Agreement, (i) to cure such breach, (ii) to substitute other Mortgage Assets for the affected Mortgage Assets or (iii) to principal balance of such Mortgage Assets, repurchase the affected Mortgage Assets at a price generally equal to the unpaid principal balance of such Mortgage Assets, together with accrued and unpaid interest thereon at the related Mortgage Interest Rate. Neither the Seller nor the Master Servicer will be obligated to substitute Mortgage Assets or to repurchase Mortgage Assets if Saxon Mortgage defaults upon its obligation to do so, and no assurance can be given that Saxon Mortgage will perform such obligations with respect to Mortgage Assets.

        The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

The Mortgage Loans -- General


        The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage Note") and will be secured by first, second or more junior liens on
(i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares issued by the related Cooperative (the "Mortgaged Premises"). If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by any government agency ("Conventional Mortgage Loans"). If specific information respecting the Mortgage Loans is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.


        The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or any other features described in such Prospectus Supplement:

        (a) Interest may be payable at a fixed rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time on specified adjustment dates (each, an "Interest Adjustment Date") by adding a specified fixed percentage (the "Gross Margin") to a specified index (the "Index") (which sum may be rounded), that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations (a "Periodic Rate Cap"), maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the interest rate on the related Mortgage Note (the "Mortgage Interest Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the related Mortgaged Premises or another source or may be treated as accrued interest and added to the principal balance of the Mortgage Loan.

        (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the Mortgage Loan or on an interest rate that is different from the related Mortgage Interest Rate or may not be amortized during all or a portion of such original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

        (c) Payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a prepayment fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Premises. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.


        The Mortgaged Premises (and, with respect to Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto
Rico). The Mortgaged Premises generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") insuring against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be purchased by the Seller from Saxon Mortgage. If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be originated by Saxon Mortgage or purchased by Saxon Mortgage in the open market or in privately negotiated transactions from savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions that are supervised and examined by a federal or state authority or by an institution approved by HUD (each, including Saxon Mortgage in its capacity as an originator of Mortgage Loans, an "Originator").


        The Prospectus Supplement for each Series of Certificates will contain information with respect to the Mortgage Loans expected to be included in the related Trust, including, but not limited to, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Premises and/or other assets securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans,
(vii) the expected aggregate outstanding principal balance of Mortgage Loans having loan-to-value ratios at origination exceeding 80%, (viii) the expected Mortgage Interest Rates and the range of Mortgage Interest Rates, (ix) in the case of ARM Loans, the expected weighted average of the related Adjustable Rates, (x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans as of the date set forth in the Prospectus Supplement, (xi) the expected aggregate outstanding principal balance, if any, of GPM Loans as of the date set forth in the Prospectus Supplement, (xii) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to the related Trust, (xiii) to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan, (xiv) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans and (xv) the expected geographic location of the Mortgaged Premises (or, in the case of a Cooperative Loan, the building owned by the related Cooperative). If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

        "ARM Loans" means Mortgage Loans providing for periodic adjustments to the related Mortgage Interest Rate to equal the sum (which may be rounded) of a Gross Margin and an Index.

        "Buy-Down Loans" means Mortgage Loans as to which funds have been provided (and deposited into an escrow account) to reduce the monthly payments of the borrowers during the early years of such Mortgage Loans.

        "GPM Loans" means Mortgage Loans providing for monthly payments during the early years of such Mortgage Loans which are or may be less than the amount of interest due on such Mortgage Loans and as to which unpaid interest is added to the principal balance of such Mortgage Loans (resulting in negative amortization) and paid, together with interest thereon, in later years.

        No assurance can be given that values of the Mortgaged Premises have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Premises) in the related Trust become equal to or greater than the value of such Mortgaged Premises, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.


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

        If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO Properties") or Mortgage Loans that are delinquent or non-performing. The inclusion of such REO Properties or such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

Single Family Loans

        Single Family Loans will consist of mortgage loans secured by first, second or more junior liens on one- to four-family residential and mixed use properties.


The Mortgaged Premises which secure Single Family Loans will consist of detached or semi-detached one-to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Premises may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.


Cooperative Loans

        Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by such Cooperatives. A Cooperative is owned by tenant- stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant- stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the Cooperative, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.


Multi-Family Loans

        Multi-Family Loans will consist of mortgage loans secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units. The Mortgaged Premises which secure Multi-Family Loans may include high-rise, mid-rise and garden apartments or apartment buildings owned by Cooperatives.

Junior Mortgage Loans


        If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties ("Junior Mortgage Loans"). Because the rights of a holder of a second or more junior lien are subordinate to the rights of a senior lienholder, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholder. In the event of a default by the related borrower, liquidation or other proceeds would be applied first to the payment of court costs and fees in connection with the foreclosure, second to unpaid real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the senior lienholder. The claims of the senior lienholder would be satisfied in full out of the proceeds of the liquidation of the Mortgaged Premises, if such proceeds are sufficient, before the Trust would receive any payments. In the event that the proceeds from a foreclosure or similar sale of Mortgaged Premises on which the Trust holds a second or more junior lien are insufficient to satisfy the senior mortgage loans in the aggregate, the Trust, as the holder of the second or more junior lien, and the holders of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. In addition, deficiency judgments may not be available in certain jurisdictions.


        Even if a Mortgaged Premises provides adequate security for the related Junior Mortgage Loan, substantial delays could be encountered in connection with the liquidation of such Junior Mortgage Loan, and corresponding delays in the receipt of related proceeds by the holders of the Certificates of the related Series could occur. An action to foreclose on a Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In addition, in some states, an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Premises. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Premises or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Conventional Home Improvement Loans


        The Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading " -- Title I Loans." To the extent set forth in the related Prospectus Supplement, the Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable rate. To the extent a material portion of the Mortgage Assets included in a Trust consists of Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.


Title I Loans

        Certain of the Mortgage Loans may be partially insured by the FHA, an agency of the United States Department of Housing and Urban Development ("HUD"), pursuant to the Title I credit insurance program (the "Title I Loan Program") created under the National Housing Act of 1934. Under the Title I Loan Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Loan Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

        The types of loans which are eligible for insurance by the FHA under the Title I Loan Program include property improvement loans made to finance actions or items that substantially protect or improve the basic livability or utility of a property, including: (i) single family, multi-family and nonresidential property improvement loans; (ii) manufactured home improvement loans, where the home is classified as personalty; (iii) historic preservation loans; and (iv) fire safety equipment loans in existing health care facilities. The Title I Loans, if any, included in the related Trust will be property improvement loans.

        Each insured lender is required to use prudent lending standards in underwriting individual Title I Loans and to satisfy the applicable loan underwriting requirements under the Title I Loan Program prior to its approval of the loan and disbursement of loan proceeds. In general, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker are solvent and acceptable credit risks, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

        Under the Title I Loan Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Loan Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender.

        To the extent a material portion of the Mortgage Assets included in a Trust consists of Title I Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.

Repurchase of Converted Mortgage Loans


        If so specified in the Prospectus Supplement for a Series, the Trust for such Series may include Mortgage Loans with respect to which the related Mortgage Interest Rate is convertible from an Adjustable Rate to a Fixed Rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in such Prospectus Supplement, the applicable Servicer (or other party specified in such Prospectus Supplement) will be obligated to repurchase from the Trust any Mortgage Loan with respect to which the related Mortgage Interest Rate has been converted from an Adjustable Rate to a Fixed Rate (a "Converted Mortgage Loan") at a purchase price equal to the unpaid principal balance of such Converted Mortgage Loan plus 30 days of interest thereon at the applicable Mortgage Interest Rate. If the applicable Servicer (other than a successor servicer) is not obligated to purchase Converted Mortgage Loans, the Master Servicer will be obligated to purchase such Converted Mortgage Loans to the extent provided in such Prospectus Supplement. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.


Repurchase of Delinquent Mortgage Loans


        If so specified in the Prospectus Supplement for a Series, the Seller may, but will not be obligated to, repurchase from the Trust any Mortgage Loan as to which the borrower is delinquent in payments by 90 days or more (a "Delinquent Mortgage Loan") at a purchase price equal to the greater of the unpaid principal balance of such Delinquent Mortgage Loan plus interest thereon at the applicable Mortgage Interest Rate from the date on which interest was last paid to the last day of the month in which such purchase price is to be distributed or the fair market value of the Delinquent Mortgage Loan at the time of its purchase. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.


Substitution of Mortgage Loans

        If so specified in the Prospectus Supplement for a Series, the Seller may, within three months of the closing date for such Series, deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans initially included in the Trust for such Series. In general, any substitute Mortgage Loan must, on the date of such substitution, (i) have an unpaid principal balance not greater than (and not more than $10,000 less than) the unpaid principal balance of the deleted Mortgage Loan, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the deleted Mortgage Loan, (iii) have a Net Rate that is equal to or greater than the Net Rate of the deleted Mortgage Loan,
(iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan and (v) comply with each representation and warranty relating to the Mortgage Loans. In addition, Mortgage Loans may not be substituted for Mortgage Certificates. If Mortgage Loans are being substituted, the substitute Mortgage Loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the deleted Mortgage Loan as of such date (in each case, using the value at origination and after taking into account the payment due on such date). In general, no ARM Loan may be substituted unless the deleted Mortgage Loan is an ARM Loan, in which case the substituted Mortgage Loan must also (i) have a minimum lifetime Mortgage Interest Rate that is not less than the minimum lifetime Mortgage Interest Rate on the deleted Mortgage Loan, (ii) have a maximum lifetime Mortgage Interest Rate that is not less than the maximum lifetime Mortgage Interest Rate on the deleted Mortgage Loan, (iii) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the deleted Mortgage Loan, (iv) have a Gross Margin that is not less than the Gross Margin of the deleted Mortgage Loan, (v) have a Periodic Rate Cap equal to the Periodic Rate Cap on the deleted Mortgage Loan, (vi) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the deleted Mortgage Loan and (vii) not be a Mortgage Loan with respect to which the Mortgage Interest Rate may be converted from an Adjustable Rate to a Fixed Rate unless the Mortgage Interest Rate on the deleted Mortgage Loan may be so converted. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Agreement.


Agency Securities -- General


        The Agency Securities may include (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"),
(ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, if so specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates or other government agency or government-sponsored agency certificates and, if so specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement or (vi) a combination of the Agency Securities described in clauses (i) through
(v) above.


        The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. To the extent a material portion of the Mortgage Assets included in a Trust consists of Agency Securities, the related Prospectus Supplement will describe the program under which such Agency Securities were issued and the payment characteristics of the mortgage loans underlying such Agency Securities.

Government National Mortgage Association; GNMA Certificates

        GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the United States Veterans Administration under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

        Each GNMA Certificate held in the Trust for a Series will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

        The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on or backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

        If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in the Trust for a Series, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

Federal National Mortgage Association; FNMA Certificates

        FNMA is a federally-chartered and privately-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately-managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

        FNMA Certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

        FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Federal Home Loan Mortgage Corporation; FHLMC Certificates

        FHLMC is a publicly-held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

        Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, unless and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and FHLMC has not adopted standards which require that the demand be made within any specified period.

        FHLMC Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States or any instrumentality of the United States other than FHLMC. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

        FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). To the extent a material portion of the Mortgage Assets included in a Trust consist of FHLMC Project Certificates, the related Prospectus Supplement will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

Stripped Mortgage-Backed Certificates; Other Agency Securities

        Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates or FHLMC Certificates. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC, each as trustee, or by another trustee named in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, GNMA, FNMA or FHLMC will guarantee each stripped Agency
Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.


        If a material portion of the Mortgage Assets included in a Trust consists of other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC, the related Prospectus Supplement will describe the characteristics of such mortgage pass-through certificates. If so specified in the Prospectus Supplement for a Series, a combination of different types of Agency Securities may be included in the related Trust.

Private Mortgage-Backed Securities


        The Private Mortgage-Backed Securities may include (i) mortgage participation or pass-through certificates representing beneficial interests in certain mortgage loans or Agency Securities or (ii) collateralized mortgage obligations secured by certain mortgage loans. The Private Mortgage-Backed Securities will not include previously issued mortgage-backed securities unless such securities (i) have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder and (ii) were acquired in a bona fide secondary market transaction from someone other than an affiliate of the Seller. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS Agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved by FNMA or FHLMC as a servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, by HUD as an FHA mortgagee.



        The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust. If so specified in the Prospectus Supplement for a Series, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related Trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. In addition, although the mortgage loans underlying the Private Mortgage- Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.



        Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed

Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

        The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or GPM Loans, Buy-Down Loans, ARM Loans, Balloon Loans or Mortgage Loans having other special payment features. Such mortgage loans may be secured by single family property or multi-family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

        If a material portion of the Mortgage Assets included in a Trust consists of Private Mortgage-Backed Securities, the related Prospectus Supplement will specify (i) the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and
(D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

Home Equity Lines of Credit


        HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The HELOCs may be subordinated to other mortgages on such properties.


        As more fully described in the related Prospectus Supplement, interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the HELOCs may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each HELOC from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under HELOCs automatically will become part of the Trust for a Series. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances, and such amounts usually will differ each day, as more specifically described in the Prospectus Supplement. Under certain circumstances more fully described in the related Prospectus Supplement, a borrower under a HELOC may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on such loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

        The Mortgaged Premises relating to HELOCs will include one- to four-family residential properties, including condominium units and Cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. The Mortgaged Premises may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each one- to four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related Prospectus Supplement, on land leased by the borrower for a term of at least ten years greater than the term of the related HELOC. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

        The aggregate principal balance of HELOCs secured by Mortgaged Premises that are owner-occupied will be disclosed in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the HELOCs are secured by one- to four-family dwelling units that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the HELOC either that the underlying Mortgaged Premises will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Premises as a primary residence or (ii) a finding that the address of the underlying Mortgaged Premises is the borrower's mailing address as reflected in the Master Servicer's records. If so specified in the related Prospectus Supplement, the Mortgaged Premises may include non-owner occupied investment properties and vacation and second homes.


Pre-Funding Account

        If so specified in the related Prospectus Supplement, a Trust may enter into an agreement (each, a "Pre-Funding Agreement") with the Seller under which the Seller will agree to transfer additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre- Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") upon receipt all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Seller from the related Pre-Funding Account. Each Pre-Funding Agreement will specify a period during which any such transfer must occur. If all moneys originally deposited in such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established and the maximum deposit of Mortgage Loans to the Pre-Funding Account will not exceed thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Certificates of the related Series.

Asset Proceeds Account


        All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such Certificates. If so specified in the Prospectus Supplement for a Series, reinvestment income, if any, on amounts in the Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of such Series but will be remitted periodically to the Master Servicer or the Servicers as additional master servicing or servicing compensation.

        If so specified in the Prospectus Supplement for a Series, payments on the Mortgage Loans included in the related Trust will be remitted to the Servicer Custodial Account or the Master Servicer Custodial Account and then to the Asset Proceeds Account for such Series, net of amounts required to pay servicing fees and any amounts that are to be included in any Reserve Fund or other fund or account for such Series. All payments received on Mortgage Certificates included in the Trust for a Series will be remitted to the Asset Proceeds Account. All or a portion of the amounts in such Asset Proceeds Account, together with reinvestment income thereon if payable to the Certificateholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of Trustee fees and any other fees to be paid directly by the Trustee and for the payment of principal and interest on each Class of Certificates of such Series in accordance with the respective allocations set forth in the related Prospectus Supplement.


                               CREDIT ENHANCEMENT

General


        If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates. Such assets will consist of one or more reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements or option agreements. In addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited. See "Risk Factors -- Credit Enhancement (if Available) May Be Limited."

        Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments equal to the aggregate principal balances of certain Classes of Certificates will be distributed prior to such distributions to other Classes of Certificates, the Classes of Certificates which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

Subordination


        If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinated in right to receive distributions on the Mortgage Assets included in the related Trust or subject to the allocation of losses on such Mortgage Assets in favor of one or more other Classes of Certificates of such Series (the "Senior Certificates"). If so specified in the Prospectus Supplement, the distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series may instead be payable to one or more Classes of Senior Certificates of such Series under the circumstances and to the extent specified in such Prospectus Supplement. If so specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by Classes of Subordinated Certificates and thereafter by one or more Classes of Senior Certificates, under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise payable to the Subordinated Certificates that will be payable to the Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed a specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.


        If so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to the holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in any such reserve account has reached a specified amount and, following payments from such reserve account to the holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance of such reserve account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in any such reserve account may be released to the Seller or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

        If so specified in the related Prospectus Supplement, one or more Classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other Classes of Certificates. Such subordination might be effected by reducing the principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.


        If so specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. If so specified in the Prospectus Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or losses and Subordinated Certificates with respect to other types of payments or losses.


        Distributions may be allocated among Classes of Senior Certificates and Classes of Subordinated Certificates (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the Prospectus Supplement.

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Certificate Guaranty Insurance Policies

        If so specified in the related Prospectus Supplement, one or more certificate guaranty insurance policies (each, a "Certificate Guaranty Insurance Policy") will be obtained and maintained for one or more Classes or Series of Certificates. The issuer of any such Certificate Guaranty Insurance Policy (the "Certificate Guaranty Insurer") will be named in the related Prospectus Supplement. In general, Certificate Guaranty Insurance Policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Certificates are entitled under the related Agreement, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee for distribution by the Trustee to such holders. A form of Certificate Guaranty Insurance Policy has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        The specific terms of any Certificate Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including, but not limited to, limitations on the obligation of the Certificate Guaranty Insurer to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date. The Certificate Guaranty Insurer may be subrogated to the rights of the holders of the related Certificates to receive distributions of principal and interest to which they are entitled, as well as certain other amounts specified in the related Prospectus Supplement, to the extent of any payments made by such Certificate Guaranty Insurer under the related Certificate Guaranty Insurance Policy.

Overcollateralization

        If so specified in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in a Trust may exceed the original principal balance of the related Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create a level of overcollateralization generally equal to the excess of the aggregate principal balances of the applicable Mortgage Assets over the aggregate principal balances of the applicable Classes of Certificates. The acceleration feature may continue for the life of the applicable Classes of Certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Mortgage Pool Insurance Policies

        If so specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") insuring, subject to their provisions and certain limitations, against defaults on the related Mortgage Loans will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Mortgage Pool Insurance Policy (the "Pool Insurer") will be named in the related Prospectus Supplement. The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Mortgage Pool Insurance Policies, if any, for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained herein, and to present or cause the Servicers to present claims thereunder on behalf of the Seller, the Trustee and the holders of the Certificates of such Series. A Mortgage Pool Insurance Policy for a Series will not be a blanket policy against loss because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described in the related Prospectus Supplement. A Mortgage Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy. A form of Mortgage Pool Insurance Policy has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        A Mortgage Pool Insurance Policy will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against Special Hazard Losses or losses sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower, the Originator or persons involved in the origination thereof, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications or (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the Pool Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the representations and warranties of Saxon Mortgage or the Servicer and, in such event, subject to certain limitations, might give rise to an obligation on the part of Saxon Mortgage or the Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "Origination of Mortgage Loans -- Representations and Warranties." In addition, if a terminated Servicer has failed to comply with its obligation under the

Servicing Agreement to purchase a Mortgage Loan upon which coverage under a Mortgage Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), Saxon Mortgage may be obligated to purchase the Mortgage Loan. See "Servicing of Mortgage Loans -- General" and " -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans."

        The original amount of coverage under any Mortgage Pool Insurance Policy assigned to the Trust for a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been anticipated at the time the original loan was made. If aggregate net claims paid under a Mortgage Pool Insurance Policy reach the original policy limit, coverage under the Mortgage Pool Insurance Policy will lapse and any further losses may affect adversely distributions to holders of the Certificates of such Series. The original amount of coverage under a Mortgage Pool Insurance Policy assigned to the Trust for a Series may also be reduced or canceled to the extent each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series confirms that such reduction will not result in a lowering or withdrawal of such rating.


        If so specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy may insure against losses on the Mortgage Loans assigned to Trusts for other Series of Certificates or the mortgage loans that secure other mortgage- backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates; provided, however, that the extension of coverage (and the corresponding assignment of the Mortgage Pool Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the Seller, to the outstanding Certificates of such Series.

Special Hazard Insurance Policies

        If so specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") insuring, subject to their provisions and certain limitations, against certain losses not covered by Standard Hazard Insurance Policies will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Special Hazard Insurance Policy (the "Special Hazard Insurer") will be named in the related Prospectus Supplement. A Special Hazard Insurance Policy will, subject to the limitations described below, protect the holders of the Certificates of such Series from (i) loss by reason of damage to the Mortgaged Premises underlying defaulted Mortgage Loans included in the Trust for such Series caused by certain hazards (including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies with respect to such Mortgage Loans and (ii) loss from partial damage to such Mortgaged Premises caused by reason of the application of the coinsurance clause contained in such Standard Hazard Insurance Policies. A Special Hazard Insurance Policy for a Series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks. A form of Special Hazard Insurance Policy has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to the Mortgaged Premises securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the borrower or the Servicer or the Master Servicer with respect to such Mortgage Loan, the Special Hazard Insurer will pay the lesser of (i) the cost of repair of such Mortgaged Premises or (ii) upon transfer of such Mortgaged Premises to it, the unpaid principal balance of such Mortgage Loan at the time of the acquisition of such Mortgaged Premises, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain expenses incurred in respect of such Mortgaged Premises. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Premises securing the defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer and (ii) the insured has acquired title to the Mortgaged Premises as a result of default by the borrower. If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Premises. Any amount paid as the cost of repair of the Mortgaged Premises will reduce coverage by such amount.

        The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Special Hazard Insurance Policies for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained therein, present claims thereunder on behalf of the Seller, the Trustee and the holders of the Certificates of such Series for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Servicing of Mortgage Loans." To the extent specified in the Prospectus Supplement for a Series, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy.


        If so specified in the related Prospectus Supplement , a Special Hazard Insurance Policy may insure against losses on Mortgage Loans assigned to Trusts for other Series or Mortgage Loans that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates; provided, however, that the extension of coverage (and the corresponding assignment of the Special Hazard Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the Seller, to the outstanding Certificates of such Series.

Bankruptcy Bonds

        If so specified in the related Prospectus Supplement, one or more mortgagor bankruptcy bonds (each, a "Bankruptcy Bond") covering certain losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Bankruptcy Bond will be named in the related Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the Prospectus Supplement for a Series, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of Mortgage Loans -- Anti- Deficiency Legislation and Other Limitations on Lenders." A form of Bankruptcy Bond has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Cross-Support

        If so specified in the related Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other Trusts or asset groups. If so specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trusts or asset groups, without priority among such Trusts or asset groups, until the credit enhancement is exhausted. If applicable, such Prospectus Supplement will identify the Trusts or asset groups to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

Reserve Funds

        If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Seller in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. In addition, if so specified in the related Prospectus Supplement, a Reserve Fund may be funded with all or a portion of the interest payments on the related Mortgage Assets not needed to make distributions to Certificateholders or any other required distributions. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in such Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of such Trust or for such other purposes as may be specified in such Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the related Prospectus Supplement.

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


Other Credit Enhancement



        If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, one or more reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements or option agreements (i) for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) for the purpose of paying administrative expenses, (iii) for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets, (iv) for the purpose of guaranteeing timely payment of principal and interest under the Certificates or
(v) for such other purposes as may be specified in such Prospectus Supplement. These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this Prospectus. Any such arrangement must be acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series. In addition, to the extent a significant portion of the Mortgage Loans underlying a Series of Certificates consists of Title I Loans, the related Prospectus Supplement will describe the features of any related credit enhancement, including, but not limited to, any credit enhancement provided by the FHA.



                          ORIGINATION OF MORTGAGE LOANS

General

        As set forth in the related Prospectus Supplement, each Mortgage Loan included in the Trust for a Series of Certificates will be originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority. Each Mortgage Loan included in the Trust for any Series of Certificates that constitute "mortgage-related securities" under SMMEA will be originated by an institution approved by HUD. In originating a Mortgage Loan, the Originator will follow either (i) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to FNMA or FHLMC, or (ii) Saxon Mortgage's various credit, appraisal and underwriting standards and guidelines. The Prospectus Supplement will disclose the percentage of Mortgage Loans in a Trust for a Series that are originated using Saxon Mortgage's underwriting guidelines, and those originated using an Originator's underwriting guidelines. The underwriting guidelines with respect to some of Saxon Mortgage's loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.


        The underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.


        In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

        In determining the adequacy of the Mortgaged Premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. Appraisers are approved and selected by the Originator, provided such appraisers shall not have been excluded from delivering appraisals by any of FNMA, FHLMC or Saxon Mortgage. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to FNMA or FHLMC appraisal standards then in effect.

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

        Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises (such as property taxes and insurance premiums), and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

        A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective borrower's employer), which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

        Under the limited documentation program or stated income program, greater emphasis is placed on the value and adequacy of the Mortgaged Premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is therefore waived. Accordingly, the maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties


        The Seller generally will acquire the Mortgage Loans from Saxon Mortgage. Saxon Mortgage will make certain customary representations and warranties with respect to the Mortgage Loans in the agreement by which Saxon Mortgage transfers its interest in the Mortgage Loans to the Seller. If so specified in the Prospectus Supplement for a Series, Saxon Mortgage will represent and warrant, among other things, (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations, (ii) that each Primary Mortgage Insurance Policy is the valid and binding obligation of the related mortgage insurer, (iii) that each Security Instrument constitutes a good and valid first or, if applicable, second or more junior lien on the related Mortgaged Premises and (iv) that the borrower holds good and marketable title to such Mortgaged Premises. If so specified in the Prospectus Supplement for a Series, Saxon Mortgage is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance. If a preliminary title report is delivered initially, Saxon Mortgage is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

        In the event Saxon Mortgage breaches a representation or warranty made with respect to a Mortgage Loan or if any principal document executed by the borrower relating to a Mortgage Loan is found to be defective in any material respect and the breaching party cannot cure such breach or defect within the number of days specified in the applicable agreement, the Trustee may require such breaching party to purchase such Mortgage Loan from the related Trust upon deposit with the Trustee of funds equal to the then unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the related Mortgage Interest Rate through the end of the month in which the purchase occurs. In the event of a breach by Saxon Mortgage of a representation or warranty with respect to a Mortgage Loan or the delivery by Saxon Mortgage to the Trustee of a materially defective document with respect to a Mortgage Loan, Saxon Mortgage may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. If so specified in the related Prospectus Supplement, Saxon Mortgage's obligation to purchase a Mortgage Loan will not be guaranteed by the Seller or any other party.


                           SERVICING OF MORTGAGE LOANS

General

        For each Trust that includes Mortgage Loans, one or more Servicers, which may include an affiliate of the Seller, will perform certain customary servicing functions with respect to such Mortgage Loans pursuant to one or more servicing agreements (each, a "Servicing Agreement") which will be assigned to the Trustee. If specified in the Prospectus Supplement for a Series, a master servicer (the "Master Servicer"), which may include an affiliate of the Seller, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to such Mortgage Loans. The Master Servicer is deemed to be a Servicer for purposes of the following discussion to the extent the Master Servicer is directly servicing any of the Mortgage Loans in a Trust. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from remittances of payments

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

received on Mortgage Loans serviced by them. If specified in the Prospectus Supplement for a Series, a special servicer (a "Special Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted Mortgage Loans or related REO Properties. The related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

        Each Servicer of one- to four-family Mortgage Loans generally will be approved or will utilize a sub-servicer that is approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer and, if necessary for the approval of the Servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the Servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the Master Servicer will not approve a Servicer unless either the Servicer or the sub-servicer, if any,
(i) has serviced conventional mortgage loans for a minimum of two years, (ii) maintains a loan servicing portfolio of at least $300,000,000, and (iii) has tangible net worth (determined in accordance with generally accepted accounting principles) of at least $3,000,000. The Master Servicer will continue to monitor on a regular basis the credit and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, the sub-servicer, if any.

        The duties to be performed by the Servicers with respect to the Mortgage Loans included in the Trust for each Series will include the calculation, collection and remittance of principal and interest payments on the Mortgage Loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to such Series or from proceeds of the liquidation of such Mortgage Loans. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Seller and the Trustee with respect to such Mortgage Loans. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer and (ii) certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to a sub-servicer approved by the Master Servicer ; provided, however, that the Servicer remains fully responsible and liable for all of its obligations under the Servicing Agreement. The rights of the Seller under each Servicing Agreement with respect to a Series will be assigned to the Trust for such Series.


Payments on Mortgage Loans

        Each Servicing Agreement with respect to a Series will require the related Servicer to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer included in the Trust for such Series. To the extent deposits in each Custodial Account are required to be insured by the FDIC, if at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts (i) to a custodial account maintained by the Trustee or at a separate institution designated by the Master Servicer (the "Servicer Custodial Account") or (ii) to the Trustee or the Master Servicer for deposit in either the Asset Proceeds Account for such Series or a custodial account maintained by the Master Servicer (the "Master Servicer Custodial Account"). The amount on deposit in any Servicer Custodial Account, Asset Proceeds Account or Master Servicer Custodial Account will be invested in or collateralized by Permitted Investments as described herein.

        Each Servicing Agreement with respect to a Series will require the related Servicer, not later than the day of the month specified in such Servicing Agreement (each, a "Remittance Date"), to remit to the Master Servicer Custodial Account (i) amounts representing scheduled installments of principal and interest on the Mortgage Loans included in the Trust for such Series received or advanced by the Servicer that were due during the related Due Period and (ii) principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds (including amounts paid in connection with the withdrawal from the related Trust of defective Mortgage Loans or the purchase from the related Trust of Converted Mortgage Loans) received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation (subject to certain limitations); provided, however, that each Servicer may deduct from such remittance all applicable servicing fees, certain insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Servicing Agreement. On or before each Distribution Date, the Master Servicer will withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account those amounts allocable to the Available Distribution for such Distribution Date. In addition, there will be deposited in the Asset Proceeds Account for such Series any

Advances of principal and interest made by the Master Servicer or the Trustee pursuant to the Agreement to the extent such amounts were not deposited in the Master Servicer Custodial Account or received and applied by the Servicer.

        Prior to each Distribution Date for a Series, the Master Servicer will furnish to the Trustee a statement setting forth certain information with respect to the Mortgage Loans included in the Trust for such Series.

Advances


        If so specified in the Prospectus Supplement for a Series, each Servicing Agreement with respect to such Series will provide that the related Servicer will be obligated to advance funds (each, an "Advance") to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Mortgage Loans, (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees. The failure of a Servicer to make any required Advance under the related Servicing Agreement constitutes a default under such Servicing Agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may, if so provided in the Agreement, be required to make Advances to the extent necessary to make required distributions on certain Certificates, provided that such party deems such amounts to be recoverable.


        As specified in the related Prospectus Supplement, the advance obligation of the Trustee and the Master Servicer may be further limited to an amount specified in the Agreement or the Servicing Agreement that has been approved by each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series. Any required Advances by a Servicer, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial Account or Master Servicer Custodial Account or into the Asset Proceeds Account and will be due not later than the Distribution Date to which such delinquent payment relates. Amounts so advanced by a Servicer, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee, as the case may be, later proves to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Asset Proceeds Account prior to the distribution of payments to the Certificateholders.

        Any Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series and will be due not later than the Distribution Date on which such payments are scheduled to be made. However, neither the Master Servicer, the Trustee nor any Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust for any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances, in the judgment of the Master Servicer or the Trustee, will be recoverable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced.

Collection and Other Servicing Procedures

        Each Servicing Agreement with respect to a Series will require the related Servicer to make reasonable efforts to collect all payments required under the Mortgage Loans included in the related Trust and, consistent with such Servicing Agreement and the applicable insurance policies with respect to each Mortgage Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.

        The Mortgage Note or Security Instrument used in originating a conventional Mortgage Loan may, at the lender's option, contain a "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans -- "Due-On-Sale" Clauses." The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any Mortgage Note or Security Instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which Mortgaged Premises have been or are about to be conveyed by the borrower and the "due-on-sale" clause has not been enforced or the related Mortgage Note is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Premises have been or are about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Primary Mortgage Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer will release the original borrower from liability upon the Mortgage Loan and substitute the new borrower as obligor thereon. In no event can an assumption agreement permit a decrease in the Mortgage Interest Rate or an increase in the term of a Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

          The Mortgage Loans will be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") insuring, subject to their provisions and certain limitations, against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement. Each Conventional Mortgage Loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related Prospectus Supplement, be covered by a Primary Mortgage Insurance Policy remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of the original fair market value of the related Mortgaged Premises or, with the consent of the Master Servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to such Mortgage Loan has declined to 80% or less based upon the current fair market value of such Mortgaged Premises. Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies to the extent specified in the related Prospectus Supplement.


        If so specified in the Prospectus Supplement for a Series, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the related Trust (the "Mortgage Insurance Loss") will consist of the insured portion of the unpaid principal balance of the covered Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or are in any way related to the related Mortgaged Premises, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Premises and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums. If so specified in the Prospectus Supplement for a Series, the mortgage insurer will be required to pay to the insured either
(i) the Mortgage Insurance Loss or (ii) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, thereafter, scheduled payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred and (B) the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Premises securing such Mortgage Loan will be deducted from any claim payment.


Standard Hazard Insurance Policies

        Each Servicing Agreement with respect to a Series will require the related Servicer to cause to be maintained a Standard Hazard Insurance Policy covering each Mortgaged Premises securing each Mortgage Loan covered by such Servicing Agreement. Each Standard Hazard Insurance Policy will cover an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) 100% of the replacement value of the improvements on the related Mortgaged Premises. All amounts collected by the Servicer or the Master Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Premises and other amounts necessary to reimburse the Servicer or the Master Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer or the Master Servicer) will be deposited to the applicable Custodial Account maintained with respect to such Mortgage Loan or the Asset Proceeds Account. See " -- Payments on Mortgage Loans."

        The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the Standard Hazard Insurance Policies will be underwritten by different insurers and will cover Mortgaged Premises located in different states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Standard Hazard Insurance Policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If Mortgaged Premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer or the Master Servicer, as the case may be, cause to be maintained flood insurance with respect to such Mortgaged Premises. The Seller may acquire one or more Special Hazard Insurance Policies covering certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

        The Standard Hazard Insurance Policies covering Mortgaged Premises securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

        A Servicer may satisfy its obligation to provide a Standard Hazard Insurance Policy with respect to the Mortgage Loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of such Mortgage Loans, to the extent that (i) such policy names the Servicer as loss payee and (ii) such policy provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a Standard Hazard Insurance Policy covering the related Mortgage Loan, then the Servicer will remit to the Master Servicer from the Servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a Standard Hazard Insurance Policy covering such Mortgage Loan.

        Any losses incurred with respect to Mortgage Loans included in the Trust for a Series due to uninsured risks (including earthquakes, landslides, mudflows and floods) or insufficient insurance proceeds may reduce the value of the assets included in the Trust for such Series to the extent such losses are not covered by a Special Hazard Insurance Policy for such Series and could affect distributions to holders of the Certificates of such Series.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans

        The Master Servicer may be required to maintain with respect to a Series one or more Mortgage Pool Insurance Policies, Special Hazard Insurance Policies or Bankruptcy Bonds in full force and effect throughout the term of the related Trust, subject to payment of the applicable premiums by the Trustee. The terms of any such policy or bond and any requirements in connection therewith applicable to any Servicer or the Master Servicer will be described in the related Prospectus Supplement. The Master Servicer will be required to notify the Trustee to pay from amounts in the Trust the premiums for any such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bonds on a timely basis. Any such premiums may be payable on a monthly basis in advance or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that any such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or a lesser amount if the Master Servicer confirms in writing with the Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series that such lesser amount will not impair the rating on such Certificates) of such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond. However, if the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for such terminated policy or bond or the Master Servicer may secure such replacement policy or other credit enhancement at such increased cost, so long as such increase in cost will not adversely affect amounts available to make payments of principal or interest on the Certificates.

        If any Mortgaged Premises securing a defaulted Mortgage Loan included in the Trust for a Series is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or any Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Premises to the condition necessary to permit recovery under the related Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines that such expenses will be recoverable to it through insurance proceeds or liquidation proceeds. Each Servicing Agreement and the Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the related Trust and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans or losses on the Mortgaged Premises securing the Mortgage Loans.

        If recovery under any applicable insurance policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practices and procedures to realize upon such defaulted Mortgage Loan. The Servicer or the Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, or a trustee's sale or, in the event a deficiency judgment is available against the borrower or another person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such liquidation proceeding are less than the unpaid principal balance or Asset Value of the defaulted Mortgage Loan, there will be a reduction in the value of the assets of the Trust for the related Series such that holders of the Certificates of such Series may not receive distributions of principal and

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

interest on such Certificates in full. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

Modification of Mortgage Loans

        With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans.

        As a condition to any modification or forbearance related to any Mortgage Loan or to the substitution of a Mortgage Loan, the Master Servicer is required to determine, in its reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such Mortgage Loan on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the borrower to perform on the Mortgage Loan, the general condition of the Mortgaged Premises and the likely proceeds from the foreclosure and liquidation of the Mortgaged Premises.

        The Servicers will not exercise any discretion with respect to changes in any of the terms of any Mortgage Loan (including, but not limited to, the Mortgage Interest Rate and whether the term of the Mortgage Loan is extended for a further period and the specific provisions applicable to such extension) or the disposition of REO Properties without the consent of the Master Servicer.

Evidence as to Servicing Compliance


        Within 120 days after the end of each of its fiscal years, each Servicer must provide the Master Servicer with a copy of its audited financial statements for such year and a statement from the firm of independent public accountants that prepared such financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during such fiscal year and the steps that have been taken to correct such failure. The Master Servicer will be required promptly to make available to the Trustee any compliance reporting that it receives from a Servicer.


        The Master Servicer will review, on an annual basis, the performance of each Servicer under the related Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under such Servicing Agreement.

Events of Default and Remedies


        If so specified in the Prospectus Supplement for a Series, events of default under the Servicing Agreement in respect of such Series will consist of
(i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one business day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any of its other covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice of such failure to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.


        The Master Servicer will have the right pursuant to each Servicing Agreement to terminate the related Servicer upon the occurrence of an event of default under such Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer) acceptable to the Master Servicer and approved by the Trustee (which shall be given upon receipt of written confirmation by each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series that such appointment will not adversely effect the ratings then in effect on the Certificates). Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

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

Master Servicer Duties


        If so specified in the Prospectus Supplement for a Series, the Master Servicer will (i) administer and supervise the performance by each Servicer of its duties and responsibilities under the related Servicing Agreement, (ii) maintain any insurance policies (other than property specific insurance policies) providing coverage for losses on the Mortgage Loans for such Series,
(iii) calculate amounts payable to Certificateholders on each Distribution Date,
(iv) prepare periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (v) prepare federal and state tax and information returns and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer to enforce the provisions of the related Servicing Agreement, to monitor each Servicer's servicing activities, to reconcile the results of such monitoring with information provided by the Servicer and to make corrective adjustments to records of the Servicer and the Master Servicer, as appropriate. The Master Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Master Servicer remains fully responsible and liable for all of its obligations under each Agreement (other than those specifically undertaken by a Special Servicer).


        The Master Servicer will be entitled to a monthly master servicing fee applicable to each Mortgage Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of such Mortgage Loan as of the first day of the immediately preceding Due Period. The related Prospectus Supplement will specify the amount of the master servicing fee.

        The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related Servicing Agreement. Upon termination of a Servicer by the Master Servicer or the Trustee, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligation to act as a Servicer following the termination of a Servicer will not require the Master Servicer to (i) purchase Mortgage Loans from a Trust due to a breach by the Servicer of a representation or warranty under the related Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage Loan (if so specified in the related Prospectus Supplement) or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the related Agreement. The Master Servicer for a Series may resign from its obligations and duties under the Agreement with respect to such Series, but no such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties. If specified in the Prospectus Supplement for a Series, the Seller may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

Special Servicing Agreement

        The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities ; provided, however, that the Special Servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan or related REO Properties as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Mortgage Loan or related REO Properties, or (iii) a performance fee applicable to each liquidated Mortgage Loan based upon the related liquidation proceeds.


                                  THE AGREEMENT


        The following summaries describe the material provisions common to each Series of Certificates. The material provisions of a specific Agreement will be further described in the related Prospectus Supplement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.


The Trustee

        The Trustee under each Agreement will be named in the related Prospectus Supplement. The Trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Seller or the Master Servicer, either the Seller or the Master Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

        The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller will also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of outstanding Certificates of the related Series entitled to at least 51% of the voting rights of such Series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of Accounts

        Funds deposited in or remitted to the Asset Proceeds Account, any Reserve Fund or any other funds or accounts for a Series are to be invested by the Trustee, as directed by the Seller, in certain eligible investments ("Permitted Investments"), which may include (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States, (ii) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to such Series, (iii) commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to such Series, (iv) demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the rating category required to support the then applicable rating assigned to such Series,
(v) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (vi) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series at the time of issuance of such Series and (vii) certain repurchase agreements of United States government securities.


        Permitted Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Asset Proceeds Account, Reserve Fund and other funds or accounts for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of the Certificates of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. Reinvestment income from Permitted Investments may be payable to the Servicers or the Master Servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the Certificateholders of such Series. If a reinvestment agreement is obtained with respect to a Series, the related Agreement will require the Trustee to invest funds deposited in the Asset Proceeds Account and any Reserve Fund or other fund or account for such Series pursuant to the terms of the reinvestment agreement.


Reports to Certificateholders

        Concurrently with each distribution on the Certificates of any Series, there will be mailed to the holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things: (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class of Certificates; (ii) the aggregate amount of such distribution allocable to interest, separately identifying the amount allocable to each Class of Certificates; (iii) the aggregate principal balance of each Class of Certificates after giving effect to distributions on the related Distribution Date; (iv) if applicable, the amount otherwise distributable to any Class of Certificates that was distributed to any other Class of Certificates; (v) if any Class of Certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related Mortgage Assets; and information regarding the levels of delinquencies and losses on the Mortgage Loans. Customary information deemed necessary for Certificateholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies


        If so specified in the Prospectus Supplement for a Series, events of default under the related Agreement will consist of (i) any default in the performance or breach of any covenant or warranty of the Master Servicer under such Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee

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

or by the holders of Certificates entitled to at least 25% of the aggregate voting rights, (ii) any failure by the Master Servicer to make required Advances with respect to delinquent Mortgage Loans in the related Trust, (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer, if any, and (iv) certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.


        So long as an event of default by the Master Servicer under an Agreement remains unremedied, the Trustee may, and, at the direction of the holders of outstanding Certificates of a Series entitled to at least 51% of the voting rights, the Trustee will, terminate all the rights and obligations of the Master Servicer under the related Agreement, except that the holders of Certificates may not direct the Trustee to terminate the Master Servicer for its failure to make Advances. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make Advances regarding delinquent Mortgage Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act as successor Master Servicer, the Trustee may appoint or, if the holders of Certificates of a Series entitled to at least 51% of the voting rights of such Series so request in writing, the Trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, any established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Agreement.


        The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the Certificates of the related Series unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

        The Agreement generally may be amended by the parties thereto with the consent of the holders of outstanding Certificates of the related Series entitled to at least 66% of the voting rights of such Series. However, no amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of Certificates of such Class evidencing 66% of the voting rights of such class, or (iii) reduce the aforesaid percentage of Certificateholders required to consent to any such amendment unless each holder of a Certificate consents. The Agreement may also be amended by the parties thereto without the consent of Certificateholders for the purpose of, among other things, (i) curing any ambiguity, (ii) correcting or supplementing any provisions thereof which may be inconsistent with any other provision thereof,
(iii) modifying, eliminating or adding to any of the provisions of the Agreement to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust under the Code at all times that any Certificates are outstanding or (iv) making any other provision with respect to matters or questions arising under the Agreement or matters arising with respect to the Trust which are not covered by the Agreement and which shall not be inconsistent with the provisions of the Agreement, provided in each case that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Certificates.

Termination

        Each Agreement and the respective obligations and responsibilities created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be paid to them pursuant to such related Agreement following (i) to the extent specified in the related Prospectus Supplement, the purchase of all the Mortgage Assets in such related Trust and all Mortgaged Premises acquired in respect thereof or (ii) the later of the final payment or other liquidation of the last Mortgage Asset remaining in the Trust or the disposition of all Mortgaged Premises acquired in respect thereof. See "Description of the Certificates -- Optional Redemption." In no event, however, will any Trust continue beyond the expiration of 21 years from the death of the

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survivor of certain persons described in the related Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates of the related Series at the corporate trust office of the Trustee or its agent.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

        The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated.


The Mortgage Loans

        Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs. The Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Premises is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner (similar to the mortgagor); the beneficiary, who is the lender (similar to a mortgagee); and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

        Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

        Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage or make such final payment could lead to foreclosure by the mortgagee providing the financing. A

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foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of , in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

        A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant- stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the Cooperative shares.

Foreclosure

        Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Premises. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the Mortgaged Premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

        In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. See " -- Junior Mortgage Loans; Rights of Senior Mortgagees."

        A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens

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and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.


        In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the Mortgaged Premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Premises at the foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the Mortgage Note, accrued and unpaid interest thereon and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the Mortgaged Premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the Mortgaged Premises. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See "Servicing of Mortgage Loans --Primary Mortgage Insurance Policies," " -- Standard Hazard Insurance Policies" and "Credit Enhancement -- Special Hazard Insurance Policies." Mortgaged Premises that are acquired through foreclosure must be sold by the Trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. See "Certain Federal Income Tax Consequences." Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before such non-judicial sale takes place.


        Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

        Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant- stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary

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

lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

        In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant- stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders."

Junior Mortgage Loans; Rights of Senior Mortgagees

        Some of the Mortgage Loans included in a Trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust held by the Seller, other lenders or institutional investors. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.


        The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any Standard Hazard Insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the proper right to collect any insurance proceeds payable under a Standard Hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.


        A common form of mortgage or deed of trust used by institutional lenders typically contains a "future advance" clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the

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advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a "credit limit" amount stated in the recorded mortgage.


Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.


Right of Redemption

        In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the Mortgaged Premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Premises while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders


        Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances Servicers will not seek deficiency judgments against defaulting borrowers.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.


        Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders

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in connection with the origination, servicing and enforcement of Single Family
Loans and Cooperative Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related states and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans.

        Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940


        Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations incurred prior to the commencement of military service and (iii) may have the maturity of such obligations incurred prior to the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. The benefits of (i), (ii), or (iii) above are subject to challenge by creditors, however, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in the Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. If so specified in the Prospectus Supplement for a Series, any shortfalls in interest collections on Mortgage Loans included in the Trust for such Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.


Environmental Considerations

        Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties, including federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials ("Adverse Environmental Conditions") under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. The U.S. Environmental Protection Agency (the "EPA") has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991) which provides that EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, EPA and the Department of Justice have adopted a policy not to proceed against lenders which are acting primarily to protect a security interest at the inception of loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against lenders and Government Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to certain limitations and conditions. Many state or local laws, regulations or ordinances may also provide for owners or operators of property (which may include a lender in certain circumstances) where hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist to incur Cleanup Costs. It is possible that Cleanup Costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Premises securing a Mortgage Loan becomes the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states or localities by statute or ordinance impose a lien for any Cleanup Costs incurred by such state or locality on the property that is the subject of such Cleanup Costs (a "Superlien"). Some Superliens take priority over all

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

other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the Superlien would take priority over the security interest of the Trustee in a Mortgaged Premises in the jurisdiction in question.


        If so specified in the Prospectus Supplement for a Series, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted. If so specified in such Prospectus Supplement, no representations or warranties are made by the Seller or Saxon Mortgage as to the absence or effect of Adverse Environmental Conditions on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of Adverse Environmental Conditions on any Mortgaged Premises or any casualty resulting from the presence or effect of Adverse Environmental Conditions, and any loss or liability resulting from the presence or effect of such Adverse Environmental Conditions will reduce the amounts otherwise available to pay to the holders of the Certificates.

        If so specified in the Prospectus Supplement for a Series, the Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer. The Master Servicer is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgaged Premises, the amounts otherwise available to pay the holders of the Certificates may be reduced. A Servicer will not be liable to the holders of the Certificates if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. In addition, a Servicer will not be liable to the holders of the Certificates if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises and thereafter such Mortgaged Premises are determined to be so contaminated or affected.


"Due-on-Sale" Clauses

        The forms of Mortgage Note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the Mortgaged Premises. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. Effective October 15, 1982, however, Congress enacted the Garn-St. Germain Depository Institutions Act of 1982 (the "Act"), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans include Conventional Mortgage Loans) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

        By virtue of the Act, a mortgage lender generally may accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the Mortgaged Premises. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the Mortgaged Premises, in each case where the transferee(s) will occupy the Mortgaged Premises, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Premises, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Premises (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. FHA Loans and VA Loans do not contain due-on-sale clauses. See "Maturity, Prepayment and Yield Considerations."

Enforceability of Certain Provisions

        The forms of Mortgage Note, mortgage and deed of trust used by the Servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the related Servicer as additional servicing compensation.

        Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the Mortgaged Premises or the borrower executing a second mortgage or deed of trust affecting the Mortgaged Premises. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                                   THE SELLER


        Saxon Asset Securities Company was incorporated in Virginia on May 6, 1996, as a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Dominion Capital is a wholly owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"). None of Dominion Resources, Dominion Capital, Dominion Mortgage or the Seller has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Seller are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Seller is
(804) 967-7400. The Seller was formed solely for the purpose of facilitating the financing and sale of Mortgage Assets and certain other assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, Mortgage Assets and certain other assets and taking certain action with respect thereto. The Seller's Articles of Incorporation, which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part, limit the Seller's business to the foregoing and place certain other restrictions on the Seller's activities.


                                 USE OF PROCEEDS


        Substantially all the net proceeds from the sale of the Certificates of each Series will be applied by the Seller to purchase the Mortgage Assets assigned to the Trust underlying such Series.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES



        The following discussion is based upon the advice of Arter & Hadden, special tax counsel to the Seller ("Special Tax Counsel"). In their opinion, the discussion herein of the federal income tax consequences of the purchase, ownership, and disposition of the Certificates is accurate in all material aspects. The discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates). Because real estate mortgage investment conduit ("REMIC") status may be elected with respect to certain Series of Certificates, the discussion includes a summary of the federal income tax consequences to Certificateholders of Certificates issued under such an election ("REMIC Certificates").


        The discussion does not address the federal income tax consequences for all categories of investors, some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations") have been issued by the U.S. Treasury Department (the "Treasury"), no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Certificateholders, particularly


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


the provisions dealing with market discount and stripped debt instruments. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of "REMIC Regular Certificates" (as defined below) and certain other types of Certificates. Furthermore, the REMIC Regulations do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Certificateholders. Moreover, the summary is based on current law, and there can be no assurance that the law will not change or that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Certificates. Consequently, investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the Certificates.

General


        Many aspects of the federal income tax treatment of the Certificates of a particular Series will depend upon whether an election is made to treat the Trust, or one or more segregated pools of assets held by the Trust, as a REMIC. The Prospectus Supplement for each Series will indicate whether such an election is intended. For each Series with respect to which one or more REMIC elections are to be made, Special Tax Counsel will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election and compliance with the Agreement and certain other documents specified in the opinion, the Trust (or one or more segregated pools of Trust assets) will qualify as one or more REMICs (each, a "Series REMIC") and that if a Trust (or one or more segregated pools of Trust assets) qualifies as a REMIC, the tax consequences to the Certificateholders will be as described below under "REMIC Certificates." For each Series with respect to which a REMIC election is not made, Special Tax Counsel will deliver a separate opinion generally to the effect that, assuming compliance with the Agreement and certain other documents, the Trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation and the tax consequences to the Certificateholders will be as described below under "Non-REMIC Certificates." Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.


REMIC Certificates

        REMIC Certificates will be classified as either "REMIC Regular Certificates," which generally are treated as debt for federal income tax purposes, or "REMIC Residual Certificates," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made for that Series and which of the Certificates of such Series will be designated as REMIC Regular Certificates, and which will be designated as REMIC Residual Certificates.

        REMIC Certificates held by a real estate investment trust ("REIT") will qualify as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" ("Qualifying REIT Interest") for REIT qualification purposes, in the same proportion that the assets of the Series REMIC would qualify as real estate assets for REIT purposes. Similarly, REMIC Certificates held by a thrift institution taxed as a "mutual savings bank" or a "domestic building and loan association" (collectively, "Thrift Institutions") will qualify as "qualifying real property loans" for purposes of the special bad debt reserve deduction of Section 593, and a REMIC Certificate held by a thrift institution taxed as a "domestic building and loan association" will qualify as a "loan secured by an interest in real property," for purposes of the qualification requirements of domestic building and loan associations set forth in Section 7701(a)(19), in the same proportion that the assets of the Series REMIC would so qualify. However, if 95% or more of the assets of a given Series REMIC constitute real estate assets for REIT purposes, the REMIC Certificates will be treated entirely as such assets and 100% of the interest income derived from that REMIC will be treated as Qualifying REIT Interest. Similarly, if 95% or more of the assets of a given Series REMIC constitute qualifying real property loans and loans secured by interests in real property, the REMIC Certificates will be treated entirely as such assets for purposes of the special bad debt reserve deduction and the qualification requirements of domestic building and loan associations, respectively. In the case of a Series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related Certificates and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC Certificates will not qualify as "Government securities" for either REIT or regulated investment company ("RIC") qualification purposes.

Tax Treatment of REMIC Regular Certificates

        Payments received by holders of REMIC Regular Certificates ("REMIC Regular Certificateholders") generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the REMIC Regular Certificateholder and a principal payment on such Certificate will be treated as a return of capital to the extent that the REMIC Regular Certificateholder's basis in such Certificate is allocable to that payment. REMIC Regular Certificateholders or holders of REMIC Residual Certificates ("REMIC Residual Certificateholders") must report income from such Certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or the Master Servicer will report annually to the Service and the Certificateholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the Certificates.

        Under temporary Treasury regulations, holders of REMIC Regular Certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single- class REMIC is allocated (i) a share of the REMIC's "allocable investment expenses" (i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 permits an individual, trust or estate to deduct miscellaneous itemized expenses (including Section 212 expenses) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the Certificates of an affected Series. Non- corporate holders of REMIC Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

        Original Issue Discount. Certain Classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount will equal the difference between the "stated redemption price at maturity" of the REMIC Regular Certificate (generally, its principal amount) and its issue price. Holders of REMIC Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates. The amount of original issue discount required to be included in a REMIC Regular Certificateholder's income in any taxable year will be computed in accordance with Section 1272(a)(6). No regulatory guidance currently exists under Section 1272(a)(6). The Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC Regular Certificateholder each taxable year (the "Tax Administrator") will base its computations on Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments that were issued by the Treasury on January 27, 1994, but do not address directly the treatment of instruments that are subject to Section 1272(a)(6) (the "OID Regulations"). There can be no assurance that such methodology represents the correct manner of calculating original issue discount on the REMIC Regular Certificates

        The amount of original issue discount on a REMIC Regular Certificate equals the excess, if any, of the Certificate's "stated redemption price at maturity" over its "issue price." A debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at lease annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "-- Variable Rate Certificates." Thus, in the case of any REMIC Regular Certificate other than a Compound Interest Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that Certificate. Since a Compound Interest Certificate generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Certificate generally will equal the initial price at which a substantial amount of such Certificates is sold to the public.

        Under a de minimis rule, a REMIC Regular Certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Certificate's issue date until the payment is made, and the denominator of which is the Certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the Tax Reform Act of 1986 (the "1986 Act"), it is expected that the WAM of a REMIC Regular Certificate will be computed using the prepayment assumptions used in pricing the REMIC Regular Certificate ("Pricing Prepayment Assumptions"). A REMIC Regular Certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Certificate are received or, if earlier, upon disposition of the Certificate, unless the Certificateholder makes the "All OID Election" (as defined below).

        REMIC Regular Certificates of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Certificates is lower than the rate payable during the remainder of the life of the Certificates ("Teaser Certificates"). The OID Regulations provide a more expansive test under which a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the Certificate would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Certificate only if the stated interest on such Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a Teaser Certificate that is measured against the de minimis amount of original issue discount allowable on the Certificate is the greater of (i) the excess of the stated principal amount of the Certificate over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the Certificate in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

        A REMIC Regular Certificateholder generally must include in gross income the sum, for all days during its taxable year on which it holds the REMIC Regular Certificate, of the "daily portions" of the original issue discount on such Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount with respect to such Certificate generally will be determined by allocating to each day in any accrual period the Certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Certificate yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Certificate during such period over (ii) the Certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Certificate is computed by using the Pricing Prepayment Assumptions and the Certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Certificate prior to the close of the accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a REMIC Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Certificate.

        A REMIC Regular Certificate having original issue discount may be acquired subsequently for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a REMIC Regular Certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Certificate after the acquisition date, the Certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Certificate by the amount of amortizable premium. See "-- Amortizable Premium." If the subsequent holder's adjusted basis in the Certificate immediately after the acquisition exceeds the adjusted issue price of the Certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Certificate after the acquisition date, the amount of original issue discount on the Certificate will be reduced by a fraction, the numerator of which is the excess of the Certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the Certificate and the denominator of which is in the excess of the sum of all Deemed Principal Payments to be received on the Certificate after the acquisition date over the adjusted issue price of the Certificate. For that purpose, the adjusted basis of a REMIC Regular Certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent purchaser of a REMIC Regular Certificate having original issue discount may make an All OID Election (as defined below) with respect to the Certificate.

        A Certificateholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "--Market Discount"), and de minimis market discount that accrues on the Certificate (as reduced by any amortizable premium, as described below under "Amortizable Premium," or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "-- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium." Certificateholders should be aware that the law is unclear as to whether an All OID Election is effective for a Certificate that is subject to the contingent payment rules. See "-- Interest Weighted Certificates and Non-VRDI Certificates."

        If the interval between the issue date of a Current Interest Certificate and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Certificateholder during the first Distribution Period will be less than the Certificate's stated interest rate making such Certificate a Teaser Certificate. If the amount of original issue discount on the Certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Certificate, the amount by which the stated interest on the Certificate exceeds the interest that would be payable on the Certificate at the effective rate of interest for the First Distribution Period (the "Nonqualified Interest Amount") would be treated as part of the Certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount attributable to the First Distribution Period in addition to any qualified stated interest that accrues in that period.

        Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Certificate during the First Distribution Period will be higher than the stated rate of interest if a Certificateholder receives interest on the first Distribution Date based on a full accrual period. Such Certificate would be issued with original issue discount unless the amount of original issue discount is de minimis. However, if (i) a portion of the initial purchase price of such Certificate is allocable to interest that has accrued under the terms of the Certificate prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Certificate provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Certificate's issue price may be computed by subtracting from the issue price the amount of Pre- Issuance Accrued Interest. Thus, such Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case.

        It is not entirely clear how income should be accrued with respect to REMIC Regular Certificates, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC ("Interest Weighted Certificates"). Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator intends to take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below. Some

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Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such Certificates.

        In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular Certificates, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such Certificates for deferral income tax purposes.

        Variable Rate Certificates. A REMIC Regular Certificate may pay interest at a variable rate (a "Variable Rate Certificate"). A Variable Rate Certificate that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the Certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Certificate or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Certificate compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Certificate and ends one year following that day).

        On June 11, 1996, the Treasury issued final regulations that both address the federal income tax treatment of debt obligations that provide for one or more contingent payments and would make certain changes to rules applicable to VRDIs in the OID Regulations (the "1996 Regulations"). Pursuant to certain of the amendments to the OID Regulations that are set forth in the 1996 Regulations, (i) a Variable Rate Certificate would qualify as a VRDI only if, in addition to satisfying the three conditions set forth in the current OID Regulations (and described above), such Certificate does not provide for any principal payments that are contingent and (ii) a Variable Rate Certificate that does not qualify as a VRDI would be treated as a debt obligation that provides for one or more contingent payments. Those amendments to the OID Regulations apply retroactively to debt instruments issued on or after April 4, 1994, which is the effective date of the OID Regulations. Consequently, the Tax Administrator will treat Variable Rate Certificates that do not qualify as VRDIs as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below.

        Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. Effective for debt instruments issued after August 13, 1996, a multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Certificate if the values of all rates on the issue date of the Certificate are within 25 basis points of each other.

        A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, or Governor is fixed throughout the term of the related Certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Certificate

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to be significantly less or significantly more than the expected yield on the
Certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

        Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and is based on (i) one or more qualified floating rates (e.g., a rate equal to a multiple greater than 1.35 times a qualified floating rate), (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of actively traded personal property (other than stock or debt of the issuer or certain related parties), or (iv) any combination of objective rates. Notwithstanding the foregoing, a variable rate will not be considered an objective rate if the average value of the rate during the first half of the Certificate's term reasonably is expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the instrument's term (i.e., the rate will result in a significant frontloading or backloading of interest). Additional objective rates subsequently may be designated by the Service in revenue rulings or revenue procedures. An objective rate also includes a "qualified inverse floating rate" if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate reasonably can be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding any Caps, Floors, Governors, or similar restrictions on the rate).

        Under the 1996 Regulations, an objective rate would be redefined as a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition is broader than the definition of objective rate set forth in the OID Regulations and would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate under the 1996 Regulations merely because it is based on the credit quality of the issuer. The revised definition of an objective rate in the 1996 Regulations is effective for debt instruments issued on or after August 13, 1996.

        Under the OID Regulations, if interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

        Under the OID Regulations, all interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in a cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such Certificate into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Original Issue Discount" above to such hypothetical fixed rate security.

        Except as provided below, the amount and accrual of OID on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a "Multiple Rate VRDI Certificate") is determined by converting such Certificate into a hypothetical equivalent fixed rate security that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate security will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate security.

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        The 1996 Regulations amend the OID Regulations to clarify that qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate security. Because that amendment was intended to clarify the OID Regulations, it is effective for debt instrument issued on or after April 4, 1994, which is the effective date of the OID Regulations.

        Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate security, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

        REMIC Regular Certificates of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Certificates"). Under the OID Regulations, it appears that Weighted Average Certificates relating to a trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate" provided the ARM Loans themselves bear interest at qualified floating rates. However, under the OID Regulations, Weighted Average Certificates relating to a Trust whose Mortgage Loans do not bear interest at qualified floating rates ("Non-Objective Weighted Average Certificates" or "NOWA Certificates") do not bear interest at an objective or qualified floating rate and, consequently, do not qualify as VRDIs. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Certificates, the Tax Administrator intends to treat such Certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below.

        REMIC Regular Certificates of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Certificates"). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such Certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below.

        Interest Weighted Certificates and Non-VRDI Certificates. The treatment of a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, or any other Variable Rate Certificate that does not qualify as a VRDI Certificate (each, a "Non-VRDI Certificate") or an Interest Weighted Certificate is unclear under current law. The OID Regulations are ambiguous as to whether interest payments (other than qualified stated interest) on a Non-VRDI Certificate or an Interest Weighted Certificate are considered to be contingent payments subject to special original issue discount rules described in the next paragraph or whether such payments should be treated as Deemed Principal Payments subject to the regular original issue discount rules described in "Original Issue Discount" above. Moreover, to the extent that the contingent payment rules are applicable, their impact on instruments that are subject to
Section 1272(a)(6) of the Code is unclear.

        The 1996 Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. Furthermore, they are proposed to be effective only for debt instruments

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issued on or after August 13, 1996. In the absence of further guidance, the Tax
Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC Regular Certificates that are Contingent Payment Obligations in accordance with Section 1272(a)(6). Income will be accrued on such Certificates based on a constant yield that is derived from a projected payment schedule as of the related closing date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the Mortgage Loans that collateralize the Certificate pay down pro rata.

        The method described in the foregoing paragraph for accounting for Interest Weighted Certificates and Non-VRDI Certificates is consistent with
Section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Certificates under the OID Regulations and Contingent Payment Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Certificateholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates and Interest Weighted Certificates, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such Certificates for federal income tax purposes.

        Market Discount. A subsequent purchaser of a REMIC Regular Certificate at a discount from its outstanding principal amount (or, in the case of a REMIC Regular Certificate having original issue discount, its "adjusted issue price") will acquire such Certificate with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Certificate) as ordinary income. A person who purchases a REMIC Regular Certificate at a price lower than the Certificate's outstanding principal amount but higher than its adjusted issue price does not acquire the Certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "-- Original Issue Discount." A REMIC Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a REMIC Regular Certificate having original issue discount, the adjusted issue price of such Certificate), multiplied by (ii) the weighted average maturity of the Certificate (determined as for original issue discount) remaining after the date or purchase. Regardless of whether the subsequent purchaser of a REMIC Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a REMIC Regular Certificate having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). The Service has indicated in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, the purchaser may make an All OID Election with respect to a REMIC Regular Certificate purchased with market discount. See "-- Original Issue Discount" above.

        Until the Treasury promulgates applicable regulations, the purchaser of a REMIC Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or
(iii) in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Ruling 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

        A Certificateholder who has acquired any REMIC Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Certificate to the extent they exceed income on the Certificate. Any such deferred interest expense, in

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general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC Regular Certificateholder makes a Current Recognition Election or an all OID Election the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a non-VRDI Certificate or an Interest Weighted Certificate at discount generally would continue to accrue interest and determine adjustment on such Certificate based on the original projected payment schedule derived by the issuer of such Certificate. See "-- Interest Weighted Certificates and Non-VRDI Certificates" above. The holder of such a Certificate would be required, however, to allocate the difference between the adjusted issue price of the Certificate and its basis in the Certificate as positive adjustments to the accruals or projected payments on the Certificate over the remaining term of the Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

        Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC Regular Certificate subject to redemption at the option of the Seller that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of REMIC Regular Certificate. Prospective investors in REMIC Regular Certificates should consult their own tax advisors regarding the application of the market discount rules to those securities.

        Amortizable Premium. A Purchaser of a REMIC Regular Certificate who purchases the Certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations to be issued, amortized premium would be treated as an offset to interest income on a REMIC Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the REMIC Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

        Amortizable premium on a REMIC Regular Certificate that is subject to redemption at the option of the Seller generally must be amortized as if the optional redemption price and date were the Certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Certificateholder would not be able to amortize any premium on a REMIC Regular Certificate that is subject to optional redemption at a price equal to or greater than the Certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

        Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such Certificate based on the original projected payment schedule devised by the issuer of such Certificate. See "-- Interest Weighted Certificates and Non-VRDI Certificates" above. The holder of such a Certificate would allocate the difference between its basis in the Certificate and the adjusted issue price of the Certificate as negative adjustments to the accruals or projected payments on the Certificate over the remaining term of the Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

        Gain or Loss on Disposition. If a REMIC Regular Certificate is sold, the Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any original issue discount or market discount previously includable in the Certificateholder's gross income with respect to the Certificate, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate (other than qualified stated interest) previously received by the Certificateholder and by

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any amortized premium. Similarly, a Certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Certificate is held as a capital asset for more than 12 months.

        If a REMIC Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the Certificate by the Certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that Certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Certificateholder acquired the Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the Certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

        A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of REMIC Residual Certificates

        Overview. REMIC Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Trust (or one or more segregated pools of Trust assets) underlying a Series must meet certain continuing qualification requirements, and a REMIC election must be in effect. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a Series REMIC other than the REMIC Residual Certificates must be regular interests, i.e., REMIC Regular Certificates. As described in "Tax Treatment of Regular Certificates" above, a regular interest generally is an interest whose terms are analogous to those of a debt instrument, and it generally is treated as a debt instrument for all federal income tax purposes. The REMIC Regular Certificates will generate interest and original issue discount deductions for the REMIC. As a residual interest, a REMIC Residual Certificate represents the right to (i) stated principal and interest on such Certificate, if any, and (ii) the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses.

        In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the REMIC Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the REMIC Residual Certificateholders, and each REMIC Residual Certificateholder will report its share of REMIC taxable income or loss on its own federal income tax return. Prospective investors in REMIC Residual Certificates should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on REMIC Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a REMIC Residual Certificateholder may recognize "phantom income" (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to REMIC Residual Certificateholders due to the lower present value of such loss or reduction.

        A portion of the income of REMIC Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions (except in the case of

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certain thrift institutions holding REMIC Residual Certificates with significant value); (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 percent withholding tax otherwise available to a foreign REMIC Residual Certificateholder.

        Taxation of REMIC Residual Certificateholders. A REMIC Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the REMIC Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and will not be taxed separately to the REMIC. If a REMIC Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

        A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. A REMIC's taxable income or loss generally will be characterized as ordinary income or loss, and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments), premium amortization on the REMIC Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC Regular Certificates, premium amortization and servicing fees with respect to the REMIC's assets, the administrative expenses of the REMIC and the REMIC Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the Mortgage Loans. The REMIC may not take into account any items allocable to a "prohibited transaction." See "-- REMIC-Level Taxes" below. The deduction of REMIC expenses by REMIC Residual Certificateholders who are individuals is subject to certain limitations as described below in "Risk Factors for Certain Types of Investors -- Individuals and Pass-Through Entities."

        The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a REMIC Residual Certificateholder is limited to such Certificateholder's adjusted basis in the REMIC Residual Certificate as of the end of that quarter (or time of disposition of the REMIC Residual Certificate, if earlier), determined without taking into account the net loss for that quarter. A REMIC Residual Certificateholder's basis in its REMIC Residual Certificate initially is equal to the price paid for such Certificate. Such basis is increased by the amount of taxable income of the REMIC reportable by the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that Certificate. The amount of the REMIC's net loss allocable to a REMIC Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses with respect to a REMIC Residual Certificate may be subject to additional limitations under the Code, as to which Certificateholders should consult their tax advisors. A distribution with respect to a REMIC Residual Certificate is treated as a non-taxable return of capital up to the amount of the REMIC Residual Certificateholder's adjusted basis in his REMIC Residual Certificate. If a distribution exceeds the adjusted basis of the REMIC Residual Certificate, the excess is treated as gain from the sale of such REMIC Residual Certificate.

        Although the law is unclear in certain respects, a REMIC Residual Certificateholder effectively should be able to recover some or all of the basis in his REMIC Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all REMIC Residual Certificates and REMIC Regular Certificates. In general, the issue price of a REMIC Regular Certificate of a particular Class is the initial price at which a substantial amount of the Certificates of such Class is sold to the public. In the case of a REMIC Regular Certificate of a Class not offered to the public, the issue price is either the price paid by the first purchaser of such Certificate or the fair market value of the property received in exchange for such Certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

        In the first years after the issuance of the REMIC Regular Certificates, REMIC taxable income may include significant amounts of phantom income. Phantom income arises from timing differences between income of the Mortgage Assets and deductions on the REMIC Regular Certificates that result from the multiple-class structure of the Certificates. Since phantom income will arise from timing differences between income and deductions, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a REMIC Residual Certificateholder,

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since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure or the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

        The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a REMIC Residual Certificateholder will recover the basis in his REMIC Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

        A portion of a REMIC's taxable income may be subject to special treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the REMIC Residual Certificateholder would have recognized had the REMIC Residual Certificate been a conventional debt instrument bearing interest at 120 percent of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the REMIC Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "-- Limitations on Offset or Exemption of REMIC Income" and "-- Risk Factors for Certain Types of Investors" below.

        Limitations on Offset or Exemption of REMIC Income. Generally, a REMIC Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year unless (i) such Certificateholder is a Thrift Institution or a cooperative bank described in Section 593 of the Code and (ii) the REMIC Residual Certificate has significant value (as described in the following paragraph). Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for such REMIC Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the REMIC Residual Certificates if they were debt instruments for federal income tax purposes on the related closing date and (ii) the adjusted issue price of such REMIC Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of a quarter is the issue price of the REMIC Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, and decreased by any distributions made with respect to such REMIC Residual Certificate prior to the beginning of such quarterly period. If the REMIC Residual Certificateholder is an organization subject to the tax on UBTI imposed by Section 511, the REMIC Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a REMIC Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for their shareholders. Finally, REMIC Residual Certificateholders who are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "-- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Residual Certificates" below.

        Notwithstanding the limitations described above, a Thrift Institution or a cooperative bank described in Section 593 of the Code that holds a REMIC Residual Certificate with significant value may offset excess inclusion income with deductions from other sources, including rent operating loss carryforwards. Under the REMIC Regulations, a REMIC Residual Certificate will be considered to have "significant value" if (i) the aggregate issue price of the REMIC Residual Certificates is at least 2% of the aggregate issue price of all the Certificates (both Regular and Residual) issued by the REMIC, and (ii) the anticipated weighted average life of the REMIC Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of a REMIC is the weighted average of the anticipated weighted average lives of all the Certificates (both Regular and Residual) issued by the REMIC as of the startup day. A Prospectus Supplement by which REMIC Residual Certificates are offered will indicate whether the REMIC Residual Certificates are expected to have significant value under the REMIC Regulations.

        Legislation has been proposed which would provide that, effective for taxable years beginning after December 31, 1986, alternative minimum taxable income of a REMIC Residual Certificateholder cannot be less than the Certificateholder's excess inclusions. Legislation has also been proposed which would, effective for taxable years beginning after December 31, 1995, eliminate the exception to the excess inclusion rules for thrift institutions that hold residual interests with significant value. No prediction can be made whether such proposed legislation will be enacted.

        Non-Recognition of Certain Transfers for Federal Income Tax Purposes. In addition to the limitations specified above, the REMIC Regulations provide that the transfer of a "noneconomic residual interest" to a United States person will

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be disregarded for tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A REMIC Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the REMIC Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). Under the REMIC Regulations, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid in debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and
(ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "-- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Residual Certificates" below.

        Ownership of Residual Interests by Disqualified Organizations. The Code contains three sanctions that are designed to prevent the direct or indirect ownership of a REMIC residual interest (such as a REMIC Residual Certificate) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in Section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

        First, REMIC status of any REMIC created after March 31, 1988 is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs (including REMIC Residual Certificates) are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee, (ii) the applicable Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

        Second, the Code imposes a one-time tax on the transferor of a residual interest (including a REMIC Residual Certificate or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC Regulations, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls, or required qualified liquidations provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. For that purpose, the term "agent" includes a broker, nominee, or other middleman. The transferor of a residual interest (including a REMIC Residual Certificate or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor

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does not have actual knowledge that such affidavit is false. The one-time tax must be paid by the later of March 24, 1993, or April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays any amounts that the Secretary of the Treasury may require.

        Third, the Code imposes an annual tax on any pass-through entity (i.e., RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a REMIC Residual Certificate), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year allocable to interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a REMIC Residual Certificate) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a REMIC Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the later of March 24, 1993, or the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends with the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

        The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a REMIC Residual Certificateholder transfers an interest in a REMIC Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such REMIC Residual Certificateholder a reasonable fee for providing the information.

Risk Factors for Certain Types of Investors

        Dealers in Certificates. REMIC Residual Certificateholders that are dealers in securities should be aware that on January 3, 1995 the Service released proposed Treasury regulations (the "Proposed Mark-to-Market Regulations") that supplement and revise temporary and proposed regulations released by the Service on December 28, 1993 (the "Temporary Mark-to-Market Regulations"), which relate to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes. Under the Temporary Regulations, dealers in securities are not permitted to mark to market any negative value REMIC residual interests ("NVRIs"), or any interests or arrangements that are determined by the Internal Revenue Service to have substantially the same economic effect as NVRIs. In general a residual interest is a NVRI if on the date it is acquired, the present value of the anticipated tax liabilities associated with holding the interest exceeds the sum of (i) the represent value of the expected future distributions on the interest and (ii) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses. Under the Proposed Mark-to-Market Regulations, dealers in securities would not be permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of REMIC Residual Certificates should consult with their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

        Tax-exempt Entities. Any excess inclusion income with respect to a REMIC Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provision, substantially all income on a REMIC Residual Certificate (including non-excess inclusion income) is to be treated as UBTI. See "-- Taxation of REMIC Residual Certificateholders" above.

        Individuals and Pass-Through Entities. A REMIC Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a Trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees and expenses, when combined

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with the REMIC Residual Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds two percent of that holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold REMIC Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are
(i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold REMIC Residual Certificates through any other person (i) that is not generally subject to federal income tax and
(ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. Further, Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a REMIC Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the alternative minimum tax. Finally, persons holding an interest in a REMIC Residual Certificate indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that REMIC Residual Certificate.

        REITs and RICs. If the REMIC Residual Certificateholder is a REIT and the REMIC generate excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in REMIC Residual Certificates could face unfavorable treatment of a portion of their REIT divided income for purposes of (i) using current deduction or NOL carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and
(iii) withholding tax in the case of foreign shareholders (see "-- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Residual Certificates" below). Moreover, because REMIC Residual Certificateholders may recognize phantom income (see "-- Taxation of REMIC Residual Certificateholders" above), a REIT contemplating an investment in REMIC Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a REMIC Residual Certificateholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

        A REMIC Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such REMIC Residual Certificate will be treated as Qualifying REIT Interest to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including REMIC Residual Certificates) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending distribution to the holders of the REMIC Certificates constitute real estate assets for REIT purposes. Notwithstanding that 95% or more of the assets of a given Series REMIC constitute real estate assets for REIT purposes, 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds Mortgage Loans that provide for interest that is contingent on mortgagor profits or property appreciation. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of each Series REMIC's assets will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a REMIC Residual Certificate apparently is limited to the REIT's adjusted basis in the Certificate.

        Significant uncertainty exists with respect to the treatment of a REMIC Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A REMIC Residual Certificate should be treated as a "security," but probably will not be considered a "Government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a REMIC Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the REMIC Residual Certificate for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in REMIC Residual Certificates.

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        Thrift Institutions, banks, and certain other financial institutions.
REMIC Residual Certificates will be treated as qualifying real property loans and loans secured by interests in real property (collectively, "qualifying assets") for Thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for Thrift Institutions, 100% of that REMIC's regular and residual interests (including REMIC Residual Certificates) would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying real property loans for Thrift Institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for Thrift purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for Thrift Institutions throughout the REMIC's life. The amount of a REMIC Residual Certificate treated as a qualifying asset for Thrift Institutions, however, cannot exceed the holder's adjusted basis in that REMIC Residual Certificate.

        Generally, gain or loss arising from the sale or exchange of REMIC Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the REMIC Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "-- Disposition of REMIC Residual Certificates" below.

Disposition of REMIC Residual Certificates

        Upon the sale or exchange of a REMIC Residual Certificate, a REMIC Residual Certificateholder will recognize gain or loss equal to the difference between the amount realized and its adjusted basis in the REMIC Residual Certificate. It is possible that a disqualification of the REMIC (other than an inadvertent disqualification for which relief may be provided in Treasury regulations) may be treated as a sale or exchange of a REMIC Residual Certificate. If the holder has held the REMIC Residual Certificate for more than 12 months, gain or loss on its disposition generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions described in Section 582 of the Code, however, gain or loss on the disposition of a REMIC Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period.

        A special version of the wash sale rules of the Code applies to dispositions of REMIC Residual Certificates. Under that rule, losses on dispositions of REMIC Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such Certificates acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economically comparable to a REMIC Residual Certificate. Treasury Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

Liquidation of the REMIC

        A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a "qualified liquidation" if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and
(iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its Certificateholders within the 90-day period. An early termination of the REMIC caused by the redemption by the Seller of all outstanding classes of the REMIC Certificates of a particular Series, and the distribution to REMIC Residual Certificateholders of the excess, if any, of the fair market value of the REMIC's assets at the time of such redemption over the unpaid principal balance of such REMIC Certificates, will constitute a complete liquidation as described in the preceding sentence. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

REMIC-Level Taxes

        Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of REMIC Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally

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include: (i) the disposition of qualified mortgages other than pursuant to (a)
the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of a convertible mortgage loan upon its conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administration costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class for regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

        In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call (as defined in the preceding paragraph) or a qualified liquidation (as defined in "-- Liquidation of the REMIC" above), (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the REMIC Residual Certificateholders in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of Series REMICs will be designed to avoid the imposition of the 100% tax on contributions.

        To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. Although the relevant law is unclear, it is not anticipated that any Series REMIC will receive significant amounts of such income.

        The organizational documents governing the REMIC Regular and REMIC Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated Class of Certificates before it is borne by a more senior Class of Certificates.

Taxation of Certain Foreign Holders of REMIC Certificates

        REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC Regular Certificate to a nonresident alien individual, foreign corporation, or other non-United States person ("Foreign Person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with appropriate certification that the beneficial owner of the Certificate is a Foreign Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including original issue discount) paid on such a Certificate may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "-- Backup Withholding" below.

        REMIC Residual Certificates. Amounts paid to REMIC Residual Certificateholders who are Foreign Persons are treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by REMIC Residual Certificateholders who are Foreign Persons generally qualifies as "portfolio interest" exempt from the 30 percent withholding tax (as described in the preceding paragraph) only to the extent that (i) the assets of the Trust REMIC are Mortgage Certificates that are issued in registered form and (ii) the Mortgage Loans underlying the Mortgage Certificates were originated after July 18, 1984. Because Mortgage Loans are not issued in registered form, amounts received by REMIC Residual Certificateholders who are Foreign Persons will not be exempt from the 30 percent withholding tax to the extent such amounts relate

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to Mortgage Loans held directly (rather than indirectly through Mortgage
Certificates) by the Series REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (i.e., where the REMIC Residual Certificates, as a Class, do not have significant value). Further a REMIC Residual Certificateholder will not be entitled to any exemption from the 30 percent withholding tax or a reduced treaty rate on excess inclusion income.

        Under the REMIC Regulations, the transfer of a REMIC Residual Certificate that has tax avoidance potential to a Foreign Person will be disregarded for all federal income tax purposes. A REMIC Residual Certificate is deemed to have "tax avoidance potential" under those regulations unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a REMIC Residual Certificate to a Foreign Person will be presumed to have had a reasonable expectation that the REMIC Residual Certificate satisfies the 30% Test if that test would be satisfied for all Mortgage Loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "-- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount," above. The REMIC Regulations concerning transfers of residual interests to Foreign Persons generally are effective for transfers that occur after April 20, 1992. If a Foreign Person transfers a REMIC Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, that transfer also will be disregarded for federal income tax purposes and distributions with respect to the REMIC Residual Certificate will continue to be subject to 30% withholding as though the Foreign Person still owned the REMIC Residual Certificate. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a REMIC Residual Certificate.

        Backup Withholding. Under federal income tax law, a Certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Certificateholder who is a United States person if the Certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the Certificateholder is not subject to backup withholding. Backup withholding applies, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with a Foreign Person certification (as described in "Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" above). Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC Regular Certificates or REMIC Residual Certificates. The backup withholding rate for reportable payments made on or after January 1, 1993 is 31%. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

Reporting and Tax Administration

        REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC Regular Certificates (other than those with respect to whom reporting is not required) and to the Internal Revenue Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the Certificates, (ii) original issue discount, if any, accrued on the Certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Certificates.

        REMIC Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related REMIC Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to REMIC Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its REMIC Residual Certificateholders each calendar

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quarter in order to permit such Certificateholders to compute their taxable income accurately. A person that holds a REMIC Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

        REMIC Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their REMIC Residual Certificates have been paid in full.


        The Treasury has issued temporary and final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a REMIC Residual Certificateholder must be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other REMIC Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC Residual Certificates of the same Series would be able to participate in such proceedings in appropriate circumstances. If so specified in the related Prospectus Supplement, the Seller or an affiliate thereof either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the REMIC Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.


        Treasury regulations provide that a REMIC Residual Certificateholder is not required to treat items on its return consistently with their treatment on the REMIC's return if the Certificateholder owns 100% of the REMIC Residual Certificates for the entire calendar year. Otherwise, each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Section 6111 of the Code because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as nominee for another person may be required to furnish the REMIC, in a manner to be provided in treasury regulations, with the name and address of such person and other specified information.

Non-REMIC Certificates

Treatment of the Trust for Federal Income Tax Purposes

        In the case of Series with respect to which a REMIC election is not made, the Trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Thus, the owner of a Non-REMIC Certificate will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the Certificate in question) to be received on the Mortgage Assets assigned to a Trust for federal income tax purposes.

Taxable Mortgage Pools

        Corporate income tax can be imposed on the net income of certain entities issuing Non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Under those provisions, any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the obligor under debt obligations with two or more maturities, and
(iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Seller generally will structure offerings of Non-REMIC Certificates to avoid the application of the Taxable Mortgage Pool rules.

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Treatment of the Non-REMIC Certificates for Federal Income Tax Purposes
Generally

        The types of Non-REMIC Certificates offered in a Series may include: (i) securities evidencing ownership interests only in the interest payments on the Mortgage Assets assigned to a Trust, net of certain fees, ("IO Certificates");
(ii) securities evidencing ownership interests in the principal, but not the interest, payments on the Mortgage Assets ("PO Certificates"); (iii) securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the Mortgage Assets ("Ratio Certificates"); and (iv) securities evidencing ownership in equal percentages of the principal and interest payments on the Mortgage Assets ("Pass-Through Certificates"). The federal income tax treatment of Non-REMIC Certificates other than Pass-Through Certificates ("Strip Certificates") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Certificates, and potential investors should consult their own tax advisors concerning such treatment.


        Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code Sections, Pass-Through Certificates will be characterized with reference to the Mortgage Assets in the Trust, but it is not clear whether the Strip Certificates will be so characterized. The Service could take the position that the character of the Mortgage Assets is not attributable to the Strip Certificates for purposes of those Sections. However, because the Strip Certificates represent sold ownership rights in the principal and interest payments on the Mortgage Assets, the Strip Certificates, like the Pass-Through Certificates, should be characterized with reference to the Mortgage Assets in the Trust. Accordingly, all Non-REMIC Certificates should be treated as qualifying assets for Thrift Institutions, and as real estate assets for REITs in the same proportion that the Mortgage Assets in the Trust would be so treated. Similarly, the interest income attributable to Non-REMIC Certificates should be considered Qualifying REIT Interest for REIT purposes to the extent that the Mortgage Assets in the Trust qualify as real estate assets for REIT purposes.


        One or more Classes of Certificates may be subordinated to one or more other Classes of Certificates of the same Series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. However, to the extent indicated in the relevant Prospectus Supplement, holders of the subordinated Certificates will be allocated losses that otherwise would have been borne by the holders of the more senior Certificates. Holders of the subordinated Certificates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the ERISA, should consult their own tax advisors before purchasing any subordinated Certificate. See "ERISA Considerations" herein and in the Prospectus Supplement.

Treatment of Pass-Through Certificates

        The holder of a Pass-Through Certificate generally will be treated as owning a pro rata undivided interest in each of the Mortgage Loans, Mortgage Certificates or other assets of the Trust. Accordingly, each Pass-Through Certificateholder will be required to include in income its pro rata share of the entire income from the Trust assets, including interest and discount income, if any. Such Certificateholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Pass-Through Certificate directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds two percent of its adjusted gross income. In addition, Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Section 7703 for taxable year 1991, adjusted each year thereafter for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Each Pass-Through Certificateholder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the Certificateholder otherwise would use the cash receipts and disbursements method.

        The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the Trust assets. The rules regarding discount and premium that are applicable to Non-REMIC Certificates generally are

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the same as those that apply to REMIC Certificates. See "-- REMIC Certificates
- -- "Tax Treatment of REMIC Regular Certificates -- Original Issue Discount," "-- Market Discount," and "-- Amortizable Premium".

        For instruments to which it applies, Section 1272(a)(6) of the Code requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. Unlike in the case of REMIC Regular Certificates, Section 1272(a)(6) technically does not apply to Non-REMIC Certificates. Although the Treasury has authority to apply that section to securities such as the Non-REMIC Certificates, it has not yet done so. Nonetheless, unless and until the release of administrative guidance to the contrary, the Tax Administrator intends to account for the Non-REMIC Certificates as though Section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a class of Non-REMIC Certificates in the same manner as it would account for a class of REMIC Regular Certificates with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administration's position.

        The original issue discount rules generally apply to residential mortgage loans originated after March 2, 1984, and the market discount rules apply to any such loans originated after July 18, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. It is anticipated that most or all of the Mortgage Assets securing any Series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Trust contains Mortgage Assets purchased for prices below their outstanding principal amounts, Pass-Through Certificateholders will be required to take into account original issue discount not previously accrued to the prior holder of such Mortgage Assets. Moreover, if such Mortgage Assets were purchased for less than their adjusted issue prices, Pass-Through Certificateholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Certificateholders generally may elect to amortize any premium paid for Mortgage Assets over the aggregate adjusted issue price of such Mortgage Assets. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Tax Treatment of REMIC Regular Certificates."

Treatment of Strip Certificates

        Many aspects of the federal income tax treatment of the Strip Certificates are uncertain. The discussion below describes the treatment that Special Tax Counsel believes is appropriate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of the Strip Certificates.

        Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any undetached interest payments associated with that principal. The issuances of IO or PO Certificates effects a separation of the ownership of the interest and principal payments on some or all of the Mortgage Assets in the Trust. In addition, the issuance of Ratio Certificates effectively separates and reallocates the proportionate ownership of the interest and principal payments on the Mortgage Assets. Therefore, Strip Certificates will be subject to Section 1286.

        For federal income tax account purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Treasury regulations under Section 1286 (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of that determination,
(i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased, (ii) an aggregation approach similar to the Aggregation Rule (as described in "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount" above) may be applied, and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the

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Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "-- Determination of Income With Respect to Strip Certificates" below.

        The application of Section 1286 of the Code to the Strip Certificates is not entirely clear under current law. It could be interpreted as causing: (i) in the case of an IO Certificate, each interest payment due on the Mortgage Assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Certificate entitled to a disproportionately high share of principal, each excess principal amount (i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ration Certificateholder would have been entitled if he had held an undivided interest in the Mortgage Assets) to be treated as a separate debt instrument; and (iii) in the case of a Ratio Certificate entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition,
Section 1286 would require the purchase price of a Strip Certificate to be allocated among each of the rights to payment on the Mortgage Assets to which the Certificateholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder as a single debt instrument under an aggregation approach, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Certificates are designed to trade as whole investment units and, to the extent that the Underwriter develops a secondary market for the Strip Certificates, it anticipates that the Strip Certificates would trade in such market as whole units. In addition, because no market exists for individual payments on Mortgage Assets, the proper allocation of the Certificate's purchase price to each separate payment on the Mortgage Assets in the Trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Certificate is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Seller intends to treat each Strip Certificate as a single debt instrument for income tax accounting purposes.

Determination of Income With Respect to Strip Certificates

        For purposes of determining the amount of income on a Strip Certificate that accrues in any period, the rules described under "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount," "--Variable Rate Certificates," "-- Interest Weighted Certificates and Non-VRDI Certificates," "-- Market Discount," and "--Amortizable Premium" will apply. PO Certificates, and certain Classes of Ratio Certificates, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Certificate that would meet the definition of an Interest-Weighted Certificate or a Weighted Average Certificate if it were a REMIC Regular Certificate is subject to the same tax accounting considerations applicable to the REMIC Regular Certificate to which it corresponds. Thus, as described in "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Interest Weighted Certificates and Non-VRDI Certificates," certain aspects of the tax accounting treatment of such a Strip Certificate are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such Strip Certificate in the manner described for the corresponding REMIC Regular Certificate. See "--REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Interest Weighted Certificates and Non-VRDI Certificates."

        If a PO Certificate or a Ratio Certificate that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Certificate") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount." PO Certificates and Ratio Certificates issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Certificate, either (i) the amount of original issue discount on the Certificate is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Certificate is no more than one percent lower than the annual stated rate of interest payable on the Mortgage Loan from which the Certificate was stripped. The holders of such securities generally would be required to include market discount in income in the manner described in "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Market Discount."

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Limitations on Deductions With Respect to Strip Certificates

        The holder of a Strip Certificate will be treated as owning an interest in each of the Mortgage Loans, Mortgage Certificates, or other assets of the Trust and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly an individual, trust, or estate that holds a Strip Certificate directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such Certificate as are applicable to holders of Pass- Through Certificates. See "-- Treatment of Pass-Through Certificates" above.

Sale of a Non-REMIC Certificate

        A sale of a Non-REMIC Certificate prior to its maturity will result in gain or loss equal to the difference between the amount received and the holder's adjusted basis in such Certificate. The Rules for computing the adjusted basis of a Non-REMIC Certificate are the same as in the case of a REMIC Regular Certificate. See "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Gain or Loss on Disposition." Gain or loss from the sale or other disposition of a Non-REMIC Certificate generally will be capital gain or loss to a Certificateholder if the Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently, more than twelve months). Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Certificateholder is a financial institution described in Section 582. See "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Gain or Loss on Disposition."

Taxation of Certain Foreign Holders of Non-REMIC Certificates

        Interest, including original issue discount, paid on a Non-REMIC Certificate to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification (as described in "-- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" above). If Foreign Person Certification is not provided, interest (including original issue discount) paid on a Non-REMIC Certificate may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "-- Backup Withholding," below.

        In the case of certain Series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Non-REMIC Certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30 percent rate (or lower treaty rate, if applicable). IO Certificates and PO Certificates generally are treated, and Ratio Certificates generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Certificates, however, the issuance date of the Certificate is determined by the issuance date of the mortgage loans underlying the Trust. Thus, to the extent that the interest received by a holder of a Pass-Through Certificate is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30 percent withholding tax. Moreover, to the extent that a Ratio Certificate is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the Certificate may be subject to the withholding tax. Although recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that such legislation will apply to deny portfolio interest treatment to Certificateholders who are Foreign Persons. However, because the scope of the new legislation is not entirely, clear, investors who are Foreign Persons should consult their tax advisors regarding the potential application of the legislation before purchasing a Certificate.

Backup Withholding

        The application of backup withholding to Non-REMIC Certificates generally is the same as in the case of REMIC Certificates. See "-- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Backup Withholding" above.

Reporting and Tax Administration

        For the purposes of reporting and tax administration, the holders of Non-REMIC Certificates will be treated in the same fashion as the holders of REMIC Regular Certificates. See "-- REMIC Certificates -- Reporting and Tax Administration" above.

        DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CERTIFICATEHOLDERS, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

                            STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS


        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on employee benefit plans within the meaning of Section 3(3) of ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested). ERISA also imposes certain duties on those persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. Investments by employee benefit plans covered by ERISA are subject to the general fiduciary requirements of ERISA, including the requirement of investment prudence and diversification, and the requirement that the employee benefit plan's investments be made in accordance with the documents governing the employee benefit plan.



        In addition, employee benefit plans subject to ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested), and individual retirement accounts and annuities or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" under ERISA and "disqualified persons" under the Code). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon disqualified persons by Section 4975 of the Code (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA). The Seller, the Credit Enhancer, the Underwriters and the Trustee, and certain of their affiliates, might be considered parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless an exemption is available. The United States Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity interest" investment could be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Assets and any other assets of a Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary responsibility standards of ERISA, and transactions occurring between the Seller, the Servicer, the Credit Enhancer, the Underwriters and the Trustee, or any of their affiliates, might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Assets are discussed below.


        DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool which is held in trust and which consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided fractional interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

        For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the covered pooled mortgage loans and 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust.

        In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Servicer, the Credit Enhancer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the Trust, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors before they purchase Certificates.

        In the case of any Plan with respect to which the Seller, the Servicer, the Credit Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by the Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Servicer, the Credit Enhancer or the Trustee.

        Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

        In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTCE 83-1 which may be applicable to the Certificates.

        One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including, but not limited to, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in PTCE 83-1 or one or more of these other exemptions are met, the scope of the relief provided might not cover all acts which might be construed as prohibited transactions.


        Certain Classes of Certificates may not be offered for sale or be transferable to Plans. The Prospectus Supplement for each Series will indicate which Classes of Certificates are subject to restrictions on transfer to Plans.


        Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            LEGAL INVESTMENT MATTERS


        If so specified in the Prospectus Supplement for a Series, the Certificates of such Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant or existing under the laws of the United States or any state, territory or possession of the United States (including the District of Columbia or Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.


        SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

        If specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such Classes of Certificates.


        All depository institutions considering an investment in the Certificates should review the " Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (possibly including certain Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.


        Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Book-Entry Certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        Prospective investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

        The Seller may sell the Certificates offered hereby and by the related Prospectus Supplement either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class of such Series, including the name or names of the Underwriters, the proceeds to and their use by the Seller and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the Underwriters will sell the Certificates will be determined.

        The Certificates of a Series may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the Underwriters will be subject to certain conditions precedent, and the Underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and the purchasers of the Certificates of such Series.

        The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                            INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS


1986 Act......................................................................51
1996 Regulations..............................................................53
30% Test......................................................................66
Accounting Date...............................................................15
Act...........................................................................47
Additional Interest Amount....................................................51
Adjustable Rate...............................................................17
Advance.......................................................................34
Advances.......................................................................5
Adverse Environmental Conditions..............................................46
Agency Securities..............................................................2
Agreement...................................................................1,11
All OID Election..............................................................52
AMT...........................................................................50
ARM Loans.....................................................................18
Asset Proceeds Account......................................................4,26
Asset Value.................................................................2,14
Available Distribution......................................................2,13
Balloon Loans.................................................................10
Bankruptcy Bond...............................................................30
Beneficial Owner..............................................................12
Book-Entry Certificates.....................................................9,12
Buy-Down Loans................................................................18
Cap...........................................................................53
CERCLA........................................................................46
Certificate Guaranty Insurance Policy ........................................28
Certificate Guaranty Insurer..................................................28
Certificateholder ............................................................13
Certificates .............................................................i,1,11
Charter Act ..................................................................23
Class ...................................................................ii,1,11
Cleanup Costs ................................................................46
Code .......................................................................5,48
Commission ...................................................................ii
Compound Interest Certificates ...............................................13
Contingent Payment Obligations ...............................................55
Contingent Payment Regulations ...............................................55
Conventional Home Improvement Loans ...........................................2
Conventional Mortgage Loans.................................................3,17
Converted Mortgage Loan ......................................................21
Cooperative Loans .............................................................2
Cooperatives ..................................................................2
CPR...........................................................................15
Credit Enhancer ...............................................................9
Current Recognition Election .................................................56
Custodial Account ............................................................33
Cut-Off Date..................................................................14
Deemed Principal Payments ....................................................50
Delinquent Mortgage Loan .....................................................21
Depository ...................................................................12
Detailed Description .........................................................17
Disqualified Organization.....................................................61
Distribution Date ..........................................................2,13
DOL ........................................................................7,72
Dominion Capital ...........................................................1,48
Dominion Mortgage ..........................................................1,48
Dominion Resources .........................................................1,48
DTC...........................................................................12
Due Period ...................................................................13
EDGAR ........................................................................ii
EPA ..........................................................................46
ERISA ......................................................................6,72
Excess Premium ...............................................................53
FDIC .........................................................................39
FHA ...........................................................................2
FHA Loans ....................................................................22
FHLMC .........................................................................2
FHLMC Act.....................................................................23
FHLMC Certificate Group ......................................................23
FHLMC Certificates .........................................................3,21
FHLMC Project Certificates ...................................................24
Final Scheduled Distribution Date ............................................ii
Financial Intermediary .......................................................12
First Distribution Period.....................................................52
Fixed Rate ...................................................................17
Floor ........................................................................53
FNMA ..........................................................................2
FNMA Certificates ..........................................................3,21
Foreign Person ...............................................................65
Foreign Person Certification .................................................65
GNMA ..........................................................................2
GNMA Certificates ..........................................................3,21
GNMA Issuer ..................................................................22
Governor .....................................................................53
GPM Loans ....................................................................18
Gross Margin..................................................................17
Guaranty Agreement ...........................................................22
HELOCs ........................................................................2
Housing Act ..................................................................22
HUD ........................................................................3,20
Index ........................................................................17
Interest Adjustment Date......................................................17
Interest Weighted Certificates ...............................................52
Inverse Floater Certificates .................................................55
IO Certificates...............................................................68
Junior Mortgage Loans ........................................................19
Lockout Periods ..............................................................18
Master Servicer ............................................................4,32
Master Servicer Custodial Account ............................................33
Mortgage Assets ...............................................................i
Mortgage Certificates .........................................................2
Mortgage Insurance Loss ......................................................35
Mortgage Interest Rate .......................................................17
Mortgage Loans ................................................................2
Mortgage Note ..............................................................3,17
Mortgage Pool Insurance Policy................................................28
Mortgaged Premises .........................................................3,17
Multi-Family Loans ............................................................2

Multiple Rate VRDI Certificate ...............................................54
NCUA .........................................................................74
Net Rate .....................................................................14
Non-Objective Weighted Average Certificates ..................................55
Nonqualified Interest Amount..................................................52
Non-REMIC Certificates......................................................6,49
Non-VRDI Certificate .........................................................55
NOWA Certificates ............................................................55
NVRIs ........................................................................62
OID Regulations ..............................................................50
Ordinary Ratio Certificate ...................................................70
Originator .................................................................3,18
Pass-Through Certificates ....................................................68
Pass-Through Rate...........................................................1,12
Periodic Rate Cap ............................................................17
Permitted Investments ........................................................39
Plan .........................................................................72
Plan Asset Regulations .....................................................7,72
PMBS Agreement ...............................................................24
PMBS Issuer ..................................................................24
PMBS Servicer ................................................................24
PMBS Trustee .................................................................24
PO Certificates ..............................................................68
Policy Statement .............................................................74
Pool Insurer .................................................................28
Pre-Funding Account ........................................................4,26
Pre-Funding Agreement ......................................................4,26
Pre-Issuance Accrued Interest ................................................52
Prepayment Period ............................................................13
Pricing Prepayment Assumptions ...............................................51
Primary Mortgage Insurance Policies .....................................3,18,35
Private Mortgage-Backed Securities ............................................2
Proposed Mark-to-Market Regulations ..........................................62
PSA...........................................................................15
PTCE 83-1 ....................................................................72
Qualifying REIT Interest .....................................................49
Rating Agency..................................................................7
Ratio Certificates ...........................................................68
Realized Loss.................................................................13
REIT .........................................................................49
REMIC ...................................................................ii,5,48
REMIC Certificates ........................................................48,49
REMIC Regular Certificateholders..............................................50
REMIC Regular Certificates .................................................5,49
REMIC Regulations ............................................................48
REMIC Residual Certificateholders.............................................50
REMIC Residual Certificates ................................................5,49
Remittance Date ..............................................................33
REO Properties ..........................................................4,11,19
Reserve Fund .................................................................30
RIC...........................................................................49
Saxon Mortgage .............................................................3,16
Scheduled Principal Balance ..................................................14
Security Instrument ..........................................................16
Seller ......................................................................i,1
Senior Certificates ..........................................................27
Series ......................................................................i,1
Series REMIC .................................................................49
Service ......................................................................49
Servicer ......................................................................4
Servicer Custodial Account....................................................33
Servicing Agreement ..........................................................32
Single Family Loans ...........................................................2
Single Rate VRDI Certificate .................................................54
SMM...........................................................................15
SMMEA.......................................................................6,74
Special Hazard Insurance Policy ..............................................29
Special Hazard Insurer .......................................................29
Special Servicer ...........................................................4,33
Special Servicing Agreement ..................................................38
Special Tax Counsel ........................................................5,48
Standard Hazard Insurance Policies .........................................3,18
Strip Certificates ...........................................................68
Stripping Regulations ........................................................69
Subordinated Certificates ....................................................27
Superlien.....................................................................46
Superpremium Certificates ....................................................53
Tax Administrator ............................................................50
Taxable Mortgage Pools .......................................................67
Teaser Certificates ..........................................................51
Temporary Mark-to-Market Regulations .........................................62
Thrift Institutions ..........................................................49
TIN ..........................................................................66
Title I Loan Program .......................................................3,20
Title I Loans .................................................................2
TMP ..........................................................................67
Treasury .....................................................................48
True Discount ................................................................51
Trust .......................................................................i,1
Trustee .......................................................................1
UBTI .........................................................................59
UCC...........................................................................44
Underwriters..................................................................75
VA Loans......................................................................22
Variable Rate Certificate.....................................................53
VRDI..........................................................................53
WAM...........................................................................51
Weighted Average Certificates.................................................55

                                    PART II

Item 14.  Other Expenses of Issuance and Distribution

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


        Registration Fee..................................$ 344,830
        Printing and Engraving............................  100,000
        Trustee's Fees and Expenses.......................  100,000
        Legal Fees and Expenses...........................  500,000
        Blue Sky Fees and Expenses........................   10,000
        Accountants' Fees and Expenses....................  150,000
        Rating Agency Fees................................  300,000
        Miscellaneous Fees................................  150,000
                                                          ---------
            Total . . . ..................................$1,654,830


Item 15.  Indemnification of Directors and Officers

        Article 10 of the Virginia Stock Corporation Act provides in substance that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

        Under certain sales agreements entered into by the Seller and various transferors of mortgage-related collateral, such transferors are obligated to indemnify the Seller against certain expenses and liabilities.

        Reference is made to the Standard Terms to Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statements

(a)     Exhibits

          1.1     --      Form of  Underwriting Agreement (including Standard Terms).
          3.1     --      Articles of Incorporation.
          3.2     --      Bylaws.
          4.1     --      Form of Agreement (including Forms of Certificates and Standard Terms).
          5.1     --      Opinion of  Arter & Hadden with respect to legality.
          8.1*    --      Opinion of  Arter & Hadden with respect to tax matters (Registration Statement).
          8.2*    --      Opinion of  Arter & Hadden with respect to tax matters (Prospectus Supplement).
         24.1     --      Consent of Arter & Hadden (included in its opinion filed as Exhibit 5.1).
         24.2     --      Consent of Arter & Hadden (included in its opinion filed as Exhibit 8.1).
         24.3     --      Consent of Arter & Hadden (included in its opinion filed as Exhibit 8.2).
         99.1     --      Form of Certificate Guaranty Insurance Policy.
         99.2     --      Form of Mortgage Pool Insurance Policy.
         99.3     --      Form of Special Hazard Insurance Policy.
         99.4     --      Form of Bankruptcy Bond.


*Filed herewith.


(b)     Financial Statements

        All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

        The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and
(a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as are required by the underwriters to permit prompt delivery to each purchaser.

               (f) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

               (h) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on August 2, 1996.



                                            SAXON ASSET SECURITIES COMPANY

                                            By: /s/ Andrew Sirkis
                                               --------------------------------
                                                Andrew Sirkis
                                                President


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed on August 2, 1996 by the following persons in the capacities indicated.



        Signature                                  Title


/s/ Andrew Sirkis                     Principal Executive Officer and Director
- --------------------------------
        Andrew Sirkis


/s/ Robert Partlow                    Principal Financial Officer and Controller
- --------------------------------
        Robert Partlow


/s/ David L. Heavenridge              Director
- --------------------------------
        David L. Heavenridge


/s/ Charles E. Coudriet               Director
- --------------------------------
        Charles E. Coudriet


/s/ Hayden D. McMillian               Director
- --------------------------------
        Hayden D. McMillian


/s/ Bryan S. Reid                     Director
- --------------------------------
        Bryan S. Reid

                                 EXHIBIT INDEX

          1.1     --      Form of  Underwriting Agreement (including Standard
                          Terms).
          3.1     --      Articles of Incorporation.
          3.2     --      Bylaws.
          4.1     --      Form of Agreement (including Forms of Certificates and
                          Standard Terms).
          5.1     --      Opinion of  Arter & Hadden with respect to legality.
          8.1*    --      Opinion of  Arter & Hadden with respect to tax matters
                          (Registration Statement).
          8.2*    --      Opinion of  Arter & Hadden with respect to tax matters
                          (Prospectus Supplement).
         24.1     --      Consent of Arter & Hadden (included in its opinion
                          filed as Exhibit 5.1).
         24.2     --      Consent of Arter & Hadden (included in its opinion
                          filed as Exhibit 8.1).
         24.3     --      Consent of Arter & Hadden (included in its opinion
                          filed as Exhibit 8.2).
         99.1     --      Form of Certificate Guaranty Insurance Policy.
         99.2     --      Form of Mortgage Pool Insurance Policy.
         99.3     --      Form of Special Hazard Insurance Policy.
         99.4     --      Form of Bankruptcy Bond.

*Filed herewith.